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                                CREDIT AGREEMENT

                          Dated as of November 28, 2000

                                      among

                         SYBRON DENTAL MANAGEMENT, INC.,

      THE SUBSIDIARY SWING LINE BORROWERS FROM TIME TO TIME PARTIES HERETO,

                                KERR CORPORATION

                                       and

                               ORMCO CORPORATION,
                                AS THE BORROWERS

                        SYBRON DENTAL SPECIALTIES, INC.,
                                  AS THE PARENT

          THE INSTITUTIONS FROM TIME TO TIME PARTIES HERETO AS LENDERS

                               ABN AMRO BANK N.V.,
                             AS ADMINISTRATIVE AGENT

                            THE CHASE MANHATTAN BANK,
                              as Syndication Agent

                                       and

                           FIRST UNION NATIONAL BANK,
                             as Documentation Agent

================================================================================

                               ABN AMRO BANK N.V.,
                      AS LEAD ARRANGER AND SOLE BOOKRUNNER

================================================================================
                                 SIDLEY & AUSTIN
                                 Bank One Plaza
                            10 South Dearborn Street
                             Chicago, Illinois 60603

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

                                TABLE OF CONTENTS


ARTICLE I:  DEFINITIONS........................................................................8

     1.1.     Certain Defined Terms............................................................8
     1.2.     References.......................................................................9
     1.3.     Supplemental Disclosure..........................................................9
     1.4.     Rounding and Other Consequential Changes........................................40

ARTICLE II:  THE TERM LOAN AND REVOLVING LOAN FACILITIES......................................40

     2.1.     Term Loans......................................................................40
     2.2.     Revolving Loans.................................................................43
     2.3.     Swing Line Loans................................................................44
     2.4.     Rate Options for all Advances; Maximum Interest Periods.........................47
     2.5.     Optional Payments; Mandatory Prepayments........................................47
     2.6.     Reduction of Commitments........................................................51
     2.7.     Method of Borrowing.............................................................51
     2.8.     Method of Selecting Types, Currency and Interest Periods for Advances...........51
     2.9.     Minimum Amount of Each Advance..................................................52
     2.10.    Method of Selecting Types, Currency and Interest Periods for Conversion and
              Continuation of Advances .......................................................52
     2.11.    Default Rate....................................................................53
     2.12.    Method of Payment...............................................................53
     2.13.    Evidence of Debt................................................................55
     2.14.    Telephonic Notices..............................................................55
     2.15.    Promise to Pay; Interest and Commitment Fees; Non-Utilization Fees; Interest
              Payment Dates; Interest and Fee Basis; Taxes; Loan and Control Accounts.........56
     2.16.    Notification of Advances, Interest Rates, Prepayments and Aggregate Revolving
              Loan Commitment Reductions .....................................................62
     2.17.    Lending Installations...........................................................62
     2.18.    Non-Receipt of Funds by the Administrative Agent................................62
     2.19.    Termination Date................................................................62
     2.20.    Replacement of Certain Lenders..................................................63
     2.21.    Judgment Currency...............................................................64
     2.22.    Market Disruption; Denomination of Amounts in Dollars; Dollar Equivalent of
              Reimbursement Obligations ......................................................64
     2.23.    Election to Opt Out of Eurocurrency Advances by Certain Lenders.................65

ARTICLE III:  THE LETTER OF CREDIT FACILITY...................................................66

     3.1.     Obligation to Issue Letters of Credit...........................................66
     3.2.     [Intentionally Omitted.]........................................................66
     3.3.     Types and Amounts...............................................................66
     3.4.     Conditions......................................................................66
     3.5.     Procedure for Issuance of Letters of Credit.....................................67

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
     3.6.     Letter of Credit Participation..................................................67
     3.7.     Reimbursement Obligation........................................................67
     3.8.     Letter of Credit Fees...........................................................68
     3.9.     Issuing Bank Reporting Requirements.............................................68
     3.10.    Indemnification; Exoneration....................................................69
     3.11.    Cash Collateral.................................................................70

ARTICLE IV:  CHANGE IN CIRCUMSTANCES..........................................................70

     4.1.     Yield Protection................................................................70
     4.2.     Changes in Capital Adequacy Regulations.........................................71
     4.3.     Illegality; Availability of Types of Advances...................................72
     4.4.     Funding Indemnification.........................................................72
     4.5.     Lender Statements; Survival of Indemnity........................................72
     4.6.     Usury...........................................................................72

ARTICLE V:  CONDITIONS PRECEDENT..............................................................73

     5.1.     Initial Advances and Letters of Credit..........................................73
     5.2.     Initial Advance to Each New Subsidiary Swing Line Borrower......................76
     5.3.     Each Advance and Letter of Credit...............................................77

ARTICLE VI:  REPRESENTATIONS AND WARRANTIES...................................................77

     6.1.     Organization; Corporate Powers..................................................78
     6.2.     Authority, Execution and Delivery; Transaction Documents........................78
     6.3.     No Conflict; Governmental Consents..............................................79
     6.4.     Financial Statements............................................................79
     6.5.     No Material Adverse Change......................................................80
     6.6.     Taxes...........................................................................80
     6.7.     Litigation; Loss Contingencies and Violations...................................81
     6.8.     Subsidiaries....................................................................81
     6.9.     ERISA...........................................................................81
     6.10.    Accuracy of Information.........................................................82
     6.11.    Securities Activities...........................................................82
     6.12.    Material Agreements.............................................................82
     6.13.    Compliance with Laws............................................................83
     6.14.    Assets and Properties...........................................................83
     6.15.    Statutory Indebtedness Restrictions.............................................83
     6.16.    Insurance.......................................................................83
     6.17.    Labor Matters...................................................................83
     6.18.    Spin-Off Transactions...........................................................83
     6.19.    Environmental Matters...........................................................84
     6.20.    Solvency........................................................................85
     6.21.    Net Worth Condition.............................................................85
     6.22.    Collateral Documents............................................................85
     6.23.    Special Representations and Warranties of each Subsidiary Swing Line
              Borrower .......................................................................85

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
     6.24.    Foreign Employee Benefit Matters................................................87

ARTICLE VII:  COVENANTS.......................................................................87

     7.1.     Reporting.......................................................................87
     7.2.     Affirmative Covenants...........................................................92
     7.3.     Negative Covenants..............................................................99
     7.4.     Financial Covenants............................................................108

ARTICLE VIII:  DEFAULTS......................................................................111

     8.1.     Defaults.......................................................................111

ARTICLE IX:  ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS AND REMEDIES..............114

     9.1.     Termination of Commitments; Acceleration.......................................114
     9.2.     Defaulting Lender..............................................................114
     9.3.     Amendments.....................................................................115
     9.4.     Preservation of Rights.........................................................117

ARTICLE X:  GUARANTY.........................................................................117

     10.1.    Guaranty.......................................................................117
     10.2.    Waivers; Subordination of Subrogation..........................................117
     10.3.    Guaranty Absolute..............................................................118
     10.4.    Acceleration...................................................................119
     10.5.    Marshaling; Reinstatement......................................................119
     10.6.    Termination Date...............................................................119

ARTICLE XI:  GENERAL PROVISIONS..............................................................119

     11.1.    Survival of Representations....................................................119
     11.2.    Governmental Regulation........................................................120
     11.3.    Performance of Obligations.....................................................120
     11.4.    Headings.......................................................................120
     11.5.    Entire Agreement...............................................................121
     11.6.    Several Obligations; Benefits of this Agreement................................121
     11.7.    Expenses; Indemnification......................................................121
     11.8.    Numbers of Documents...........................................................123
     11.9.    Accounting.....................................................................123
     11.10.   Severability of Provisions.....................................................123
     11.11.   Nonliability of Lenders........................................................123
     11.12.   GOVERNING LAW..................................................................123
     11.13.   CONSENT TO JURISDICTION; VENUE; SERVICE OF PROCESS; JURY TRIAL.................123
     11.14.   Other Transactions.............................................................125
     11.15.   No Strict Construction.........................................................125

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
     11.16.   Subordination of Intercompany Indebtedness.....................................125
     11.17.   Accounting.....................................................................126

ARTICLE XII:  THE ADMINISTRATIVE AGENT.......................................................127

     12.1.    Appointment; Nature of Relationship............................................127
     12.2.    Powers.........................................................................127
     12.3.    General Immunity...............................................................127
     12.4.    No Responsibility for Loans, Creditworthiness, Collateral, Recitals, Etc.......128
     12.5.    Action on Instructions of Lenders..............................................128
     12.6.    Employment of Administrative Agent and Counsel.................................128
     12.7.    Reliance on Documents; Counsel.................................................128
     12.8.    The Administrative Agent's Reimbursement and Indemnification...................128
     12.9.    Rights as a Lender.............................................................129
     12.10.   Lender Credit Decision.........................................................129
     12.11.   Successor Administrative Agent.................................................129
     12.12.   Collateral Documents...........................................................130
     12.13.   No Duties Imposed on Syndication Agent, Documentation Agent or Arranger........131

ARTICLE XIII:  SETOFF; RATABLE PAYMENTS......................................................131

     13.1.    Setoff.........................................................................131
     13.2.    Ratable Payments...............................................................131
     13.3.    Application of Payments........................................................131
     13.4.    Relations Among Lenders........................................................132

ARTICLE XIV:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS..............................133

     14.1.    Successors and Assigns.........................................................133
     14.2.    Participations.................................................................133
     14.3.    Assignments....................................................................134
     14.4.    Confidentiality................................................................137
     14.5.    Dissemination of Information...................................................137

ARTICLE XV:  NOTICES.........................................................................137

     15.1.    Giving Notice..................................................................137
     15.2.    Change of Address..............................................................137

ARTICLE XVI:  COUNTERPARTS...................................................................138

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                             EXHIBITS AND SCHEDULES

                                    EXHIBITS

EXHIBIT A       --    Commitments (Definitions)

EXHIBIT A-1     --    Eurocurrency Payment Offices

EXHIBIT B       --    Form of Borrowing/Election Notice (Sections 2.1, 2.2, 2.3, 2.8
                      and Section 2.10)

EXHIBIT C       --    Form of Request for Letter of Credit (Section 3.4)

EXHIBIT D       --    Form of Assignment and Acceptance Agreement (Sections 2.20 and 14.3)

EXHIBIT E       --    Form of Borrowers' and Guarantors' Counsel's Opinions (Section 5.1)

EXHIBIT F       --    List of Closing Documents (Section 5.1)

EXHIBIT G       --    Form of Officer's Certificate (Sections 5.3 and 7.1(A)(iii))

EXHIBIT H       --    Form of Compliance Certificate (Sections 5.3 and 7.1(A)(iii))

EXHIBIT I       --    Form of Subsidiary Guaranty (Definitions)

EXHIBIT J       --    Form of Pledge Agreement (Definitions)

EXHIBIT K-1     --    Form of Revolving Loan Note (If Requested) (Definitions)

EXHIBIT K-2     --    Form of Tranche A Term Loan Note (If Requested) (Definitions)

EXHIBIT K-3     --    Form of Tranche B Term Loan Note (If Requested) (Definitions)

EXHIBIT L       --    Form of Assumption Letter (Definitions)

EXHIBIT M       --    Form of Alternate Currency Addendum (Definitions)

EXHIBIT N       --    Form of Security Agreement (Definitions)

EXHIBIT O-1     --    Form of Patent Security Agreement (Definitions)

EXHIBIT O-2     --    Form of Trademark Security Agreement  (Definitions)

                             SCHEDULES

Schedule 1.1.1   --   Permitted Existing Indebtedness (Definitions)

Schedule 1.1.2   --   Permitted Existing Investments (Definitions)

Schedule 1.1.3   --   Permitted Existing Liens (Definitions)

Schedule 1.1.4   --   Permitted Existing Contingent Obligations (Definitions)

Schedule 1.1.5   --   Subsidiary Swing Line Borrowers

Schedule 6.3     --   Conflicts; Governmental Consents (Section 6.3)

Schedule 6.4     --   Pro Forma Financial Statements (Section 6.4(A))

Schedule 6.8     --   Subsidiaries (Section 6.8)

Schedule 6.9     --   ERISA (Section 6.9)

Schedule 6.16    --   Insurance (Sections 6.16, 7.1(G) and 7.2(P))

Schedule 6.18    --   Spin-Off Transaction Conditions (Section 6.18)

Schedule 6.19    --   Environmental Matters (Section 6.19)

Schedule 7.3(H)  --   Transactions with SIC (Section 7.3(H))

Schedule 7.3(F)  --   Calculation of Permissible Tax Payments (Section 7.3(F))

                                CREDIT AGREEMENT

         This Credit Agreement dated as of November 28, 2000 is entered into among Sybron Dental Management, Inc., a Delaware corporation ("SDM"), one or more Subsidiary Swing Line Borrowers from time to time parties hereto (whether now existing or hereafter formed), Kerr Corporation, a Delaware corporation ("KERR"), Ormco Corporation, a Delaware corporation ("ORMCO"), Sybron Dental Specialties, Inc., a Delaware corporation, as a Guarantor, the institutions from time to time parties hereto as Lenders, whether by execution of this Agreement or an Assignment Agreement pursuant to Section 14.3, ABN AMRO BANK N.V., in its capacity as administrative agent for itself and the other Lenders (the "ADMINISTRATIVE AGENT"), The Chase Manhattan Bank, as Syndication Agent for itself and the other Lenders and First Union National Bank, as Documentation Agent for itself and the other Lenders. The parties hereto agree as follows:

                             ARTICLE I: DEFINITIONS

         1.1. Certain Defined Terms. In addition to the terms defined above, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined as used in this Agreement:

              "ABN AMRO" means ABN AMRO Bank N.V., in its individual capacity, and its successors.

              "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Parent or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding Equity Interests of another Person.

              "ADMINISTRATIVE AGENT" means ABN AMRO in its capacity as contractual representative for itself and the Lenders pursuant to Article XII hereof and any successor Administrative Agent appointed pursuant to Article XII hereof.

              "ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by some or all of the Lenders to the applicable Borrower of the same Type and, in the case of Eurocurrency Rate Advances, in the same currency (in each case, except as provided in Section 2.23) and for the same Interest Period. Where the context deems appropriate, a borrowing hereunder consisting of a single Swing Line Loan made by the Swing Line Bank to the applicable Swing Line Borrower shall also be considered an "Advance".

              "AFFECTED LENDER" is defined in Section 2.20 hereof.

              "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of ten percent (10%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

              "AGGREGATE REVOLVING LOAN COMMITMENT" means the aggregate of the Revolving Loan Commitments of all the Lenders, as may be adjusted from time to time pursuant to the terms hereof. The initial Aggregate Revolving Loan Commitment is One Hundred Fifty Million and 00/100 Dollars ($150,000,000).

              "AGGREGATE TRANCHE A TERM LOAN COMMITMENT" means the aggregate of the Tranche A Term Loan Commitments of all the Lenders. The Aggregate Tranche A Term Loan Commitment is One Hundred Fifty Million and 00/100 Dollars ($150,000,000).

              "AGGREGATE TRANCHE B TERM LOAN COMMITMENT" means the aggregate of the Tranche B Term Loan Commitments of all the Lenders. The Aggregate Tranche B Term Loan Commitment is One Hundred Fifty Million and 00/100 Dollars ($150,000,000).

              "AGREED CURRENCIES" means (i) Dollars, (ii) so long as such currency remains an Eligible Currency, British Pounds Sterling, Yen or euro, and
(iii) any other Eligible Currency which the applicable Borrower requests the Administrative Agent to include as an Agreed Currency hereunder on or before two
(2) Business Days before such Borrower intends to submit a Borrowing/Election Notice for a Loan in such new Eligible Currency and which new Eligible Currency is acceptable to the Administrative Agent. Notwithstanding any of the foregoing, as applied to the Eurocurrency Base Rate, the "Agreed Currency" shall mean Dollars (x) with respect to any Term Loan for which the requested Rate Option is the Eurocurrency Rate and (y) with respect to any Revolving Loan for which the requested Rate Option is the Eurocurrency Rate at any time that the aggregate outstanding principal Dollar Amount of all Eurocurrency Rate Advances requested in Agreed Currencies other than Dollars exceeds the Maximum Non-Eurodollar Eurocurrency Amount.

              "AGREEMENT" means this Credit Agreement, as it may be amended, restated or otherwise modified and in effect from time to time.

              "AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles as in effect in the United States from time to time, applied in a manner consistent with that used in preparing the audited financial statements of SDM referred to in Section 6.4(B)(i) hereof, provided, however, that, except as provided in Section 11.17, with respect to the calculation of financial ratios and other financial tests required by this Agreement, "Agreement Accounting Principles" means generally accepted accounting principles as in effect in the United States as of the date of this Agreement, applied in a manner consistent with that used in preparing the audited financial statements of SDM referred to in Section 6.4(B)(i) hereof.

              "ALTERNATE BASE RATE" means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate for such day and
(ii) the sum of (a) the Federal Funds Effective Rate for such day and (b) one-half of one percent (0.5%) per annum.

              "ALTERNATE CURRENCY" shall mean (i) only so long as such currency remains an Eligible Currency, British Pounds Sterling, Yen or euro; and (ii) any other Eligible Currency which the applicable Subsidiary Swing Line Borrower requests the Swing Line Bank to include as an Alternate Currency hereunder and which is acceptable to the Swing Line Bank and with respect to which an Alternate Currency Addendum has been executed by a Subsidiary Swing Line Borrower and the Swing Line Bank in connection therewith.

              "ALTERNATE CURRENCY ADDENDUM" means an addendum substantially in the form of Exhibit M with such modifications thereto as shall be approved by the Administrative Agent and the Swing Line Bank.

              "ALTERNATE CURRENCY SWING LINE LOAN" means any Swing Line Loan denominated in an Alternate Currency made by the Swing Line Bank to a Swing Line Borrower pursuant to Section 2.3 and an Alternate Currency Addendum.

              "APPLICABLE COMMITMENT FEE PERCENTAGE" means, as at any date of determination, the rate per annum then applicable in the determination of the amount payable under Section 2.15(C)(i) hereof determined in accordance with the provisions of Section 2.15(D)(ii) hereof.

              "APPLICABLE EUROCURRENCY MARGIN" means, as at any date of determination, the rate per annum then applicable to Eurocurrency Rate Loans or Opt-Out Loans which are Revolving Loans, Tranche A Term Loans or Tranche B Term Loans, as applicable, determined in accordance with the provisions of Section 2.15(D)(ii) hereof.

              "APPLICABLE FLOATING RATE MARGIN" means, as at any date of determination, the rate per annum then applicable to Floating Rate Loans which are Revolving Loans, Tranche A Term Loans or Tranche B Term Loans, as applicable, determined in accordance with the provisions of Section 2.15(D)(ii) hereof.

              "APPLICABLE L/C FEE PERCENTAGE" means, as at any date of determination, a rate per annum equal to the Applicable Eurocurrency Margin for Revolving Loans and Tranche A Term Loans in effect on such date.

              "APPLICABLE PRO RATA SHARE" means, for any Lender, such Lender's Revolving Loan Pro Rata Share or Tranche A Pro Rata Share or Tranche B Pro Rata Share, as applicable.

              "APPROVED FUND" means, with respect to any Lender that is a fund or commingled investment vehicle that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

              "ARRANGER" means ABN AMRO, in its capacity as the lead arranger and sole bookrunner for the loan transaction evidenced by this Agreement.

              "ASSIGNMENT AGREEMENT" means an assignment and acceptance agreement entered into in connection with an assignment pursuant to Section 14.3 hereof in substantially the form of Exhibit D.

              "ASSET SALE" means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including, without limitation, (x) by way of a sale-leaseback transaction, (y) the sale or other transfer of any of the Equity Interests of any Subsidiary of such Person, but not the Equity Interests of such Person and (z) the sale, conveyance, disposition or other transfer of any Hedging Arrangement, excluding the ordinary course exercise of rights under foreign currency exchange options or foreign currency forward agreements, in either case, where the exercising of such rights would not jeopardize favorable treatment of such foreign currency Hedging Arrangements under FAS 133) to any Person, other than the sale of Inventory in the ordinary course of business.

              "ASSUMPTION LETTER" means a letter of a Subsidiary of SDM addressed to the Lenders in substantially the form of Exhibit L hereto pursuant to which such Subsidiary agrees to become a "SUBSIDIARY SWING LINE BORROWER" and agrees to be bound by the terms and conditions hereof.

              "AUTHORIZED OFFICER" means any of the president, any vice president or chief financial officer of the Parent, SDM, Kerr or Ormco, as applicable, or any other persons authorized by the board of directors of the Parent, SDM, Kerr or Ormco, as applicable, and disclosed to the Administrative Agent in writing, in each case, acting singly.

              "BANK BOOK" means the Confidential Information Memorandum as posted to IntraLinks on October 31, 2000.

              "BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan or a Foreign Employee Benefit
Plan) in respect of which the Parent or any other member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

              "BORROWER" means, as applicable, SDM, any Subsidiary Swing Line Borrower and each Term Loan Borrower, together with their permitted respective successors and assigns, including, without limitation, a debtor-in-possession on behalf of such Borrower; and "BORROWERS" shall mean, collectively, SDM, the Subsidiary Swing Line Borrowers and the Term Loan Borrowers.

              "BORROWING DATE" means a date on which an Advance or Swing Line Loan is made hereunder.

              "BORROWING/ELECTION NOTICE" is defined in Section 2.8 hereof.

              "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of Loans bearing interest at the Eurocurrency Rate, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and New York, New York and on which dealings in Dollars and the other Agreed Currencies are carried on in the London interbank market and (ii) for all other purposes a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and New York, New York.

              "CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including Capitalized Leases and Permitted Purchase Money Indebtedness) by the Parent and its consolidated Subsidiaries during that period that, in conformity with Agreement Accounting Principles, are required to be included in or reflected by the property, plant, Equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Parent and its Subsidiaries, excluding any such expenditures paid as a portion of the purchase price in connection with a Permitted Acquisition.

              "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

              "CAPITALIZED LEASE" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

              "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

              "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (ii) domestic and Eurocurrency certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies, the long-term indebtedness of which institution at the time of acquisition is rated A- (or better) by S&P or A3 (or better) by Moody's, and which certificates of deposit and time deposits are fully protected against currency fluctuations for any such deposits with a term of more than ninety (90) days; (iii) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to (x) investment grade securities (i.e., securities rated at least A- by S&P or at least A3 by Moody's) and (y) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 by Moody's (all such institutions being, "QUALIFIED INSTITUTIONS"); and (iv) commercial paper of Qualified Institutions; provided that the maturities of such Cash Equivalents shall not exceed three hundred sixty-five (365) days.

              "CASH INTEREST EXPENSE" means, for any period, the total interest expense of the Parent and its consolidated Subsidiaries, whether paid or accrued, including, without limitation, (a) the interest component of Capitalized Leases, (b) commitment and letter of credit fees, (c) net payments (if any) pursuant to Hedging Arrangements relating to interest rate protection, and (d) the discount or implied interest component of Off-Balance Sheet Liabilities, but excluding interest expense not payable in cash (including amortization of discount and deferred financing fees), all as determined in conformity with Agreement Accounting Principles.

              "CASH INTEREST EXPENSE COVERAGE RATIO" is defined in Section 7.4(B) hereof.

              "CHANGE" is defined in Section 4.2 hereof.

              "CHANGE OF CONTROL" means an event or series of events by which:

                           (a) any "person" or "group" (as such terms are used
              in Sections 13(d) and 14(d) of the Securities Exchange Act of
              1934), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, provided that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of twenty percent (20%) or more of the combined voting power of the Parent's outstanding Capital Stock ordinarily having the right to vote at an election of directors; or

                           (b) the majority of the board of directors of the
              Parent fails to consist of Continuing Directors; or

                           (c) the Parent consolidates with or merges into
              another corporation or conveys, transfers or leases all or substantially all of its property to any Person, or any corporation consolidates with or merges into the Parent, in either event pursuant to a transaction in which the outstanding Capital Stock of the Parent is reclassified or changed into or exchanged for cash, securities or other property; or

                           (d) the Parent shall cease to own and control,
              directly or indirectly, one hundred percent (100%) of the issued and outstanding Capital Stock of any Borrower at any time that such Borrower has Loans outstanding (it being understood that upon the occurrence and during the continuance of a Change of Control of the type described in this clause (d), such Borrower shall not be permitted to borrow any Loans hereunder or under any applicable Alternate Currency Addendum).

              "CLOSING DATE" means the date on which the initial Loans are made hereunder, subject to the satisfaction in full of the conditions precedent to such Loans set forth in Article V hereof and the consummation of the Spin-Off.

              "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

              "COLLATERAL" means all property and interests in property now owned or hereafter acquired by the Parent or any Subsidiary Guarantor in or upon which a security interest, Lien or mortgage is granted to the Administrative Agent, for the benefit of the Holders of Secured Obligations, or to the Administrative Agent, for the benefit of the Lenders, whether under the Security Agreement, a Pledge Agreement, any of the other Collateral Documents or any of the other Loan Documents.

              "COLLATERAL DOCUMENTS" means all agreements, instruments and documents executed in connection with this Agreement that are intended to create or evidence Liens to secure the Secured Obligations, including, without limitation, the Security Agreement, the Pledge Agreements, the Collection Account Agreements, the Intellectual Property Security Agreements, the Real Property Documents and all other security agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by or on behalf of the Parent or any Subsidiary Guarantors and delivered to the Administrative Agent or any of the Lenders, together with all agreements and documents referred to therein or contemplated thereby.

         "COLLECTION ACCOUNT" means each lock-box and blocked depository account maintained by the Parent or any Subsidiary Guarantor, subject to a Collection Account Agreement, for the collection of Receivables and other proceeds of Collateral.

         "COLLECTION ACCOUNT AGREEMENT" means a written agreement, substantially in the form attached as Exhibit C to the Security Agreement, among the Parent or any Subsidiary Guarantor, the Administrative Agent (for the benefit of itself and the Holders of Secured Obligations), and, as applicable, each of the banks at which such Borrower or Subsidiary Guarantor maintains a Collection Account, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

         "COLLECTION ACCOUNT BLOCKAGE DATE" means the date following the occurrence of a Default on which the Administrative Agent or the Required Lenders, in the Administrative Agent's or the Required Lenders' sole discretion, instruct(s) any financial institution party to a Collection Account Agreement (as described in such Collection Account Agreement) to remit, during the continuance of such Default, all amounts deposited in the Collection Account to the Administrative Agent or as the Administrative Agent shall direct.

         "COMMISSION" means the Securities and Exchange Commission of the United States of America and any Person succeeding to the functions thereof.

         "COMMITMENT" means, for each Lender, collectively, such Lender's Revolving Loan Commitment, Tranche A Term Loan Commitment and Tranche B Term Loan Commitment.

         "CONSOLIDATED ASSETS" means the total assets of the Parent and its Subsidiaries on a consolidated basis.

         "CONSOLIDATED NET WORTH" means, at a particular date, all amounts which would be included under shareholders' or members' equity on the consolidated balance sheet for the Parent and its consolidated Subsidiaries as determined in accordance with Agreement Accounting Principles.

         "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls ("PCBS"), or any constituent of any such substance or waste, and includes but is not limited to these terms as defined in Environmental, Health or Safety Requirements of Law.

         "CONTINGENT OBLIGATION", as applied to any Person, means any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received. The amount of any Contingent Obligation shall be equal to the present value of the portion of the obligation so guaranteed or otherwise supported, in the case of known recurring obligations, and the maximum reasonably anticipated liability in respect of the portion of the obligation so guaranteed or otherwise supported assuming such Person is required to perform thereunder, in all other cases.

         "CONTINUING DIRECTOR" means, with respect to any person as of any date of determination, any member of the board of directors of such Person who (a) was a member of such board of directors on the Closing Date, or (b) was nominated for election or elected to such board of directors with the approval of the required majority of the Continuing Directors who were members of such board at the time of such nomination or election.

         "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

         "CONTRIBUTION AGREEMENT" means that certain Contribution Agreement, Plan and Agreement of Reorganization and Distribution dated as of November 28, 2000 between SIC and the Parent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "CONTROLLED GROUP" means the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Parent; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Parent; and
(iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Parent, any corporation described in clause
(i) above or any partnership or trade or business described in clause (ii) above.

         "CURE LOAN" is defined in Section 9.2(iii) hereof.

         "CUSTOMARY PERMITTED LIENS" means:

         (i) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or any such proceeding after being commenced is stayed) which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

         (ii) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen, service providers or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

         (iii) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such Liens do not in the aggregate materially detract from the value of the Parent's or any of its Subsidiary's assets or property taken as a whole or materially impair the use thereof in the operation of the businesses taken as a whole, and (B) all Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount exceeding $10,000,000;

         (iv) Liens arising with respect to zoning restrictions, easements, encroachments, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges, restrictions or encumbrances on the use of real property which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Parent or any of its Subsidiaries;

         (v) Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against the Parent or any of its Subsidiaries which do not constitute a Default under Section 8.1(H) hereof; and

         (vi) any interest or title of the lessor or licensor in the property subject to any operating lease or license entered into by the Parent or any of its Subsidiaries in the ordinary course of business.

         "DECISION PERIOD" is defined in Section 7.2(Q) hereto.

         "DECISION RESERVE" is defined in Section 7.2(Q) hereto.

         "DEFAULT" means an event described in Article VIII hereof.

         "DESIGNATED PREPAYMENT" is defined in Section 2.5(B)(i)(f) hereof.

         "DISQUALIFIED STOCK" means any preferred stock and any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the latest of (i) the Revolving Loan Termination Date, (ii) the Tranche A Term Loan Termination Date and (iii) the Tranche B Term Loan Termination Date.

         "DISQUALIFYING EVENT" is defined in the definition of "Eligible Currency" below.

         "DOCUMENTATION AGENT" means First Union National Bank and its successors.

         "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

         "DOLLAR" and "$" means dollars in the lawful currency of the United States of America.

         "DOLLAR AMOUNT" of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the Equivalent Amount of Dollars if such currency is any currency other than Dollars.

         "DOLLAR DENOMINATED SWING LINE LOAN" means a Loan made available to SDM by the Swing Line Bank pursuant to Section 2.3 hereof.

         "DOMESTIC INCORPORATED SUBSIDIARY" means a Subsidiary of the Parent organized under the laws of a jurisdiction located in the United States of America.

         "EBITDA" means, for any period, on a consolidated basis for the Parent and its Subsidiaries, the sum of the amounts for such period, without duplication, calculated in each case in accordance with Agreement Accounting Principles, of (i) Net Income, plus (ii) Cash Interest Expense to the extent deducted in computing Net Income, plus (iii) charges against income for foreign, federal, state and local taxes to the extent deducted in computing Net Income, plus (iv) depreciation expense to the extent deducted in computing Net Income, plus (v) amortization expense, including, without limitation, amortization of goodwill and other intangible assets to the extent deducted in computing Net Income, plus (vi) non-cash charges classified as long-term deferrals in accordance with Agreement Accounting Principles to the extent deducted in computing Net Income, plus (vii) other extraordinary non-cash charges and other non-cash charges from discontinued operations to the extent deducted in computing Net Income minus (viii) extraordinary non-cash credits or gains and non-cash credits or gains from discontinued operations, in each case to the extent added in computing Net Income, plus (ix) to the extent deducted in computing Net Income, the lesser of (a) five percent (5%) of Net Income and (b) non-recurring cash charges or losses, charges or losses from discontinued operations and extraordinary cash charges or losses (minus, to the extent included in computing Net Income, non-recurring cash gains, gains from discontinued operations and extraordinary cash gains).

EBITDA for any period shall be calculated to be the actual amount for such period for the Parent and its consolidated Subsidiaries; provided, (a) upon the consummation of any Permitted Acquisition, for calculations made from and after such acquisition, EBITDA shall be calculated on a pro forma basis including the target's historical EBITDA for the applicable period using historical financial statements obtained from the seller, broken down by fiscal quarter in the Parent's reasonable judgment (the amounts from which shall be unadjusted unless adjustments thereto shall have been approved in writing by the Administrative Agent) and (b) upon the consummation of a disposition of a business permitted hereunder, for calculations made from and after such disposition, EBITDA shall be calculated on a pro forma basis excluding the historical EBITDA for the applicable period for such disposed business.

         "EFFECTIVE DATE" means November 28, 2000.

         "ELIGIBLE CURRENCY" means any currency other than Dollars with respect to which the Administrative Agent or the applicable Borrower has not given notice in accordance with Section 2.22 and that is readily available, freely traded, in which deposits are customarily offered to banks in the London interbank market, convertible into Dollars in the international interbank market available to the Lenders in such market and as to which an Equivalent Amount may be readily calculated. If, after the designation pursuant to the terms of this Agreement of any currency as an Agreed Currency or Alternate Currency, currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, such country's currency is, in the determination of the Administrative Agent, no longer readily available or freely traded or (ii) as to which, in the determination of the Administrative Agent, an Equivalent Amount is not readily calculable (each of clause (i) and (ii), a "DISQUALIFYING EVENT"), then the Administrative Agent shall promptly notify the Lenders and the Borrowers, and such country's currency shall no longer be an Agreed Currency or Alternate Currency until such time as the Disqualifying Event(s) no longer exist, but in any event within five (5) Business Days of receipt of such notice from the Administrative Agent, the applicable Borrowers shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loan into Loans in Dollars or another Agreed Currency or Alternate Currency, subject to the other terms contained in Articles II and IV.

         "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" means all Requirements of Law derived from or relating to foreign, federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq., and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., in each case including any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder, and any state or local equivalent thereof.

         "ENVIRONMENTAL LIEN" means a lien in favor of any Governmental Authority for (a) any liability under Environmental, Health or Safety Requirements of Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

         "ENVIRONMENTAL PROPERTY TRANSFER ACT" means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called "Industrial Site Recovery Act" or "Responsible Property Transfer Act."

         "EQUIPMENT" means all of the Parent's and its Subsidiaries' present and future (i) equipment, including, without limitation, machinery, manufacturing, distribution, selling, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures, (ii) other tangible personal property (other than the Parent's or the respective Subsidiaries' Inventory), and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

         "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "EQUIVALENT AMOUNT" of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetic mean of the buy and sell spot rates of exchange of the Administrative Agent in the London interbank market (or other market where the Administrative Agent's foreign exchange operations in respect of such currency are then being conducted) for such other currency at or about 11:00 a.m. (local time) two (2) Business Days prior to the date on which such amount is to be determined, rounded up to the nearest amount of such currency as determined by the Administrative Agent from time to time; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such amount, and such determination shall be conclusive absent manifest error.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

         "EURO" means the euro referred to in the Council Regulation (E.C.) No. 1103/97 dated 17 June 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of the Economic and Monetary Union.

         "EUROCURRENCY BASE RATE" means, with respect to a Eurocurrency Rate Loan for the relevant Interest Period, either (1) the rate of interest per annum equal to the rate for deposits in the Agreed Currency in the approximate amount of the Administrative Agent's pro rata share of such Eurocurrency Base Rate Advance with a maturity approximately equal to the applicable Interest Period for such Eurocurrency Rate Advance which appears on Telerate Page 3740 or Telerate Page 3750, as applicable, or, if there is more than one such rate, the average of such rates rounded to the nearest 1/100 of 1%, as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or (ii) if no such rate of interest appears on Telerate Page 3740 or Telerate Page 3750, as applicable, for any specified Interest Period, the rate at which deposits in the Agreed Currency are offered by the Administrative Agent to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of the Administrative Agent's pro rata share of such Eurocurrency Rate Advance and having a maturity approximately equal to such Interest Period, in each case adjusted for full Reserves. The terms "Telerate Page 3740" and "Telerate Page 3750" mean the display designated as "Page 3740" and "Page 3750", as applicable, on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3740 or Page 3750, as applicable, on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest rate settlement rates for the relevant currency). Any

Eurocurrency Base Rate determined on the basis of the rate displayed on Telerate Page 3740 or Telerate Page 3750 in accordance with the foregoing provisions of this subparagraph shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one hour of the time when such rate is first displayed by such service. Notwithstanding any of the foregoing, the Agreed Currency in this definition of "Eurocurrency Base Rate" shall be Dollars (x) with respect to any Term Loan for which the requested Rate Option is the Eurocurrency Rate and (y) with respect to any Revolving Loan for which the requested Rate Option is the Eurocurrency Rate at any time that the aggregate outstanding principal Dollar Amount of all Eurocurrency Rate Advances in Agreed Currencies other than Dollars exceeds the Maximum Non-Eurodollar Eurocurrency Amount.

         "EUROCURRENCY PAYMENT OFFICE" of the Administrative Agent shall mean, for each of the Agreed Currencies, any agency, branch or Affiliate of the Administrative Agent, specified as the "Eurocurrency Payment Office" for such Agreed Currency in Exhibit A-1 hereto or such other agency, branch, Affiliate or correspondence bank of the Administrative Agent, as it may from time to time specify to the applicable Borrowers and each Lender as its Eurocurrency Payment Office.

         "EUROCURRENCY RATE" means, with respect to a Eurocurrency Rate Loan for the relevant Interest Period, the Eurocurrency Base Rate applicable to such Interest Period plus the then Applicable Eurocurrency Margin, changing as and when the Applicable Eurocurrency Margin changes.

         "EUROCURRENCY RATE ADVANCE" means an Advance which bears interest at the Eurocurrency Rate; provided, that each reference herein to a Eurocurrency Rate Advance shall include any component of such Advance which is funded in Opt-Out Loans pursuant to Section 2.23.

         "EUROCURRENCY RATE LOAN" means a Loan made on a fully syndicated basis pursuant to Section 2.1 or 2.2 (subject to Section 2.23), which bears interest at the Eurocurrency Rate.

         "EXCESS CASH FLOW" means, without duplication, an amount, for the Parent and its consolidated Subsidiaries, determined annually, equal to:

             (i)    EBITDA for such year,

    minus    (ii)   income taxes paid in cash for such year,

    minus    (iii)  Capital Expenditures paid in cash during such year,

    minus    (iv)   Cash Interest Expense for such year,

    minus    (v)    scheduled amortization of the principal portion of the Term
                    Loans and scheduled amortization of the principal portion of all other Indebtedness of the Parent and its Subsidiaries during such year;

    minus    (vi)   Restricted Payments permitted to be made hereunder during
                    such year;

in each case as calculated in accordance with Agreement Accounting Principles and based on the audited financial statements of the Parent and its consolidated Subsidiaries.

         "EXCLUDED PROCEEDS" is defined in Section 7.2(Q) hereto.

         "EXCLUDED REAL PROPERTY SALES" means (i) the sale of real property owned by Metrex Research Corp. located in Parker, Colorado and (ii) the sale of real property owned by Ormco located in San Diego, California which, in either case, shall occur on or before March 31, 2002.

         "EXISTING SIC CREDIT AGREEMENT" means that certain Third Amended and Restated Credit Agreement dated as of July 29, 1999 among SIC, Ormco, Kerr, Nalge Nunc International Corporation, Erie Scientific Company, Barnstead Thermolyne Corporation and Remel Inc., as the borrowers thereunder, the lenders parties thereto, Chase Securities Inc., as arranger, and The Chase Manhattan Bank as administrative agent for the lenders, as the same has been amended, restated, supplemented or otherwise modified from time to time prior to the Closing Date.

         "FACILITY TERMINATION DATE" shall mean the date on which all of the Termination Conditions have been satisfied.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

         "FINAL ADJUSTMENT DATE" means the last date on which the opening pro forma balance sheet of the Parent and its consolidated Subsidiaries, after giving effect to the Spin-Off Transactions, is adjusted, which shall occur no later than February 14, 2001.

         "FINANCING" means, with respect to any Person, the issuance or sale by such Person of any Disqualified Stock, Equity Interests of such Person or any Indebtedness consisting of debt securities of such Person.

         "FIXED CHARGE COVERAGE RATIO" is defined in Section 7.4(D) hereof.

         "FLOATING RATE" means, for any day for any Loan, a rate per annum equal to the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes, plus the then Applicable Floating Rate Margin.

         "FLOATING RATE ADVANCE" means an Advance which bears interest at the Floating Rate.

         "FLOATING RATE LOAN" means a Loan, or portion thereof, which bears interest at the Floating Rate.

         "FOREIGN EMPLOYEE BENEFIT PLAN" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Parent, any of its Subsidiaries or any members of its Controlled Group and is not covered by ERISA pursuant to ERISA Section 4(b)(4).

         "FOREIGN INCORPORATED SUBSIDIARY" means a Subsidiary of the Parent which is not a Domestic Incorporated Subsidiary.

         "FOREIGN PENSION PLAN" means any employee benefit plan as described in
Section 3(3) of ERISA for which the Parent or any member of its Controlled Group is a sponsor or administrator and which (i) is maintained or contributed to for the benefit of employees of the Parent, any of its Subsidiaries or any member of its Controlled Group, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

         "FORM 10" means the Form 10 General Form for the Registration of Securities filed by the Parent on October 12, 2000 (File No. 001-16057) with the Commission in connection with the Spin-Off, together with all exhibits and appendices thereto, as amended prior to the Closing Date.

         "FUNDAMENTAL CHANGE" is defined in Section 7.3(I).

         "GOVERNMENTAL ACTS" is defined in Section 3.10(A) hereof.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

         "GROSS NEGLIGENCE" means recklessness, or actions taken or omitted with conscious indifference to or the complete disregard of consequences or rights of others affected. Gross Negligence does not mean the absence of ordinary care or diligence, or an inadvertent act or inadvertent failure to act. If the term "gross negligence" is used with respect to the Administrative Agent or any Lender or any indemnitee in any of the other Loan Documents, it shall have the meaning set forth herein.

         "GUARANTOR" means (i) the Parent and (ii) each Subsidiary Guarantor, as applicable.

         "HEDGING AGREEMENTS" is defined in Section 7.3(P) hereof.

         "HEDGING ARRANGEMENTS" is defined in the definition of "Hedging Obligations" below.

         "HEDGING OBLIGATIONS" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants or any similar derivative transactions ("HEDGING ARRANGEMENTS"), and (ii) any and all cancellations, buy-backs, reversals, terminations or assignments of any of the foregoing.

         "HOLDERS OF SECURED OBLIGATIONS" means the holders of the Secured Obligations from time to time and shall include (i) each Lender (including the Swing Line Bank) in respect of its Loans, (ii) the Issuing Bank in respect of Reimbursement Obligations owed to it, (iii) the Administrative Agent, the Lenders and the Issuing Bank in respect of all other present and future obligations and liabilities of the Parent or any of its Subsidiaries (including, without limitation, each Borrower) of every type and description arising under or in connection with this Agreement or any other Loan Document, (iv) each Indemnitee in respect of the obligations and liabilities of the Parent or any of its Subsidiaries to such Person hereunder or under the other Loan Documents, (v) each Lender (or Affiliate thereof), in respect of all Hedging Obligations of the Parent and its Subsidiaries to such Lender (or such Affiliate) as exchange party or counterparty under any Hedging Agreements, and (vi) their respective successors, transferees and assigns.

         "HOME COUNTRY" is defined in Section 6.23(A).

         "INDEBTEDNESS" of a Person means, without duplication, such Person's
(a) obligations for borrowed money, including, without limitation, subordinated indebtedness, (b) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property or assets now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, other instruments, (e) Capitalized Lease Obligations, (f) Contingent Obligations, (g) obligations with respect to letters of credit and letter of credit reimbursement arrangements, (h) Hedging Obligations, (i) Off-Balance Sheet Liabilities, (j) Receivables Facility Attributed Indebtedness and (k) Disqualified Stock. The amount of Indebtedness of any Person at any date shall be without duplication (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such Contingent Obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.

         "INDEMNIFIED MATTERS" is defined in Section 11.7(B) hereof.

         "INDEMNITEES" is defined in Section 11.7(B) hereof.

         "INITIAL ADJUSTMENT DATE" means the initial date on which the opening pro forma balance sheet of the Parent and its consolidated Subsidiaries, after giving effect to the Spin-Off Transactions, is adjusted, which adjustments shall occur within thirty (30) days following the consummation of the Spin-Off.

         "INSOLVENCY EVENT" is defined in Section 11.16 hereof.

         "INTELLECTUAL PROPERTY SECURITY AGREEMENTS" means those certain Patent Security Agreements, Trademark Security Agreements, substantially in the forms of Exhibits O-1 and O-2 and and/or Copyright Security Agreements, if applicable, in form and substance acceptable to the Administrative Agent, executed of even date herewith or hereafter by the Parent or any Subsidiary Guarantor in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations, in each case as amended, restated, supplemented or otherwise modified from time to time.

         "INTERCOMPANY INDEBTEDNESS" is defined in Section 11.16 hereof.

         "INTEREST PERIOD" means with respect to a Eurocurrency Rate Loan or Opt-Out Loan, a period of one (1), two (2), three (3) or six (6) months, commencing on a Business Day selected by the applicable Borrower on which a Eurocurrency Rate Advance is made to such Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day. Each Opt-Out Loan shall have the same Interest Period as the related Eurocurrency Rate Loan in the applicable Opt-Out Currency.

         "INVENTORY" shall mean any and all goods, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by the Parent or any of its consolidated Subsidiaries, which are held for sale or lease, furnished under any contract of service or held as raw materials, work in process or supplies, and all materials used or consumed in the business of the Parent or any of its Subsidiaries, and shall include all right, title and interest of the Parent or any of its of Subsidiaries in any property the sale or other disposition of which has given rise to Receivables and which has been returned to or repossessed or stopped in transit by the Parent or any of its Subsidiaries.

         "INVESTMENT" means, with respect to any Person, (i) any purchase or other acquisition by that Person of any Indebtedness, Equity Interests or other securities, or of a beneficial interest in any Indebtedness, Equity Interests or other securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business (whether of a division, branch, unit operation, or otherwise) conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

         "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

         "ISSUING BANK" means ABN AMRO or any of its Affiliates in its separate capacity as an issuer of Letters of Credit pursuant to Section 3.1.

         "KERR" is defined in the Preamble.

         "L/C DOCUMENTS" is defined in Section 3.4(i) hereof.

         "L/C DRAFT" means a draft drawn on the Issuing Bank pursuant to a Letter of Credit.

         "L/C INTEREST" is defined in Section 3.6 hereof.

         "L/C OBLIGATIONS" means, without duplication, an amount equal to the sum of (i) the aggregate of the amount then available for drawing under each of the Letters of Credit, (ii) the amount equal to the stated amount of all outstanding L/C Drafts corresponding to the Letters of Credit, which L/C Drafts have been accepted by the applicable Issuing Bank, (iii) the aggregate outstanding amount of all Reimbursement Obligations at such time and (iv) the aggregate amount equal to the stated amount of all Letters of Credit requested by SDM but not yet issued (unless the request for an unissued Letter of Credit has been denied).

         "LENDERS" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "LENDING ENTITY" is defined in Section 11.16 hereof.

         "LENDING INSTALLATION" means, with respect to a Lender or the Administrative Agent, any office, branch, subsidiary or affiliate of such Lender or the Administrative Agent.

         "LETTER OF CREDIT" means the standby letters of credit to be issued by the Issuing Bank pursuant to Section 3.1 hereof.

         "LEVERAGE RATIO" is defined in Section 7.4(A)(2) hereof.

         "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "LOAN(S)" means, with respect to a Lender, such Lender's portion of any Advance made pursuant to Section 2.1 or Section 2.2 hereof, and in the case of the Swing Line Bank, any Swing Line Loan made pursuant to Section 2.3 hereof, and collectively, all Tranche A Term Loans, Tranche B Term Loans, Revolving Loans and Swing Line Loans, whether made or continued as or converted to Floating Rate Loans, Eurocurrency Rate Loans or otherwise (including whether made, continued as or converted to Opt-Out Loans as required by Section 2.23).

         "LOAN ACCOUNT" is defined in Section 2.13(A) hereof.

         "LOAN DOCUMENTS" means this Agreement, each Alternate Currency Addendum executed hereunder, each Assumption Letter executed hereunder, the Collateral Documents

(including the Guarantees and the Pledge Agreements), and all other documents, instruments, notes and agreements executed in connection therewith or contemplated thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

         "LOAN PARTIES" is defined in Section 5.1(ii)(1) hereof.

         "MARGIN STOCK" shall have the meaning ascribed to such term in Regulation U.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (a) the business, financial condition, operations or prospects of any Borrower or the Parent and its Subsidiaries, taken as a whole, (b) the collective ability of the Parent and its Subsidiaries to perform their respective obligations under the Loan Documents, or (c) the ability of the Lenders or the Administrative Agent to enforce the Obligations or their rights with respect to the Collateral.

         "MATERIAL DOMESTIC SUBSIDIARY" means each consolidated Domestic Incorporated Subsidiary (a) the total assets of which exceed, as at the end of any calendar quarter or, in the case of the consummation of a Permitted Acquisition, at the time of consummation of such Permitted Acquisition (calculated by the Parent on a pro forma basis taking into account the consummation of such Permitted Acquisition), five percent (5%) of the Consolidated Assets of the Parent and its consolidated Subsidiaries or (b) the total Net Income of which exceed, as at the end of any calendar quarter or, in the case of the consummation of a Permitted Acquisition, at the time of consummation of such Permitted Acquisition (calculated by the Parent on a pro forma basis taking into account the consummation of such Permitted Acquisition), five percent (5%) of the Net Income of the Parent and its consolidated Subsidiaries. Notwithstanding the foregoing, LRS Acquisition Corp. shall not constitute a Material Domestic Subsidiary so long as its sole asset is the Capital Stock of Ormco (it being understood that if LRS Acquisition Corp. shall acquire any assets other than or in addition to such Capital Stock, it shall be subject to the thresholds otherwise applicable to Domestic Incorporated Subsidiaries as set forth in this definition).

         "MATERIAL FOREIGN SUBSIDIARY" means each consolidated Foreign Incorporated Subsidiary (a) the total assets of which exceed, as at the end of any calendar quarter or, in the case of the consummation of a Permitted Acquisition, at the time of consummation of such Permitted Acquisition (calculated by the Parent on a pro forma basis taking into account the consummation of such Permitted Acquisition), five percent (5%) of the Consolidated Assets of the Parent and its consolidated Subsidiaries or (b) the total assets of which exceed, as at the end of any calendar quarter or, in the case of the consummation of a Permitted Acquisition, at the time of consummation of such Permitted Acquisition (calculated by the Parent on a pro forma basis taking into account the consummation of such Permitted Acquisition), five percent (5%) of the Net Income of the Parent and its consolidated Subsidiaries.

         "MAXIMUM NON-EURODOLLAR EUROCURRENCY AMOUNT" means $100,000,000.

         "MOODY'S" means Moody's Investors Service, Inc., and any successor thereto.

         "MULTIEMPLOYER PLAN" means a "Multiemployer Plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Parent or any member of the Controlled Group.

         "NATIONAL CURRENCY UNIT" means the unit of currency (other than a euro) of each member state of the European Union that participates in the third stage of Economic and Monetary Union.

         "NET CASH PROCEEDS" means, with respect to any Asset Sale or Financing by any Person, (a) cash or Cash Equivalents (freely convertible into Dollars) received by such Person or any Subsidiary of such Person from such Asset Sale (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale) or Financing, after (i) provision for all income or other taxes measured by or resulting from such Asset Sale or Financing, (ii) payment of all brokerage commissions and other fees and expenses and commissions related to such Asset Sale or Financing, (iii) all amounts used to repay Indebtedness (and any premium or penalty thereon) secured by a Lien on any asset disposed of in such Asset Sale or which is or may be required (by the express terms of the instrument governing such Indebtedness or by applicable law) to be repaid in connection with such Asset Sale (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness), and (iv) deduction of appropriate amounts to be provided by such Person or a Subsidiary of such Person as a reserve, in accordance with Agreement Accounting Principles, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by such Person or a Subsidiary of such Person after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, provided, that such deduction shall not exceed fifteen percent (15%) of the total purchase price of such Asset Sale; and (b) cash or Cash Equivalents payments in respect of any other consideration received by such Person or any Subsidiary of such Person from such Asset Sale or Financing upon receipt of such cash payments by such Person or such Subsidiary, subject to the foregoing deductions.

         "NET INCOME" means, for any period, the net earnings (or loss) after taxes of the Parent and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with Agreement Accounting Principles.

         "NET WORTH CONDITION" means the requirement that, as of and after the consummation of the Spin-Off Transactions (including as of and after taking into account any post-Spin-Off adjustments or other transactions between the Parent or any of its Subsidiaries and SIC), the Consolidated Net Worth of the Parent and its Subsidiaries shall not be less than the amounts set forth in Section 7.4(C) during the applicable period set forth therein.

         "NEW CURRENCY" is defined in Section 2.12.

         "NEW SUBSIDIARY" is defined in Section 7.3(G).

         "NON-OBLIGOR SUBSIDIARY" means (i) any Domestic Incorporated Subsidiary of the Parent which is neither a Subsidiary Guarantor and the Capital Stock of which is not pledged in favor of the Administrative Agent pursuant to a Pledge Agreement, and (ii) any Foreign Incorporated Subsidiary of the Parent sixty-five percent (65%) of the Capital Stock of which (or the Capital Stock of its "controlling" or "parent" corporation) is not pledged in favor of the Administrative Agent pursuant to a Pledge Agreement.

         "NON PRO RATA LOAN" is defined in Section 9.2 hereof.

         "NON-U.S. LENDER" is defined in Section 2.15(E)(vi).

         "NOTICE OF ASSIGNMENT" is defined in Section 14.3(B) hereof.

         "OBLIGATED ENTITY" is defined in Section 11.16 hereof.

         "OBLIGATIONS" means all Loans, L/C Obligations, advances, debts, liabilities, obligations, covenants and duties owing by the Parent, the Borrowers or any of their Subsidiaries to the Administrative Agent, any Lender, the Issuing Bank, the Swing Line Bank, the Arranger, any Affiliate of the Administrative Agent or any Lender, the Issuing Bank, the Swing Line Bank or the Arranger or any Indemnitee, of any kind or nature, present or future, arising under this Agreement, the L/C Documents, any Alternate Currency Addendum, the Collateral Documents or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, foreign exchange risk, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Parent, the Borrowers or any of their Subsidiaries under this Agreement or any other Loan Document.

         "OFF-BALANCE SHEET LIABILITIES" of a Person means, without duplication,
(a) Receivables Facility Attributed Indebtedness and any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to Receivables or notes receivable sold by such Person or any of its Subsidiaries (calculated to include the unrecovered investment of purchasers or transferees of Receivables or any other obligation of the Borrower or such transferor to purchasers/transferees of interests in Receivables or notes receivable or the agent for such purchasers/transferees), (b) any liability of such Person or any of its Subsidiaries under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (c) any liability of such Person or any of its Subsidiaries under any financing lease or so-called "synthetic" lease transaction, or (d) any obligations of such Person or any of its Subsidiaries arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

         "OPENING BALANCE SHEET DELIVERY DATE" means the date within fifteen days following the Final Adjustment Date on which the Administrative Agent receives the opening pro forma balance sheet of the Parent and its consolidated Subsidiaries pursuant to Section 7.1(A)(v).

         "OPT-OUT BASE RATE" means, with respect to an Opt-Out Loan for the relevant Interest Period, either (1) the rate of interest per annum equal to the rate for deposits in Dollars in the approximate amount of the smallest pro rata share of any Opt-Out Lender of the related Eurocurrency Rate Advance requested in the applicable Opt-Out Currency with a maturity approximately equal to the applicable Interest Period which appears on Telerate Page 3740 or Telerate Page 3750, as applicable, or, if there is more than one such rate, the average of such rates rounded to the nearest 1/100 of 1%, as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or (ii) if no such rate of interest appears on Telerate Page 3740 or Telerate Page 3750, as applicable, for any specified Interest Period, the rate at which deposits in Dollars are offered by the Opt-Out Lender with the smallest pro rata share of the related Eurocurrency Rate Advance requested in the applicable Opt-Out Currency to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of such Opt-Out Lender's pro rata share of such Eurocurrency Rate Advance and having a maturity approximately equal to such Interest Period, in each case adjusted for full Reserves. The terms "Telerate Page 3740" and "Telerate Page 3750" mean the display designated as "Page 3740" and "Page 3750", as applicable, on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3740 or Page 3750, as applicable, on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest rate settlement rates for the relevant currency). Any Opt-Out Rate determined on the basis of the rate displayed on Telerate Page 3740 or Telerate Page 3750 in accordance with the foregoing provisions of this subparagraph shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one hour of the time when such rate is first displayed by such service.

         "OPT-OUT CURRENCY" means, for any Lender, any Agreed Currency for which such Lender has delivered an Opt-Out Notice to the Administrative Agent.

         "OPT-OUT LOAN" means a Loan or portion thereof made pursuant to Section 2.23, which bears interest at the Opt-Out Rate.

         "OPT-OUT NOTICE" means written notice delivered to the Administrative Agent (i) by a prospective Lender prior to or concurrently with the Administrative Agent's receipt of such prospective Lender's Commitment pursuant to the applicable Assignment Agreement, which indicates that such lender is unable to fund Eurocurrency Rate Advances in any or all of the Agreed Currencies in effect as of such date, or (ii) by any Lender or Participant prior to or concurrently with the initial Eurocurrency Rate Advance in any Agreed Currency pursuant to clause (iii) of the definition of "Agreed Currencies", which indicates that such Lender is unable to fund such new Agreed Currency.

         "OPT-OUT RATE" means, with respect to an Opt-Out Loan for the relevant Interest Period, the Opt-Out Base Rate applicable to such Interest Period plus the then Applicable Eurocurrency Margin, changing as and when the Applicable Eurocurrency Margin changes.

         "ORIGINAL CURRENCY" is defined in Section 2.12.

         "ORMCO" is defined in the Preamble.

         "OTHER TAXES" is defined in Section 2.15(E)(ii) hereof.

         "PARENT" means Sybron Dental Specialties, Inc. (formerly SDS Holding Co.), a Delaware corporation and the owner, directly or indirectly, of each of SDM, Kerr and Ormco.

         "PARENT GUARANTEED OBLIGATIONS" is defined in Section 10.1 hereof.

         "PARENT GUARANTY" means that certain Guaranty executed on the Closing Date by the Parent in favor of the Administrative Agent for the benefit of itself and the Holders of Secured Obligations, the terms of which are contained in Article X of this Agreement.

         "PARTICIPANTS" is defined in Section 14.2(A) hereof.

         "PAYMENT DATE" means the last Business Day of each March, June, September and December, the Termination Date and the Facility Termination Date.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PERMITTED ACQUISITION" is defined in Section 7.3(G) hereof.

         "PERMITTED EXISTING CONTINGENT OBLIGATIONS" means the Contingent Obligations of the Parent and its Subsidiaries identified as such on Schedule
1.1.4 to this Agreement.

         "PERMITTED EXISTING INDEBTEDNESS" means the Indebtedness of the Parent and its Subsidiaries identified as such on Schedule 1.1.1 to this Agreement.

         "PERMITTED EXISTING INVESTMENTS" means the Investments of the Parent and its Subsidiaries identified as such on Schedule 1.1.2 to this Agreement.

         "PERMITTED EXISTING LIENS" means the Liens on assets of the Parent and its Subsidiaries identified as such on Schedule 1.1.3 to this Agreement.

         "PERMITTED PARENT INDEBTEDNESS" means the following Indebtedness of the
Parent:

         (a) Indebtedness with respect to directors' fees not to exceed $2,000,000 plus out-of-pocket expenses in any fiscal year;

         (b) Indebtedness in respect of Plans maintained by the Parent which are established and maintained in accordance with the covenants set forth in this Agreement;

         (c) Indebtedness arising from intercompany loans and advances from the Borrowers to the Parent required in order to effect the Spin-Off Transactions, as specifically described in the Form 10;

         (d) Other Indebtedness incurred for the purpose of financing amounts payable in respect of Indebtedness permitted under clauses (a) through (c) above, the payment of which is subordinated to the payment of the Secured Obligations to the satisfaction of the Administrative Agent and the terms (including, without limitation, with respect to amount, maturity, amortization, interest rate, premiums, fees, covenants, subordination terms, events of default and remedies) of which are reasonably acceptable to the Administrative Agent; and

         (e) Indebtedness of the Parent listed on Schedule 1.1.1;

provided, however, no such Indebtedness shall constitute Permitted Parent Indebtedness unless such

Indebtedness is nonrecourse to the Borrowers and their Subsidiaries and the Borrowers and their Subsidiaries have no direct or Contingent Obligations with respect to such Indebtedness.

         "PERMITTED PURCHASE MONEY INDEBTEDNESS" is defined in Section 7.3(A)(y)(vi) hereof.

         "PERMITTED REFINANCING INDEBTEDNESS" means any replacement, renewal, refinancing or extension of any Indebtedness permitted by this Agreement that
(i) does not exceed the aggregate principal amount (plus accrued interest and any applicable premium and associated fees and expenses) of the Indebtedness being replaced, renewed, refinanced or extended, (ii) does not have a Weighted Average Life to Maturity at the time of such replacement, renewal, refinancing or extension that is less than the Weighted Average Life to Maturity of the Indebtedness being replaced, renewed, refinanced or extended, (iii) does not rank at the time of such replacement, renewal, refinancing or extension senior to the Indebtedness being replaced, renewed, refinanced or extended, and (iv) does not contain terms (including, without limitation, terms relating to security, amortization, interest rate, premiums, fees, covenants, subordination, events of default and remedies) materially less favorable to the Parent, its Subsidiaries or the Lenders than those applicable to the Indebtedness being replaced, renewed, refinanced or extended.

         "PERSON" means any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.

         "PLAN" means an employee benefit plan defined in Section 3(3) of ERISA, other than a Multiemployer Plan, in respect of which the Parent or any member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

         "PLEDGE AGREEMENT" means a Pledge Agreement, substantially in the form attached as Exhibit J hereto, duly executed and delivered by the Parent or the applicable Subsidiary of the Parent to and in favor of the Administrative Agent (for the benefit of itself and the other Holders of Secured Obligations), with respect to (a) one hundred percent (100%) of the outstanding Capital Stock of each of the Parent's existing and future Material Domestic Subsidiaries, (b) sixty-five percent (65%) of the outstanding Capital Stock of each of the Parent's first-tier Material Foreign Subsidiaries (modified as deemed reasonably acceptable by the Administrative Agent to reflect foreign law provisions, customs and practices), and (c) one hundred percent (100%) or sixty-five percent (65%), as applicable, of such other Subsidiaries as may be required by Section 7.2(L), in each case as amended, restated, supplemented or otherwise modified from time to time.

         "PRIME RATE" means the prime rate of interest announced by the Administrative Agent from time to time (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "PROJECTIONS" means the financial projections and assumptions concerning the Parent and its consolidated Subsidiaries as posted to IntraLinks in revised form on October 25, 2000.

         "PRO RATA SHARE" means, with respect to any Lender, (i) at any time prior to the Closing Date, the percentage obtained by dividing (A) such Lender's Commitments at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the sum of the Aggregate Tranche A Term Loan Commitment, the Aggregate Tranche B Term Loan Commitment and the Aggregate Revolving Loan Commitment at such time and (ii) at any time after the Closing Date, the percentage obtained by dividing (A) the sum of such Lender's Tranche A Term Loans, Tranche B Term Loans and Revolving Loan Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the sum of the aggregate amount of all of the Tranche A Term Loans, the Tranche B Term Loans and the Aggregate Revolving Loan Commitment at such time; provided, however, if all of the Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means the percentage obtained by dividing (x) the sum of
(A) such Lender's Tranche A Term Loans, Tranche B Term Loans and Revolving Loans, plus (B) such Lender's share of the obligations to purchase participations in Swing Line Loans and Letters of Credit, by (y) the sum of (A) the aggregate outstanding amount of all Tranche A Term Loans, Tranche B Term Loans and Revolving Loans, plus (B) the aggregate outstanding amount of all Swing Line Loans and all Letters of Credit.

         "PURCHASERS" is defined in Section 14.3(A)(i) hereof.

         "RATE OPTION" means the Eurocurrency Rate or the Floating Rate, as applicable.

         "REAL PROPERTY DOCUMENTS" means those certain mortgages or deeds of trust, leasehold mortgages, assignments of leases, attornment agreements and/or landlord waivers executed of even date herewith or hereafter by the Parent or any Subsidiary Guarantor (or any third party owner or lessor of real property used by the Parent or such Subsidiary Guarantor) in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations, in each case as amended, restated, supplemented or otherwise modified from time to time.

         "RECEIVABLE(S)" means and includes all of the Parent's and its consolidated Subsidiaries' presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Parent or its Subsidiaries, as applicable, to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guarantees with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

         "RECEIVABLES FACILITY ATTRIBUTED INDEBTEDNESS" means the amount of obligations outstanding under a receivables purchase facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase.

         "REGISTER" is defined in Section 14.3(C) hereof.

         "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.

         "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

         "REIMBURSEMENT OBLIGATION" is defined in Section 3.7 hereof.

         "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

         "REPLACEMENT LENDER" is defined in Section 2.20 hereof.

         "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation or otherwise waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days after such event occurs, provided, however, that a failure to meet the minimum funding standards of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "REQUEST FOR LETTER OF CREDIT" is defined in Section 3.4(i).

         "REQUIRED LENDERS" means Lenders whose Pro Rata Shares, in the aggregate, are greater than fifty percent (50%); provided, however, that, if any of the Lenders shall have failed to fund its Revolving Loan Pro Rata Share of
(i) any Revolving Loan requested by the applicable Borrower, (ii) any Revolving Loan required to be made in connection with reimbursement for any L/C Obligations, or (iii) any participation in any Swing Line Loan as requested by the Administrative Agent, which such Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "REQUIRED LENDERS" means Lenders (excluding all Lenders whose failure to fund their respective Revolving Loan Pro Rata Shares of such Revolving Loans or any participation in Swing Line Loans has not been so cured) whose Pro Rata Shares represent greater than fifty percent (50%) of the aggregate Pro Rata Shares of such Lenders; provided further, however, that, if the Commitments have been terminated pursuant to the terms of this Agreement, "REQUIRED LENDERS" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans and L/C Obligations are greater than fifty percent (50%).

         "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

         "RESERVES" shall mean the maximum reserve requirement, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to "Eurocurrency liabilities" or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency Rate Loans or Opt-Out Loans, as applicable, is determined or category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents.

         "RESTRICTED PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any Equity Interests of the Parent or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in the Parent's or such Subsidiary's Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock,
(ii) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Parent or any of its Subsidiaries now or hereafter outstanding, other than in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Parent) of other Equity Interests of the Parent or any Subsidiary (other than Disqualified Stock), (iii) any redemption, purchase, retirement, defeasance, prepayment or other acquisition for value, direct or indirect, of any Indebtedness other than the Obligations, and (iv) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any Indebtedness (other than the Obligations) or any Equity Interests of the Parent or any of its Subsidiaries, or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission, and (v) any payment in respect of a purchase price adjustment, earn-out or other similar form of contingent purchase price.

         "REVOLVING CREDIT AVAILABILITY" means, at any particular time, the amount by which (x) the Aggregate Revolving Loan Commitment at such time exceeds
(y) the Dollar Amount of the Revolving Credit Obligations outstanding at such time.

         "REVOLVING CREDIT OBLIGATIONS" means, at any particular time, the sum of (i) the outstanding principal Dollar Amount of the Revolving Loans at such time, plus (ii) the outstanding principal Dollar Amount of the Swing Line Loans at such time, plus (iii) the outstanding L/C Obligations at such time.

         "REVOLVING LOAN" is defined in Section 2.2 hereof.

         "REVOLVING LOAN COMMITMENT" means, for each Lender, the obligation of such Lender to make Revolving Loans and to purchase participations in Letters of Credit and to participate in Swing Line Loans not exceeding the amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading "Revolving Loan Commitment" or the signature page of the assignment and acceptance by which it became a Lender, as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable assignment and acceptance.

         "REVOLVING LOAN PRO RATA SHARE" means, with respect to any Lender, the percentage obtained by dividing (A) the then aggregate amount of such Lender's Revolving Loan Commitment (as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the Aggregate Revolving Loan Commitment at such time; provided, however, if all of the Commitments are terminated pursuant to the terms of this Agreement, then "Revolving Loan Pro Rata Share" means the percentage obtained by dividing (x) the sum of (A) such Lender's Revolving Loans, plus (B) such Lender's share of the obligations to purchase participations in Swing Line Loans and Letters of Credit, L/C Drafts and unreimbursed drawings under Letters of Credit, by (y) the sum of (A) the aggregate outstanding amount of all Revolving Loans, plus (B) the aggregate outstanding Dollar Amount of all Swing Line Loans and all Letters of Credit, L/C Drafts and unreimbursed drawings under Letters of Credit.

         "REVOLVING LOAN TERMINATION DATE" means November 28, 2005.

         "RISK-BASED CAPITAL GUIDELINES" is defined in Section 4.2 hereof.

         "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc., and any successor thereto.

         "SDM" is defined in the Preamble.

         "SECURED OBLIGATIONS" means, collectively, (i) the Obligations and (ii) all Hedging Obligations owing under Hedging Agreements to any Lender or any Affiliate of any Lender.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

         "SECURITY AGREEMENT" means that certain Security Agreement (together with any supplements thereto), substantially in the form attached as Exhibit N hereto, duly executed and delivered by the Parent and each Subsidiary Guarantor, in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "SIC" means Sybron International Corporation, a Wisconsin corporation and, prior to the Spin-Off, the owner of all of the outstanding Capital Stock of the Parent and the Borrowers.

         "SINGLE EMPLOYER PLAN" means a Plan maintained by the Parent or any member of the Controlled Group for employees of the Parent or any member of the Controlled Group.

         "SOLVENT" means, when used with respect to any Person, that at the time of determination:

         (a) the fair value of its assets (both at fair valuation and at present fair saleable value) is equal to or in excess of the total amount of its liabilities, including, without limitation, contingent liabilities; and

         (b) it is then able and expects to be able to pay its debts as they mature; and

         (c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

         With respect to contingent liabilities (such as litigation, guarantees and pension plan liabilities), such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the amount which can be reasonably be expected to become an actual or matured liability.

         "SPIN-OFF" means the distribution by SIC to its stockholders in a tax-free transaction of all of the outstanding capital stock of the Parent such that the Parent will become a separate publicly-held corporation owned directly by the stockholders of SIC to whom such distribution is made, in connection with which there shall have been obtained a letter ruling from the IRS substantially to the effect that the Spin-Off will be treated as a tax-free distribution by SIC under Section 355 of the Code (the "TAX RULING").

         "SPIN-OFF DATE" means December 11, 2000.

         "SPIN-OFF TRANSACTIONS" means the series of transactions contemplated by and described in the Form 10, including, but not limited to the Spin-Off.

         "SUBSIDIARY" of a Person means (i) any corporation more than fifty percent (50%) of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than fifty percent (50%) of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" means a Subsidiary of the Parent. For purposes of clarification, each reference to the Subsidiaries of the Parent shall include each Borrower.

         "SUBSIDIARY GUARANTOR" means, without duplication, (i) each Borrower that is a Domestic Incorporated Subsidiary, (ii) each Material Domestic Subsidiary as of the Closing Date and (iii) each New Subsidiary or Domestic Incorporated Subsidiary which becomes a Material Domestic Subsidiary after the Closing Date or which otherwise becomes a guarantor of the Obligations hereunder in accordance with the terms of Section 7.2(K).

         "SUBSIDIARY GUARANTY" means that certain Guaranty (together with any and all supplements thereto) executed from time to time by each Subsidiary Guarantor in favor of the Administrative Agent for the benefit of itself and the Holders of Secured Obligations, in substantially the form of Exhibit I attached hereto, as amended, restated, supplemented or otherwise modified from time to time.

         "SUBSIDIARY SWING LINE BORROWER" means each of the Foreign Incorporated Subsidiaries listed on Schedule 1.1.5 and any other Foreign Incorporated Subsidiaries of SDM duly designated by SDM pursuant to Section 2.3(F) to request Swing Line Advances hereunder, which Subsidiary shall have delivered to the Administrative Agent an Assumption Letter in accordance with Section 2.3(F) and such other documents as may be required pursuant to this Agreement, in each case together with its respective successors and assigns, including a debtor-in-possession on behalf of any such Borrower.

         "SWING LINE BANK" means ABN AMRO or one of its affiliates.

         "SWING LINE BORROWER" means, (a) with respect to a Dollar Denominated Swing Line Loan, SDM, and (b) with respect to an Alternate Currency Swing Line Loan, the applicable Subsidiary Swing Line Borrower.

         "SWING LINE COMMITMENT" means the commitment of the Swing Line Bank, in its discretion, to make Swing Line Loans up to a maximum principal Dollar Amount of $20,000,000 at any one time outstanding.

         "SWING LINE LOAN" means either a Dollar Denominated Swing Line Loan or an Alternate Currency Swing Line Loan.

         "SYNDICATION AGENT" means The Chase Manhattan Bank and its successors.

         "SYNDICATION PERIOD" is defined in Section 2.4 hereof.

         "TAXES" is defined in Section 2.15(E)(i) hereof.

         "TAX RULING" is defined in the definition of "Spin-Off" above.

         "TERMINATION CONDITIONS" is defined in Section 2.19.

         "TERMINATION DATE" means the earlier of (a) the Revolving Loan Termination Date, and (b) the date of termination in whole of the Aggregate Revolving Loan Commitment pursuant to Section 2.6 hereof or the Commitments pursuant to Section 9.1 hereof.

         "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Parent or any member of the Controlled Group from a Benefit Plan during a plan year in which the Parent or such Controlled Group member was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Benefit Plan participants who are employees of the Parent or any member of the Controlled Group; (iii) the imposition of an obligation on the Parent or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC or any similar foreign governmental authority of proceedings to terminate a Benefit Plan or Foreign Pension Plan; (v) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (vi) that a foreign governmental authority shall appoint or institute proceedings to appoint a trustee to administer any Foreign Pension Plan in place of the existing administrator, or (vii) the partial or complete withdrawal of the Parent or any member of the Controlled Group from a Multiemployer Plan or Foreign Pension Plan.

         "TERM LOAN BORROWER" means each of Kerr and Ormco, in its respective capacity as a Borrower of the Tranche A Term Loans or the Tranche B Loans, as applicable.

         "TERM LOANS" means, collectively, the Tranche A Term Loans and the Tranche B Term Loans.

         "TRANCHE A PRO RATA SHARE" shall mean, with respect to any Lender, (i) at any time prior to the funding of the Tranche A Term Loans, a fraction (expressed as a percentage), the numerator of which shall be the then aggregate amount of such Lender's Tranche A Term Loan Commitment and the denominator of which shall be the then Aggregate Tranche A Term Loan Commitment, and (ii) at any time after the funding of the Tranche A Term Loans, a fraction (expressed as a percentage), the numerator of which shall be and the outstanding principal balance of such Lender's Tranche A Term Loans and the denominator of which shall be the outstanding principal balance of all Tranche A Term Loans.

         "TRANCHE A TERM LOAN" is defined in Section 2.1(A)(i) hereof.

         "TRANCHE A TERM LOAN COMMITMENT" means, for each Lender, the obligation of such Lender to make its Tranche A Term Loan pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading "Tranche A Term Loan Commitment", as such amount may be modified from time to time pursuant to the terms hereof.

         "TRANCHE A TERM LOAN LENDER" means any Lender with a Tranche A Term Loan Commitment.

         "TRANCHE A TERM LOAN TERMINATION DATE" means November 28, 2005.

         "TRANCHE B PRO RATA SHARE" shall mean, with respect to any Lender, (i) at any time prior to the funding of the Tranche B Term Loans, a fraction (expressed as a percentage), the numerator of which shall be the then aggregate amount of such Lender's Tranche B Term Loan Commitment and the denominator of which shall be the then Aggregate Tranche B Term Loan Commitment, and (ii) at any time after the funding of the Tranche B Term Loans, a fraction (expressed as a percentage), the numerator of which shall be and the outstanding principal balance of such Lender's Tranche B Term Loans and the denominator of which shall be the outstanding principal balance of all Tranche B Term Loans.

         "TRANCHE B TERM LOAN" is defined in Section 2.1(A)(ii) hereof.

         "TRANCHE B TERM LOAN COMMITMENT" means, for each Lender, the obligation of such Lender to make its Tranche B Term Loan pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading "Tranche B Term Loan Commitment", as such amount may be modified from time to time pursuant to the terms hereof.

         "TRANCHE B TERM LOAN LENDER" means any Lender with a Tranche B Term Loan Commitment.

         "TRANCHE B TERM LOAN TERMINATION DATE" means November 28, 2007.

         "TRANSACTION DOCUMENTS" means the Loan Documents and the documents executed and delivered by SIC, the Parent or any of their respective Subsidiaries in connection with the Spin-Off, including, without limitation, the Form 10.

         "TRANSFEREE" is defined in Section 14.5 hereof.

         "TYPE" means, with respect to any Loan, its nature as a Floating Rate Loan or a Eurocurrency Rate Loan, or, to the extent required by Section 2.23, an Opt-Out Loan.

         "UNFUNDED LIABILITIES" means (i) in the case of Single Employer Plans, the amount (if any) by which the aggregate accumulated benefit obligations exceeds the aggregate fair market value of assets of present value of all vested nonforfeitable benefits under all Single Employer Plans as of the most recent measurement date, all as determined under FAS 87 using the methods and assumptions used by the Parent for financial accounting purposes, and (ii) in the case of Multiemployer Plans, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all Multiemployer Plans.

         "UNMATURED DEFAULT" means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with generally accepted accounting principles in existence as of the date hereof.

    1.2. References. Any references to the Parent's Subsidiaries shall not in any way be construed as consent by the Administrative Agent or any Lender to the establishment, maintenance or acquisition of any Subsidiary, except as may otherwise be permitted hereunder. All representations and warranties made on and as of the Closing Date with respect to the Borrowers shall also be and be deemed to include a reference to the Borrowers after taking into effect the consummation of the Spin-Off.

    1.3. Supplemental Disclosure. At any time at the request of the Administrative Agent and at such additional times as the Borrowers determine, the Borrowers shall supplement each schedule or representation herein or in the other Loan Documents with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such schedule or as an exception to such representation or which is necessary to correct any information in such schedule or representation which has been rendered inaccurate thereby. Notwithstanding that any such supplement to such schedule or representation may disclose the existence or occurrence of events, facts or circumstances which are either prohibited by the terms of this Agreement or any other Loan Documents or which result in the breach of any representation or warranty, such supplement to such schedule or representation shall not be deemed either an amendment thereof or a waiver of such breach unless expressly consented to in writing by Administrative Agent and the Required Lenders, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver by the Administrative Agent or any Lender of any Default disclosed therein. Any items disclosed in any such supplemental disclosures shall be included in the calculation of any limits, baskets or similar restrictions contained in this Agreement or any of the other Loan Documents.

    1.4. Rounding and Other Consequential Changes. Without prejudice to any method of conversion or rounding prescribed by any legislative measures of the Council of the European Union, each reference in this Agreement to a fixed amount or to fixed amounts in a National Currency Unit to be paid to or by the Administrative Agent shall be replaced by a reference to such comparable and convenient fixed amount or fixed amounts in euro as the Administrative Agent may from time to time specify unless such National Currency Unit remains available and the Borrowers and the Administrative Agent agree to use such National Currency Unit instead of the euro.

            ARTICLE II: THE TERM LOAN AND REVOLVING LOAN FACILITIES

         2.1. Term Loans.

         (A) Amounts of Term Loans.

            (i) Amount of Tranche A Term Loans. Subject to the terms and conditions set forth in this Agreement, each Tranche A Term Loan Lender on the Closing Date severally and not jointly agrees to make on the Closing Date, term loans, in Dollars, to the Term Loan Borrowers in an aggregate amount equal to such Lender's Tranche A Term Loan Commitment (each individually, a "TRANCHE A TERM LOAN" and, collectively, the "TRANCHE A TERM LOANS"). All Tranche A Term Loans shall be made by the Lenders on the Closing Date simultaneously and proportionately to their respective Tranche A Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Tranche A Term Loan hereunder nor shall the Tranche A Term Loan Commitment of any Lender be increased or decreased as a result of any such failure. The aggregate amount of the Tranche A Term Loans made to Ormco shall not exceed $75,000,000 and the aggregate amount of the Tranche A Term Loans made to Kerr shall not exceed $75,000,000.

            (ii) Amount of Tranche B Term Loans. Subject to the terms and conditions set forth in this Agreement, each Tranche B Term Loan Lender on the Closing Date severally and not jointly agrees to make on the Closing Date, term loans, in Dollars, to the Term Loan Borrowers in an aggregate amount equal to such Lender's Tranche B Term Loan Commitment (each individually, a "TRANCHE B TERM LOAN" and, collectively, the "TRANCHE B TERM LOANS"). All Tranche B Term Loans shall be made by the Lenders on the Closing Date simultaneously and proportionately to their respective Tranche B Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Tranche B Term Loan hereunder nor shall the Tranche B Term Loan Commitment of any Lender be increased or decreased as a result of any such failure. The aggregate amount of the Tranche B Term Loans made to Ormco shall not exceed $75,000,000 and the aggregate amount of the Tranche B Term Loans made to Kerr shall not exceed $75,000,000.

         (B) Borrowing/Election Notice. The Term Loan Borrowers shall deliver to the Administrative Agent a Borrowing/Election Notice, signed by such Term Loan Borrowers on the Closing Date. Such Borrowing/Election Notice shall specify (i) the aggregate amount of the Tranche A Term Loans and Tranche B Term Loans being requested and (ii) instructions for the disbursement of proceeds of such Term Loans. The Term Loans shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurocurrency Rate Loans in the manner provided in Section 2.10 and subject to the other conditions and limitations therein set forth and set forth in this Article II. Any Borrowing/Election Notice given pursuant to this Section 2.1(B) shall be irrevocable.

         (C) Making of Term Loans. Promptly after receipt of the Borrowing/Election Notice under Section 2.1(B) in respect of the Term Loans, the Administrative Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the proposed Advance. Each Lender shall deposit an amount equal to its Tranche A Pro Rata Share of the Tranche A Term Loans and its Tranche B Pro Rata Share of the Tranche B Term Loans with the Administrative Agent at its office in Chicago, Illinois, in immediately available funds, on the Closing Date, as specified in the Borrowing/Election Notice. Subject to the fulfillment of the conditions precedent set forth in Sections 5.1, 5.2 and 5.3, as applicable, the Administrative Agent shall make the proceeds of such amounts received by it available to the applicable Term Loan Borrower at the Administrative Agent's office in Chicago, Illinois on such date and shall disburse such proceeds in accordance with the Term Loan Borrowers' disbursement instructions set forth in such Borrowing/Election Notice. The failure of any Lender to deposit the amount described above with the Administrative Agent on such date shall not relieve any other Lender of its obligations hereunder to make its Tranche A Term Loans or Tranche B Term Loans on such date.

         (D) Repayment of the Term Loans.

             (i) Repayment of the Tranche A Term Loans. The Tranche A Term Loans shall be repaid in twenty (20) consecutive quarterly installments, payable on the last Business Day of each fiscal quarter commencing on March 31, 2001 and continuing thereafter until the Tranche A Term Loan Termination Date, and the Tranche A Term Loans shall be permanently reduced by the amount of each installment on the date payment thereof is made hereunder. The installments shall be in the aggregate amounts set forth below:

                                                       Tranche A Term Loan
        Installment Date                               Installment Amount
        ----------------                               ------------------
        March 31, 2001                                      $5,000,000
        June 30, 2001                                       $5,000,000
        September 30, 2001                                  $5,000,000
        December 31, 2001                                   $5,000,000

                                                       Tranche A Term Loan
        Installment Date                               Installment Amount
        ----------------                               ------------------
        March 31, 2002                                      $6,250,000
        June 30, 2002                                       $6,250,000
        September 30, 2002                                  $6,250,000
        December 31, 2002                                   $6,250,000

        March 31, 2003                                      $7,500,000
        June 30, 2003                                       $7,500,000
        September 30, 2003                                  $7,500,000
        December 31, 2003                                   $7,500,000

        March 31, 2004                                      $8,750,000
        June 30, 2004                                       $8,750,000
        September 30, 2004                                  $8,750,000
        December 31, 2004                                   $8,750,000

        March 31, 2005                                     $10,000,000
        June 30, 2005                                      $10,000,000
        September 30, 2005                                 $10,000,000
        Tranche A Term Loan Termination Date               $10,000,000

Notwithstanding the foregoing, the final installment shall be in the amount of the then outstanding principal balance of the Tranche A Term Loans. In addition, the then outstanding principal balance of the Tranche A Term Loans shall be due and payable on the Tranche A Term Loan Termination Date. No installment of any Tranche A Term Loan shall be reborrowed once repaid.

         (ii) Repayment of the Tranche B Term Loans. The Tranche B Term Loans shall be repaid in twenty-eight (28) consecutive quarterly installments, payable on the last Business Day of each fiscal quarter commencing on March 31, 2001 and continuing thereafter until the Tranche B Term Loan Termination Date, and the Tranche B Term Loans shall be permanently reduced by the amount of each installment on the date payment thereof is made hereunder. The installments shall be in the aggregate amounts set forth below:

                                                             Term Loan
        Installment Date                                Installment Amount
        ----------------                                ------------------
        March 31, 2001                                        $375,000
        June 30, 2001                                         $375,000
        September 30, 2001                                    $375,000
        December 31, 2001                                     $375,000

        March 31, 2002                                        $375,000
        June 30, 2002                                         $375,000
        September 30, 2002                                    $375,000
        December 31, 2002                                     $375,000

                                                             Term Loan
        Installment Date                                Installment Amount
        ----------------                                ------------------
        March 31, 2003                                        $375,000
        June 30, 2003                                         $375,000
        September 30, 2003                                    $375,000
        December 31, 2003                                     $375,000

        March 31, 2004                                        $375,000
        June 30, 2004                                         $375,000
        September 30, 2004                                    $375,000
        December 31, 2004                                     $375,000

        March 31, 2005                                        $375,000
        June 30, 2005                                         $375,000
        September 30, 2005                                    $375,000
        December 31, 2005                                     $375,000

        March 31, 2006                                     $17,812,500
        June 30, 2006                                      $17,812,500
        September 30, 2006                                 $17,812,500
        December 31, 2006                                  $17,812,500

        March 31, 2007                                     $17,812,500
        June 30, 2007                                      $17,812,500
        September 30, 2007                                 $17,812,500
        Tranche B Term Loan Termination Date               $17,812,500

Notwithstanding the foregoing, the final installment shall be in the amount of the then outstanding principal balance of the Tranche B Term Loans. In addition, the then outstanding principal balance of the Tranche B Term Loans shall be due and payable on the Tranche B Term Loan Termination Date. No installment of any Tranche B Term Loan shall be reborrowed once repaid.

         (E) Prepayments. In addition to the scheduled payments on the Term Loans, the Term Loan Borrowers (a) may make the voluntary prepayments described in Section 2.5(A) for credit against the scheduled payments on the Term Loans pursuant to Section 2.5(A) and (b) shall make the mandatory prepayments prescribed in Section 2.5(B) for credit against the scheduled payments on the Term Loans pursuant to Section 2.5(B), in each case, subject to the prepayment penalties or premiums described in Section 2.5(C).

         2.2. Revolving Loans.

         (A) Amount of Revolving Loans. Upon the satisfaction of the conditions precedent set forth in Sections 5.1, 5.2 and 5.3, as applicable, from and including the Closing Date and prior to the Termination Date, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make revolving loans to SDM from time to time, in any Agreed Currency, in a Dollar Amount not to exceed such Lender's Revolving Loan Pro Rata Share of Revolving Credit Availability at such time (each individually, a "REVOLVING LOAN" and, collectively, the "REVOLVING LOANS"); provided, however, at no time shall the Revolving Credit Obligations exceed the Dollar

Amount of the Aggregate Revolving Loan Commitment; provided, further, however, that upon giving effect to each Advance, the aggregate outstanding principal Dollar Amount of all Eurocurrency Rate Advances requested in Agreed Currencies other than Dollars shall not exceed the Maximum Non-Eurodollar Eurocurrency Amount at any time. Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow Revolving Loans at any time prior to the Termination Date. The Revolving Loans made on the Closing Date or on or before the third
(3rd) Business Day thereafter shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurocurrency Rate Loans in the manner provided in Section 2.10 and subject to the other conditions and limitations therein set forth and set forth in this
Article II and set forth in the definition of Interest Period. Revolving Loans made after the third (3rd) Business Day after the Closing Date shall be, at the option of the applicable Borrower, selected in accordance with Section 2.10, either Floating Rate Loans or Eurocurrency Rate Loans. On the Termination Date, the applicable Borrower shall repay in full the outstanding principal balance of the Revolving Loans. Each Advance under this Section 2.2 shall consist of Revolving Loans made by each Lender ratably in proportion to such Lender's respective Revolving Loan Pro Rata Share.

         (B) Borrowing/Election Notice. SDM shall deliver to the Administrative Agent a Borrowing/Election Notice, signed by it, in accordance with the terms of
Section 2.8.

         (C) Making of Revolving Loans. Promptly after receipt of the Borrowing/Election Notice under Section 2.8 in respect of Revolving Loans, the Administrative Agent shall notify each Lender with a Revolving Loan Commitment greater than zero by telex or telecopy, or other similar form of transmission, of the requested Revolving Loan. Each such Lender shall make available its Revolving Loan in accordance with the terms of Section 2.7. The Administrative Agent will promptly make the funds so received from the Lenders available to SDM at the Administrative Agent's office in Chicago, Illinois on the applicable Borrowing Date and shall disburse such proceeds in accordance with SDM's disbursement instructions set forth in such Borrowing/Election Notice. The failure of any Lender to deposit the amount described above with the Administrative Agent on the applicable Borrowing Date shall not relieve any other Lender of its obligations hereunder to make its Revolving Loan on such Borrowing Date

         2.3. Swing Line Loans.

         (A) Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Section 5.1, 5.2 and 5.3, as applicable, from and including the Closing Date and prior to the Termination Date, the Swing Line Bank agrees, in its sole discretion, on the terms and conditions set forth in this Agreement, to make Dollar Denominated Swing Line Loans to SDM from time to time, in Dollars, and to make Alternate Currency Swing Line Loans to the Subsidiary Swing Line Borrowers from time to time, in the applicable Alternate Currencies, in an aggregate Dollar Amount not to exceed the Swing Line Commitment (each, individually, a "SWING LINE LOAN" and collectively, the "SWING LINE LOANS"); provided, however, at no time shall the Dollar Amount of the Revolving Credit Obligations exceed the Aggregate Revolving Loan Commitment; and provided, further, that at no time shall the sum of (a) the Swing Line Bank's Revolving Loan Pro Rata Share of the Swing Line Loans, plus (b) the outstanding Dollar Amount of Revolving Loans made by the Swing Line Bank pursuant to Section 2.2, exceed the Swing Line Bank's Revolving Loan Commitment at such time. Subject to the terms of this Agreement, and any applicable Alternate Currency Addendum, the Swing Line Borrowers may borrow, repay and reborrow Swing Line Loans at any time prior to the Termination Date.

         (B) Borrowing/Election Notice. The applicable Swing Line Borrower shall deliver to the Administrative Agent and the Swing Line Bank a Borrowing/Election Notice, signed by it, not later than 2:00 p.m. (Chicago time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day and which may be the same date as the date the Borrowing/Election Notice is given), and (ii) the aggregate amount of the requested Swing Line Loan which shall be, for Dollar Denominated Swing Line Loans, not less than $100,000 (and increments of $100,000 if in excess thereof) and for Alternate Currency Swing Line Loans, a Dollar Amount not less than $500,000 (and increments of $100,000 if in excess thereof); provided, that with respect to Alternate Currency Swing Line Loans, the foregoing requirements may be modified as appropriate in the applicable Alternate Currency Addendum and, in any event, with respect to the initial borrowing of Alternate Currency Swing Line Loans by a particular Subsidiary Swing Line Borrower, such Borrowing/Election Notice shall be delivered by SDM (on behalf of the applicable Subsidiary Swing Line Borrower) not later than 2:00 p.m. (Chicago time) on the date that is ten (10) days prior to such initial Alternate Currency Swing Line Loan. All Dollar Denominated Swing Line Loans shall bear interest at a rate quoted by the Administrative Agent to SDM, or, if no such rate is quoted, at the Floating Rate. All Alternate Currency Swing Line Loans shall bear interest at applicable local rates and margins to be determined by the Swing Line Bank and acceptable to the applicable Swing Line Subsidiary Borrower, which rate shall be set forth in the related Alternate Currency Addendum.

         (C) Making of Swing Line Loans. Promptly after receipt of the Borrowing/Election Notice under Section 2.3(B) in respect of Swing Line Loans, the Administrative Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the requested Swing Line Loan. Not later than 4:00 p.m. (Chicago time) (or such other time specified in any Alternate Currency Addendum) on the applicable Borrowing Date, the Swing Line Bank shall make available its Swing Line Loan, in funds immediately available (x) with respect to any Dollar Denominated Swing Line Loan, in Chicago to the Administrative Agent at its address specified pursuant to Article XV and (y) with respect to any Alternate Currency Swing Line Loan, to the Administrative Agent at its address specified in the applicable Alternate Currency Addendum. The Administrative Agent will promptly make the funds so received from the Swing Line Bank available to the applicable Swing Line Borrower on the Borrowing Date at the Administrative Agent's aforesaid address.

         (D) Repayment of Swing Line Loans. Each Swing Line Loan shall be paid in full by the applicable Swing Line Borrower on or before the thirtieth (30th) day after the Borrowing Date for such Swing Line Loan. The Swing Line Borrowers may at any time pay, without penalty or premium, all outstanding Swing Line Loans or any portion of the outstanding Swing Line Loans which, for Dollar Denominated Swing Line Loans, shall be in a minimum amount that is not less than $100,000 (and increments of $100,000 if in excess thereof) and for Alternate Currency Swing Line Loans, shall be in a minimum Dollar Amount that is not less than $500,000 (and increments of $100,000 if in excess thereof), upon notice to the Administrative Agent and the Swing Line Bank. At the request of a Subsidiary Swing Line Borrower, and in the sole discretion of the Swing Line Bank, an Alternate Currency Swing Line Loan may be continued as an Alternate Currency Swing Line Loan for an additional 30-day period from the date such Loan is otherwise due. In addition, the Administrative Agent (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall on the thirtieth (30th) day after the Borrowing Date of any Swing Line Loan

(or successive thirtieth (30th) day if such Swing Line Loan has been continued pursuant to the immediately preceding sentence), (x) if such outstanding Loan is an Alternate Currency Swing Line Loan, cause such Loan to immediately and automatically convert into and be redenominated in Dollars equal to the Dollar Amount of such Alternate Currency Swing Line Loan as of the date of such conversion and (y) in each instance, require each Lender (including the Swing Line Bank) to make a Revolving Loan for the benefit of SDM in the Dollar Amount of such Lender's Revolving Loan Pro Rata Share of such Swing Line Loan, for the purpose of repaying such Swing Line Loan. Not later than 2:00 p.m. (Chicago time) on the date of any notice received pursuant to this Section 2.3(D), each Lender shall make available its required Revolving Loan or Revolving Loans, in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article XV. Revolving Loans made pursuant to this
Section 2.3(D) shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurocurrency Rate Loans in the manner provided in Section 2.10 and subject to the other conditions and limitations therein set forth and set forth in this Article II. Unless a Lender shall have notified the Swing Line Bank, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 5.1, 5.2 and 5.3, as applicable, had not then been satisfied, such Lender's obligation to make Revolving Loans pursuant to this Section 2.3(D) to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, the Swing Line Bank or any other Person, (b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Swing Line Borrowers, or
(d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.3(D), the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.3(D), such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the Swing Line Bank, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Termination Date, the Swing Line Borrowers shall repay in full the outstanding principal balance of the Swing Line Loans.

         (E) Other Provisions Applicable to Alternate Currency Swing Line Loans. The specification of payment of Alternate Currency Swing Line Loans in the related Alternate Currency at a specific place pursuant to this Agreement or the applicable Alternate Currency Addendum is of the essence. Such Alternate Currency shall be the currency of account and payment of such Loans under this Agreement and the applicable Alternate Currency Addendum. Notwithstanding anything in this Agreement, the obligation of the applicable Subsidiary Swing Line Borrower in respect of such Loans shall not be discharged by an amount paid in any other currency or at another place, whether pursuant to a judgment or otherwise, to the extent the amount so paid, on prompt conversion into the applicable Alternate Currency and transfer to the Swing Line Bank or Lenders under normal banking procedure, does not yield the amount of such Alternate Currency due under this Agreement and the applicable Alternate Currency Addendum. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in payment of the amount of such Alternate Currency due under this Agreement or the applicable Alternate Currency Addendum, the Swing Line Bank shall have an independent cause of action against each of the Borrowers for the currency deficit.

         (F) Addition of Subsidiary Swing Line Borrowers. SDM may at any time or from time to time, with the consent of the Administrative Agent, add as a party to this Agreement any Subsidiary to be a "Subsidiary Swing Line Borrower" hereunder by the execution and delivery to the Administrative Agent and the Lenders of (a) a duly completed Assumption Letter by such Subsidiary, with the written consent of SDM at the foot thereof and (b) such other guaranty, security documents and legal opinions as may be reasonably required by the Administrative Agent, such documents with respect to any additional Subsidiaries to be substantially similar in form and substance to the Loan Documents executed as of the Closing Date. Upon such execution, delivery and consent, such Subsidiary shall for all purposes be a party hereto as a Subsidiary Swing Line Borrower as fully as if it had executed and delivered this Agreement. So long as the principal of and interest on any Advances made to any Subsidiary Swing Line Borrower under this Agreement shall have been repaid or paid in full and all other obligations of such Subsidiary Swing Line Borrower under this Agreement shall have been fully performed, SDM may, by not less than five (5) Business Days' prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), terminate such Subsidiary Swing Line Borrower's status as a "Subsidiary Swing Line Borrower".

         2.4. Rate Options for all Advances; Maximum Interest Periods. Dollar Denominated Swing Line Loans shall bear interest at a rate quoted by the Administrative Agent to SDM, but if no such rate is quoted, such Swing Line Loans shall be Floating Rate Advances. Alternate Currency Swing Line Loans shall bear interest at a rate and margin to be determined by the Swing Line Bank and acceptable to the applicable Subsidiary Swing Line Borrower, which rate shall be set forth in the applicable Alternate Currency Addendum. The Revolving Loans and Term Loans may be Floating Rate Advances or Eurocurrency Rate Advances, or a combination thereof, selected by the Borrowers in accordance with Section 2.10; provided, however, notwithstanding anything herein to the contrary, for the period from the Closing Date to the date upon which the Arranger confirms that the loan syndication process for the Tranche B Term Loans has been completed (the "SYNDICATION PERIOD"), all Tranche B Term Loans shall be Floating Rate Advances. The Borrowers may select, in accordance with Section 2.10, Rate Options and Interest Periods applicable to portions of the Revolving Loans and the Term Loans; provided that there shall be no more than twelve (12) Interest Periods in effect with respect to all of the Loans at any time; provided, further, that the Opt-Out Rate shall only apply to the extent required by
Section 2.23.

         2.5. Optional Payments; Mandatory Prepayments.

         (A) Optional Payments. The Borrowers may from time to time and at any time upon at least one (1) Business Day's prior written notice repay or prepay, without penalty or premium (subject to Section 2.5(C)), all or any part of outstanding Swing Line Loans which, for Dollar Denominated Swing Line Loans, shall be in an aggregate minimum amount of not less than $100,000 (and increments of $100,000 if in excess thereof) and for Alternate Currency Swing Line Loans, shall be in an aggregate minimum Dollar Amount of not less than $500,000 (and increments of $100,000 if in excess thereof), and in respect of any other Floating Rate Advances in an aggregate minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof. Eurocurrency Rate Advances may be voluntarily repaid or prepaid prior to the last day of the applicable Interest Period, subject to the indemnification provisions contained in Section 4.4 and subject to Section 2.5(C), in an aggregate minimum Dollar Amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof; provided, that the applicable Borrower may not so prepay Eurocurrency Rate Advances unless it shall have provided at least three
(3) Business Days' prior written notice to the Administrative Agent of such prepayment.

         (B)   Mandatory Prepayments.

               (i)  Mandatory Prepayments of Term Loans.

               (a) Asset Sales. Upon the consummation of any Asset Sale by the Parent or any of its Subsidiaries or the receipt by the Parent or any Subsidiary of proceeds from any condemnation proceeding or from insurance in connection with any loss, except as provided in the second sentence of this Section 2.5(B)(i)(a), and except to the extent that the Net Cash Proceeds of such Asset Sale or other such net proceeds, when combined with the Net Cash Proceeds of all such Asset Sales or other such proceeds during the immediately preceding twelve-month period, do not exceed $5,000,000 in the aggregate, within three (3) Business Days after the Parent's or any of its Subsidiaries' (i) receipt of any Net Cash Proceeds from any such Asset Sale or other such proceeds, or
                    (ii) conversion to cash or Cash Equivalents of non-cash proceeds (whether principal or interest and including securities, release of escrow arrangements or lease payments) received from any Asset Sale, the Borrowers shall make a mandatory prepayment of the Obligations in an amount equal to one hundred percent (100%) of such Net Cash Proceeds or other such proceeds or such proceeds converted from non-cash to cash or Cash Equivalents. Net Cash Proceeds of Asset Sales with respect to which the Borrowers shall have given the Administrative Agent written notice within three (3) Business Days after such Asset Sale of its intention to replace the assets or use such Net Cash Proceeds to acquire other like-kind assets within one hundred eighty (180) days following such Asset Sale shall not be subject to the provisions of the first sentence of this Section 2.5(B)(i)(a) unless and to the extent that such applicable period shall have expired without such replacement having been made.

               (b) Excess Cash Flow. Simultaneously with the delivery of the annual audited financial statements required to be delivered pursuant to Section 7.1(A)(ii) for each fiscal year beginning with the fiscal year ending September 30, 2001, if at such time the Leverage Ratio is greater than or equal to
                    2.50 to 1.00, the Parent shall calculate Excess Cash Flow for such fiscal year and shall make a mandatory prepayment of the Obligations, payable not later than the earlier of ten (10) days after such financial statements and calculation are delivered or one hundred (100) days after the end of such fiscal year, in an amount equal to fifty percent (50%) of such Excess Cash Flow.

               (c) Equity Financings. Upon the consummation of any Financing by the Parent, any Borrower or any Subsidiary constituting a sale or issuance of any Disqualified Stock or Equity Interests (other than in connection with stock issued to fund Permitted Acquisitions) thereby, within three (3) Business Days after the Parent's the Borrowers' or any of their respective Subsidiaries' receipt of any Net Cash Proceeds from such Financing, the Borrowers shall make a mandatory prepayment of the Obligations in an amount equal to fifty percent (50%) of such Net Cash Proceeds.

               (d) Debt Financings. Upon the consummation of any Financing by the Parent, any Borrower or any Subsidiary thereof constituting a sale or issuance of any Indebtedness in the form of debt securities thereby, within three (3) Business Days after the Parent's, the Borrowers' or any of their respective Subsidiaries' receipt of any Net Cash Proceeds from such Financing, the Borrowers shall make a mandatory prepayment of the Obligations in an amount equal to one hundred percent (100%), or, at any time after the Leverage Ratio is less than 2.50 to 1.00, fifty percent (50%) of such Net Cash Proceeds.

               (e) No Consent. Nothing in this Section 2.5(B)(i) shall be construed to constitute the Lenders' consent to any transaction referred to in clause (a), (c) or (d) above which is not expressly permitted by the terms of this Agreement.

               (f) Application of Designated Prepayments. Each mandatory prepayment required by clauses (a), (b), (c) and (d) of this
                    Section 2.5(B)(i) shall be referred to herein as a "DESIGNATED PREPAYMENT." Designated Prepayments shall be allocated and applied to the Obligations as follows:

                    (1) the amount of each Designated Prepayment shall be applied first ratably to the Tranche A Term Loans and the Tranche B Term Loans, with fifty percent (50%) of each prepayment being applied to unpaid installments in the order of maturity and fifty percent (50%) being applied to unpaid installments in the inverse order of maturity; provided, however, that so long as any Tranche A Term Loans are outstanding, any Tranche B Term Loan Lender may decline all or any portion of a Designated Prepayment in an amount that shall not exceed the outstanding principal balance of the Tranche A Term Loans, which declined amount shall be applied to the then remaining installments of the Tranche A Term Loans; and

                    (2) following the payment in full of the Tranche A Term Loans and the Tranche B Term Loans, the amount of each Designated Prepayment shall be applied to repay Revolving Loans (but shall reduce Revolving Loan Commitments only at the option of the Required Lenders) and following the payment in full of the Revolving Loans, the amount of each Designated Prepayment shall be applied first to interest on the Reimbursement Obligations, then to principal on the Reimbursement

                         Obligations, then to fees on account of Letters of Credit and then, to the extent any L/C Obligations are contingent, deposited with the Administrative Agent as cash collateral in respect of such L/C Obligations.

          (ii) Mandatory Prepayments of Revolving Loans.

          (a) In addition to repayments under Section 2.5(B)(i), if at any time and for any reason (other than fluctuations in currency exchange rates) the Dollar Amount of the Revolving Credit Obligations are greater than the Aggregate Revolving Loan Commitment, the Borrowers shall immediately make a mandatory prepayment of the Obligations in an amount equal to such excess.

          (b)  If on the last Business Day of any month:

               (1) The Dollar Amount of the Revolving Loan Obligations exceeds one hundred five percent (105%) of the Aggregate Revolving Loan Commitment as a result of fluctuations in currency exchange rates, SDM shall immediately prepay Loans for the ratable benefit of the Lenders (to be applied to such Loans as SDM shall direct at the time of such payment) in an aggregate amount such that after giving effect thereto the Dollar Amount of the Revolving Credit Obligations is less than or equal to the Aggregate Revolving Loan Commitment;

               (2) The Dollar Amount of the Eurocurrency Rate Loans exceeds one hundred five percent (105%) of the Maximum Non-Eurodollar Eurocurrency Amount as a result of fluctuations in currency exchange rates, SDM shall immediately prepay Loans for the ratable benefit of the Lenders (to be applied to such Loans as SDM shall direct at the time of such payment) in an aggregate amount such that after giving effect thereto the Dollar Amount of the Outstanding Eurocurrency Rate Loans is less than or equal to the Maximum Non-Eurodollar Eurocurrency Amount; or

               (3) The Dollar Amount of all outstanding Swing Line Loans exceeds one hundred five percent (105%) of the Swing Line Commitments as a result of fluctuations in currency exchange rates, the applicable Swing Line Borrower shall on such date prepay, or cause to be prepaid, Swing Line Loans in an aggregate amount such that after giving effect thereto the Dollar Amount of all such Swing Line Loans is less than or equal to the aggregate Swing Line Commitments.

         (iii) Application of Prepayments. On the date any Designated Prepayments or any prepayment under clause (ii) above is received by the Administrative Agent, such prepayment shall be applied first to Floating Rate Loans and Alternate Currency Swing Line Loans bearing a fluctuating rate of interest and to any Eurocurrency Rate Loans and Opt-Out Loans maturing on such date and then to subsequently maturing Eurocurrency Rate Loans and Opt-Out Loans in order of maturity.

         (C) Call Protection. Notwithstanding anything herein to the contrary, any optional prepayments of the Tranche B Term Loans made pursuant to Section 2.5(A) or any Designated Prepayments accepted by the Tranche B Term Loan Lenders (other than Designated Prepayments made pursuant to Sections 2.5(B)(i)(a) or (b)), in each case, whether as a result of acceleration or otherwise and on any date that is (i) on or prior to the first anniversary of the Closing Date shall be equal to 102% of such prepaid amount and (ii) after the first anniversary of the Closing Date and on or prior to the second anniversary of the Closing Date shall be equal to 101% of such prepaid amount. Amounts prepaid after the second anniversary of the Closing Date shall be repaid without penalty or premium other than amounts required pursuant to the indemnification provisions contained in
Section 4.4, if applicable.

         2.6. Reduction of Commitments. The Borrowers may permanently reduce the Aggregate Revolving Loan Commitment in whole, or in part ratably among the Lenders, in an aggregate minimum Dollar Amount of $5,000,000 with respect to each such Commitment and integral multiples of $1,000,000 in excess of that amount with respect to each such Commitment (unless the Aggregate Revolving Loan Commitment is reduced in whole), upon at least one (1) Business Day's prior written notice to the Administrative Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Revolving Loan Commitment may not be reduced below the aggregate principal Dollar Amount of the outstanding Revolving Credit Obligations. All accrued commitment fees shall be payable on the effective date of any termination of all or any part of the obligations of the Lenders to make Loans hereunder.

         2.7. Method of Borrowing. Not later than 12:00 p.m. (Chicago time) on each Borrowing Date, each Lender shall make available its Revolving Loan or Term Loan, in immediately available funds in the Agreed Currency to the Administrative Agent at its address specified pursuant to Article XV, unless the Administrative Agent has notified the Lenders that such Loan is to be made available to the applicable Borrower at the Administrative Agent's Eurocurrency Payment Office, in which case each Lender shall make available its Loan or Loans, in funds immediately available to the Administrative Agent at its Eurocurrency Payment Office, not later than 12:00 p.m. (local time in the city of the Administrative Agent's Eurocurrency Payment Office) in the Agreed Currency designated by the Administrative Agent. The Administrative Agent will promptly make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent's aforesaid address.

         2.8. Method of Selecting Types, Currency and Interest Periods for Advances. The applicable Borrower shall select the Type of Advance and, in the case of each Eurocurrency Rate Advance, the Interest Period and Agreed Currency, and, in the case of Alternate Currency Swing Line Loans, the Alternate Currency applicable to each Advance from time to time; provided, that an Advance shall only consist of Opt-Out Loans to the extent required by Section 2.23. The applicable Borrower shall give the Administrative Agent irrevocable notice in substantially the form of Exhibit B hereto (a "BORROWING/ELECTION NOTICE") not later than 12:00 p.m. (Chicago time) (a) on or before the Borrowing Date of each Floating Rate Advance and (b) three (3) Business Days before the Borrowing Date for each Eurocurrency Rate Advance to be made in Dollars specifying: (i) the Borrowing Date (which shall be a Business Day) of such Advance; (ii) the aggregate amount of such Advance; (iii) the Type of Advance selected (which Type shall be limited to Eurocurrency Rate

Loans and Floating Rate Loans); and (iv) in the case of each Eurocurrency Rate Advance, the Interest Period and Agreed Currency applicable thereto. The Borrowers shall select Interest Periods so that, to the best of their knowledge, it will not be necessary to prepay all or any portion of any Eurocurrency Rate Loan or Opt-Out Loan prior to the last day of the applicable Interest Period in order to make mandatory prepayments as required pursuant to the terms hereof. Each Floating Rate Advance, each Alternate Currency Swing Line Loan bearing a fluctuating rate of interest and all Obligations other than Loans shall bear interest from and including the date of the making of such Advance, in the case of Loans, and the date such Obligation is due and owing in the case of such other Obligations, to (but not including) the date of repayment thereof at the Floating Rate or rate applicable to such Alternate Currency Swing Line Loans, as applicable, changing when and as such Floating Rate or rate applicable to such Alternate Currency Swing Line Loans, as applicable, changes. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Loan will take effect simultaneously with each change in the Alternate Base Rate. Changes in the rate of interest on any portion of any Alternate Currency Swing Line Loan bearing a fluctuating rate of interest will take effect simultaneously with each change in such rate. Each Eurocurrency Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurocurrency Rate Advance and shall change as and when the Applicable Eurocurrency Margin changes.

         2.9. Minimum Amount of Each Advance. Dollar Denominated Swing Line Loans shall be in a minimum amount of $100,000 (and increments of $100,000 in excess thereof) and Alternate Currency Swing Line Loans shall be in a minimum Dollar Amount of $500,000 (and increments of $100,000 in excess thereof). Each other Advance (other than an Advance to repay Swing Line Loans or a Reimbursement Obligation) shall be in the minimum Dollar Amount of $5,000,000 (or the approximate Equivalent Amount of any Agreed Currency other than Dollars or any Alternate Currency) and in Dollar Amount multiples of $1,000,000 (or the approximate Equivalent Amount of any Agreed Currency other than Dollars or any Alternate Currency) if in excess thereof (or such other amounts as may be specified in the applicable Alternate Currency Addendum), provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Revolving Loan Commitment.

         2.10. Method of Selecting Types, Currency and Interest Periods for Conversion and Continuation of Advances.

         (A) Right to Convert. The applicable Borrower may elect from time to time, subject to the provisions of Section 2.4 and this Section 2.10, to convert all or any part of a Loan of any Type into any other Type or Types of Loans; provided that any conversion of any Eurocurrency Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.

         (B) Automatic Conversion and Continuation. Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurocurrency Rate Loans. Eurocurrency Rate Loans shall continue as Eurocurrency Rate Loans until the end of the then applicable Interest Period therefor, at which time such Eurocurrency Rate Loans with an Agreed Currency of Dollars shall be automatically converted into Floating Rate Loans unless the applicable Borrower shall have given the Administrative Agent notice in accordance with Section 2.10(D) requesting that, at the end of such Interest Period, such Eurocurrency Rate Loans continue as a

Eurocurrency Rate Loan. Unless a Borrowing/Election Notice shall have timely been given in accordance with the terms of this Section 2.10, Eurocurrency Rate Advances in an Agreed Currency other than Dollars shall continue with an Interest Period of one (1) month.

         (C) No Conversion Post-Default or Post-Unmatured Default. Notwithstanding anything to the contrary contained in Section 2.10(A) or Section 2.10(B), no Loan may be converted into or continued as a Eurocurrency Rate Loan (except with the consent of the Required Lenders) when any Default or Unmatured Default has occurred and is continuing.

         (D) Borrowing/Election Notice. The applicable Borrower shall give the Administrative Agent irrevocable notice (a "BORROWING/ELECTION NOTICE") of each conversion of a Floating Rate Loan into a Eurocurrency Rate Loan or continuation of a Eurocurrency Rate Loan not later than 12:00 p.m. (Chicago time) three (3) Business Days prior to the date of the requested conversion or continuation, specifying: (1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and Type of the Loan to be converted or continued; and (3) the amount of Eurocurrency Rate Loan(s), if applicable, into which such Loan is to be converted or continued, the Agreed Currency and the duration of the Interest Period applicable thereto.

         (E) Conversion/Continuation in Same Agreed Currency. Notwithstanding anything herein to the contrary, Eurocurrency Rate Advances in an Agreed Currency may be continued as Eurocurrency Rate Advances only in the same Agreed Currency.

         (F) Conversion/Continuation of Opt-Out Loans. Each reference in this
Section 2.10 to Eurocurrency Rate Loans shall apply to Opt-Out Loans which, together with such Eurocurrency Rate Loans, constitute the same Eurocurrency Rate Advance pursuant to Section 2.23; provided, that notwithstanding anything herein to the contrary, Opt-Out Loans may not be converted to Eurocurrency Loans in the applicable Opt-Out Currency.

         2.11. Default Rate. After the occurrence and during the continuance of a Default, at the option of the Administrative Agent or at the direction of the Required Lenders:

               (i) the interest rate(s) applicable to the Obligations and all other fees (including the fees payable under Section 3.8 with respect to Letters of Credit and the non-utilization fee payable under Section 2.15(C)(ii)) shall be equal to (x) the interest rates and fees calculated based on the maximum (Level IV Status) Applicable Floating Rate Margins, Applicable Eurocurrency Margins and Applicable Commitment Fee Percentage, as applicable, under the pricing grid set forth in
         Section 2.15(D)(ii) (and, in the case of the non-utilization fee, the then applicable fee) plus (y) two percent (2.00%) per annum for all such Obligations and fees; and

               (ii) the principal balance of, and, to the extent permitted by law, any overdue interest on any Alternate Currency Swing Line Loan shall bear interest, payable upon demand, for each day until paid at the rate per annum equal to two percent (2.00%) plus the interest rate applicable to such Alternate Currency Swing Line Loan immediately prior to the Default.

         2.12. Method of Payment. All payments of principal, interest, fees, commissions and L/C Obligations hereunder shall be made, without setoff, deduction or counterclaim (unless indicated otherwise in Section 2.15(E)), in immediately available funds to the Administrative Agent (i) at the Administrative Agent's address specified pursuant to Article XV in immediately available funds with respect to Advances or other Obligations denominated in Dollars and (ii) at the Administrative Agent's Eurocurrency Payment Office in immediately available funds with respect to any Advance or other Obligations denominated in an Agreed Currency other than Dollars (or, with respect to Alternate Currency Swing Line Loans, at such other office specified in any applicable Alternate Currency Addendum), or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrowers, by 1:00 p.m. (Chicago time) on the date when due and shall be made ratably among the Lenders (unless such amount is not to be shared ratably in accordance with the terms hereof). Each Advance shall be repaid or prepaid in the Agreed Currency in which it was made in the amount equal to the amount borrowed in such Agreed Currency and interest payable thereon shall also be paid in such currency. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds which the Administrative Agent received at its address specified pursuant to Article XV or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. Each reference to the Administrative Agent in this
Section 2.12 shall also be deemed to refer, and shall apply equally, to the Issuing Bank, in the case of payments required to be made by SDM to the Issuing Bank pursuant to Article III.

         All payments to be made by the Borrowers hereunder in respect of any Alternate Currency Swing Line Loans shall be made in the currencies in which such Loans are denominated and in funds immediately available, at the office or branch from which the Loan was made pursuant to Section 2.3(C) and the applicable Alternate Currency Addendum not later than 3:00 p.m. (local time) on the date on which such payment shall become due. Promptly upon receipt of any payment of principal of the Alternate Currency Swing Line Loans the Swing Line Bank shall give written notice to the Administrative Agent by telex or telecopy of the receipt of such payment.

         Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such Agreed Currency or Alternate Currency, as applicable, with the result that different types of such Agreed Currency or Alternate Currency, as applicable, (the "NEW CURRENCY") are introduced and the type of currency in which the Advance was made (the "ORIGINAL CURRENCY") no longer exists or any Borrower is not able to make payment to the Administrative Agent for the account of the Lenders or Swing Line Bank, as applicable, in such Original Currency, then all payments to be made by the Borrowers hereunder in such currency shall be made to the Administrative Agent or Swing Line Bank, as applicable, in such amount and such type of the New Currency or Dollars as shall be equivalent to the amount of such payment otherwise due hereunder in the Original Currency, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations. In addition, notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, the applicable Borrower is not able to make payment to the Administrative Agent for the account of the Lenders or the Swing Line Bank in the type of currency in which such Advance was made because of the imposition of any such currency control or exchange regulation, then such Advance shall instead be repaid when due in Dollars in a principal amount equal to the Dollar Amount (as of the date of repayment) of such Advance.

         2.13. Evidence of Debt.

         (A) Loan Account. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "LOAN ACCOUNT") evidencing the Indebtedness of the Borrowers to such Lender owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (B) Register. The Register maintained by the Administrative Agent pursuant to Section 14.3(C) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded
(i) the date and the amount of each Loan made hereunder, the Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount and the currency of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, (iii) the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto pursuant to Section 14.3, (iv) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof, and (v) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

         (C) Entries in Loan Account and Register. The entries made in the Loan Account, the Register and the other accounts maintained pursuant to subsections
(A) or (B) of this Section shall be conclusive and binding for all purposes, absent manifest error, unless the applicable Borrower objects to information contained in the Loan Accounts, the Register or the other accounts within thirty
(30) days of the applicable Borrower's receipt of such information; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

         (D) Notes Issued Upon Request. Any Lender may request that the Revolving Loans, Tranche A Term Loans or Tranche B Term Loans made by it each be evidenced by a promissory note in substantially the forms of Exhibit K-1, K-2 or K-3, respectively, to evidence such Lender's Revolving Loans, Tranche A Term Loans or Tranche B Term Loans, as applicable. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note for such Loans payable to the order of such Lender and in a form approved by the Administrative Agent and consistent with the terms of this Agreement. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 14.3) be represented by one or more promissory notes in such form payable to the order of the payee named therein.

         2.14. Telephonic Notices. The Borrowers authorize the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the applicable Borrower. The Borrowers agree to deliver promptly to the Administrative Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error. In case of disagreement concerning such notices, if the

Administrative Agent has recorded telephonic borrowing notices, such recordings will be made available to the applicable Borrower upon its request therefor.

         2.15. Promise to Pay; Interest and Commitment Fees; Non-Utilization Fees; Interest Payment Dates; Interest and Fee Basis; Taxes; Loan and Control Accounts.

         (A) Promise to Pay; Joint and Several Liability of the Borrowers. All Advances shall be paid in full by the applicable Borrower or Borrowers on the earlier of (i) the Termination Date and (ii) the Facility Termination Date. Each Borrower unconditionally promises to pay when due the principal amount of each Loan and all other Obligations incurred by it, and to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the other Loan Documents, and confirms that all Borrowers organized under the laws of a jurisdiction located in the United States of America shall be jointly and severally liable for all of the Obligations.

         (B) Interest Payment Dates. Interest accrued on each Floating Rate Loan shall be payable on each Payment Date (commencing with the first such date to occur after the date hereof), upon any prepayment whether by acceleration or otherwise, and at maturity (whether by acceleration or otherwise). Interest accrued on each Eurocurrency Rate Loan or Opt-Out Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Eurocurrency Rate Loan or Opt-Out Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurocurrency Rate Loan or Opt-Out Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on the principal balance of all other Obligations shall be payable in arrears (i) on each Payment Date, commencing on the first such day following the incurrence of such Obligation, (ii) upon repayment thereof in full or in part, and (iii) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

         (C) Commitment Fees; Non-Utilization Fee; Fee Letter.

             (i) SDM shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Revolving Loan Pro Rata Shares, from and after the Effective Date until the date on which the Aggregate Revolving Loan Commitment shall be terminated in whole, a commitment fee accruing at the rate of the then Applicable Commitment Fee Percentage, on the amount by which (A) the Aggregate Revolving Loan Commitment in effect from time to time exceeds (B) the Revolving Credit Obligations (excluding the outstanding principal amount of the Swing Line Loans) in effect from time to time. All such commitment fees payable under this clause (C) shall be payable quarterly in arrears on each Payment Date occurring after the Effective Date (with the first such payment being calculated for the period from the Effective Date and ending on December 31, 2000), and, in addition, on any date on which the Aggregate Revolving Loan Commitment shall be terminated in whole.

             (ii) If, on any date, the outstanding principal amount of the Revolving Loans (excluding Swing Line Loans) and Letters of Credit is less than fifty percent (50%) of the Aggregate Revolving Loan Commitment on such date, SDM shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Revolving Loan Pro Rata Shares, a non-utilization fee in the amount of 0.25% per annum on the unused portion of the Aggregate Revolving Loan Commitment.

             (iii) The Parent and the Borrowers agree to pay to the Administrative Agent for the sole account of the Administrative Agent and the Arranger (unless otherwise agreed between the Administrative Agent and the Arranger and any Lender) the fees set forth in the letter agreement among the Administrative Agent, the Arranger, SIC and the Parent dated October 24, 2000, payable at the times and in the amounts set forth therein.

         (D) Interest and Fee Basis; Applicable Floating Rate Margins, Applicable Eurocurrency Margins and Applicable Commitment Fee Percentage.

             (i) Interest on all Loans for which the Prime Rate is the basis shall be calculated for actual days elapsed on the basis of a 365-day year. Interest on all other Loans (except as provided otherwise in the applicable Alternate Currency Addendum in the case of an Alternate Currency Swing Line Loan) and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (Chicago time) at the place of payment. If any payment of principal of or interest on a Loan or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment.

             (ii) The Applicable Floating Rate Margins, Applicable Eurocurrency Margins and Applicable Commitment Fee Percentage shall be determined from time to time by reference to the table set forth below, on the basis of the then applicable Leverage Ratio as described in this
         Section 2.15(D)(ii):

    STATUS        LEVERAGE         APPLICABLE        APPLICABLE       APPLICABLE       APPLICABLE       APPLICABLE
                    RATIO           FLOATING          FLOATING           EURO-            EURO-           COMMIT-
                                  RATE MARGINS          RATE           CURRENCY         CURRENCY           MENT
                                  FOR REVOLVING        MARGINS          MARGINS          MARGINS           FEE
                                    LOANS AND            FOR              FOR             FOR           PERCENTAGE
                                   TRANCHE A          TRANCHE B        REVOLVING        TRANCHE B
                                   TERM LOANS           TERM           LOANS AND          TERM
                                                        LOANS          TRANCHE A          LOANS
                                                                         TERM
                                                                         LOANS
                                                                          AND
                                                                       APPLICABLE
                                                                        L/C FEE
                                                                       PERCENTAGE
--------------- --------------- ------------------- ---------------- ---------------- ---------------- ---------------
   LEVEL I      Less than or          1.00%              2.75%            2.00%            3.75%           0.375%
                equal to 1.75
                to 1.00
--------------- --------------- ------------------- ---------------- ---------------- ---------------- ---------------

    STATUS        LEVERAGE          APPLICABLE       APPLICABLE       APPLICABLE       APPLICABLE       APPLICABLE
                    RATIO            FLOATING         FLOATING           EURO-            EURO-           COMMIT-
                                   RATE MARGINS         RATE           CURRENCY         CURRENCY           MENT
                                   FOR REVOLVING       MARGINS          MARGINS          MARGINS           FEE
                                     LOANS AND           FOR              FOR             FOR           PERCENTAGE
                                     TRANCHE A        TRANCHE B        REVOLVING        TRANCHE B
                                    TERM LOANS          TERM           LOANS AND          TERM
                                                        LOANS          TRANCHE A          LOANS
                                                                         TERM
                                                                         LOANS
                                                                          AND
                                                                       APPLICABLE
                                                                        L/C FEE
                                                                       PERCENTAGE
--------------- --------------- ------------------- ---------------- ---------------- ---------------- ---------------

   LEVEL II     Greater than          1.25%              2.75%            2.25%            3.75%           0.425%
                1.75 to 1.00
                and Less than
                or equal to
                2.25 to 1.00
--------------- --------------- ------------------- ---------------- ---------------- ---------------- ---------------
  LEVEL III     Greater than          1.50%              2.75%            2.50%            3.75%           0.50%
                2.25 to 1.00
                and Less than
                or equal to
                2.75 to 1.00
--------------- --------------- ------------------- ---------------- ---------------- ---------------- ---------------
   LEVEL IV     Greater than          1.75%              2.75%            2.75%            3.75%           0.50%
                2.75 to 1.00
--------------- --------------- ------------------- ---------------- ---------------- ---------------- ---------------

For purposes of this Section 2.15(D)(ii), the Leverage Ratio shall be calculated as provided in Section 7.4(A). Upon receipt of the financial statements delivered pursuant to Sections 7.1(A)(i) and (ii), as applicable, the Applicable Floating Rate Margins, Applicable Eurocurrency Margins and Applicable Commitment Fee Percentage shall be adjusted, such adjustment being effective five (5) Business Days following the Administrative Agent's receipt of such financial statements and the compliance certificate required to be delivered in connection therewith pursuant to Section 7.1(A)(iii); provided, that if the Parent and the Borrowers shall not have timely delivered their financial statements in accordance with Section 7.1(A)(i) or (ii), as applicable, then commencing on the date upon which such financial statements should have been delivered and continuing until five (5) Business Days following the date such financial statements are actually delivered, the Applicable Floating Rate Margins, Applicable Eurocurrency Margins and Applicable Commitment Fee Percentage shall be the Applicable Floating Rate Margins, Applicable Eurocurrency Margins and applicable Commitment Fee Percentage corresponding to Level IV Status under the pricing grid set forth in Section 2.15(D)(ii).

             (iii) Notwithstanding anything herein to the contrary, from the Closing Date until receipt of the Parent's financial statements delivered pursuant to Section 7.1(A)(i) for the fiscal quarter ending June 30, 2001, the Applicable Floating Rate Margins, Applicable Eurocurrency Margins and Applicable Commitment Fee Percentage shall be those corresponding to Level IV Status.

         (E) Taxes.

             (i) Any and all payments by the Parent (as used in this Section 2.15(E), in its capacity as a Guarantor) and the Borrowers hereunder (whether in respect of principal, interest, fees or otherwise) shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings or any interest, penalties and liabilities with respect thereto including those arising after the date hereof as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of each Lender and the Administrative




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

         Agent, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by such Lender's or the Administrative Agent's, as the case may be, net income by the United States of America or any Governmental Authority of the jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities which the Administrative Agent or a Lender determines to be applicable to this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit being hereinafter referred to as "TAXES"). If the Parent or any Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under the other Loan Documents to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions applicable to additional sums payable under this Section 2.15(E)) such Lender or Administrative Agent (as the case may
         be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Parent or the applicable Borrower shall make such deductions or withholdings, and
         (iii) the Parent or the applicable Borrower shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law. If a withholding tax of the United States of America or any other Governmental Authority shall be or become applicable (y) after the date of this Agreement, to such payments by the Parent or the applicable Borrower made to the Lending Installation or any other office that a Lender may claim as its Lending Installation, or (z) after such Lender's selection and designation of any other Lending Installation, to such payments made to such other Lending Installation, such Lender shall use reasonable efforts to make, fund and maintain the affected Loans through another Lending Installation of such Lender in another jurisdiction so as to reduce the Parent's or the applicable Borrower's liability hereunder, if the making, funding or maintenance of such Loans through such other Lending Installation of such Lender does not, in the judgment of such Lender, otherwise adversely affect such Loans, or obligations under the Revolving Loan Commitments of such Lender.

             (ii) In addition, the Parent and the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, from the issuance of Letters of Credit hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit (hereinafter referred to as "OTHER TAXES").

             (iii) Each of the Parent and each Borrower indemnifies each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.15(E)) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. If the Taxes or Other Taxes with respect to which the Parent or a Borrower has made either a direct payment to the taxation or other authority or an indemnification payment hereunder are subsequently refunded to any Lender, such Lender will return to the Parent or the applicable Borrower, if no Event of Default has occurred and is continuing, an amount equal to the lesser of the indemnification payment or the refunded amount. A certificate as to any additional amount payable to any Lender or the Administrative Agent under this
         Section 2.15(E) submitted to the Parent or the applicable Borrower and the Administrative Agent (if a Lender is so submitting) by such Lender or the Administrative Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to such deduction or withholding for or on account of any Taxes and to confirm that all such Taxes have been paid to the appropriate Governmental Authorities, the Parent or the applicable Borrower shall promptly (and in any event not later than thirty (30) days after receipt) furnish to each Lender and the Administrative Agent such certificates, receipts and other documents as may be required (in the reasonable judgment of such Lender or the Administrative Agent) to establish any tax credit to which such Lender or the Administrative Agent may be entitled.

             (iv) Within thirty (30) days after the date of any payment of Taxes or Other Taxes by the Parent or a Borrower, the Parent or the Borrowers shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

             (v) Without prejudice to the survival of any other agreement of the Parent or the Borrowers hereunder, the agreements and obligations of the Parent and the Borrowers contained in this Section 2.15(E) shall survive the payment in full of all Obligations, the termination of the Letters of Credit and the termination of this Agreement.

             (vi) Each Lender (including any Replacement Lender or Purchaser) that is not created or organized under the laws of the United States of America or a political subdivision thereof (each a "NON-U.S. LENDER") shall deliver to SDM and the Administrative Agent on or before the Effective Date, or, if later, the date on which such Lender becomes a Lender pursuant to Section 14.3 hereof (and from time to time thereafter upon the request of SDM or the Administrative Agent, but only for so long as such Non-U.S. Lender is legally entitled to do so), either (1) two (2) duly completed copies of either (A) IRS Form W-8BEN, or (B) IRS Form W-8ECI, or in either case an applicable successor form; or (2) in the case of a Non-U.S. Lender that is not legally entitled to deliver the forms listed in clause (vi)(1), (x) a certificate of a duly authorized officer of such Non-U.S. Lender to the effect that such Non-U.S. Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Parent or any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (such certificate, an "EXEMPTION CERTIFICATE") and (y) two (2) duly completed copies of IRS Form W-8BEN or applicable successor form. Each such Lender further agrees to deliver to SDM and the Administrative Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender in a form satisfactory to SDM and the Administrative Agent, before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to SDM and the Administrative Agent pursuant to this Section 2.15(E)(vi). Further, each Lender which delivers a form or certificate pursuant to this clause (vi) covenants and agrees to deliver to




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
         SDM and the Administrative Agent within fifteen (15) days prior to the expiration of such form, for so long as this Agreement is still in effect, another such certificate and/or two (2) accurate and complete original newly-signed copies of the applicable form (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder).

         Each Lender shall promptly furnish to SDM and the Administrative Agent such additional documents as may be reasonably required by the Parent or any Borrower or the Administrative Agent to establish any exemption from or reduction of any Taxes or Other Taxes required to be deducted or withheld and which may be obtained without undue expense to such Lender. Notwithstanding any other provision of this Section 2.15(E), neither the Parent nor any Borrower shall be obligated to gross up any payments to any Lender pursuant to Section 2.15(E)(i), or to indemnify any Lender pursuant to Section 2.15(E)(iii), in respect of United States federal withholding taxes to the extent imposed as a result of
         (x) the failure of such Lender to deliver to SDM the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to Section 2.15(E)(vi), (y) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or (z) the Lender designating a successor Lending Installation at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided, however, that the Parent or the applicable Borrower shall be obligated to gross up any payments to any such Lender pursuant to Section 2.15(E)(i), and to indemnify any such Lender pursuant to Section 2.15(E)(iii), in respect of United States federal withholding taxes if
         (x) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or exemption certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the date hereof, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or the certifications made in such form or forms or Exemption Certificate untrue or inaccurate in any material respect, (y) the redesignation of the Lender's Lending Installation was made at the request of the Parent or any Borrower or
         (z) the obligation to gross up payments to any such Lender pursuant to
         Section 2.15(E)(i), or to indemnify any such Lender pursuant to Section 2.15(E)(iii), is with respect to a Purchaser that becomes a Purchaser as a result of an assignment made at the request of the Parent or any Borrower.

             (vii) Upon the request, and at the expense of the Parent or the Borrowers, each Lender to which the Parent or any Borrower is required to pay any additional amount pursuant to this Section 2.15(E), shall reasonably afford the Parent or the applicable Borrower the opportunity to contest, and shall reasonably cooperate with the Parent or the applicable Borrower in contesting, the imposition of any Tax giving rise to such payment; provided, that (i) such Lender shall not be required to afford the applicable Borrower the opportunity to so contest unless the Parent or the applicable Borrower shall have confirmed in writing to such Lender its obligation to pay such amounts pursuant to this Agreement; and (ii) the

         Parent and the Borrowers shall reimburse such Lender for its reasonable attorneys' and accountants' fees and disbursements incurred in so cooperating with the Parent or the applicable Borrower in contesting the imposition of such Tax; provided, however, that notwithstanding the foregoing, no Lender shall be required to afford the Parent or any Borrower the opportunity to contest, or cooperate with the Parent or the applicable Borrower in contesting, the imposition of any Taxes, if such Lender in good faith determines that to do so would have an adverse effect on it.

         2.16. Notification of Advances, Interest Rates, Prepayments and Aggregate Revolving Loan Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Revolving Loan Commitment reduction notice, Borrowing/Election Notice, and repayment notice received by it hereunder and will notify SDM of the contents of each Opt-Out Notice received by it hereunder. The Administrative Agent will notify each Lender of its decision to include a new Eligible Currency as an Agreed Currency pursuant to clause (iii) of the definition of "Agreed Currency" on or before the date that is one (1) Business Day prior to the date on which the applicable Borrower has indicated to the Administrative Agent that it intends to submit a Borrowing/Election Notice for a Loan in such Agreed Currency. The Administrative Agent will notify the applicable Borrower and each Lender of the interest rate and Agreed Currency applicable to each Eurocurrency Rate Loan promptly upon determination of such interest rate and Agreed Currency and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.17. Lending Installations. Each Lender may book its Loans or Letters of Credit at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation. Each Lender may, by written or facsimile notice to the Administrative Agent and the Borrowers, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments and/or payments of L/C Obligations are to be made.

         2.18. Non-Receipt of Funds by the Administrative Agent. Unless a Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of any Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the applicable Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan.

         2.19. Termination Date. This Agreement shall be effective until the latest of (i) the Termination Date, (ii) the Tranche A Term Loan Termination Date and (iii) the Tranche B Term Loan




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

Termination Date. Notwithstanding the termination of this Agreement, until (A) all of the Secured Obligations (other than contingent indemnity obligations) shall have been fully and indefeasibly paid and satisfied in cash, (B) all financing arrangements among the Borrowers and the Lenders shall have been terminated (including under Hedging Agreements or other agreements with respect to Hedging Obligations) and (C) all of the Letters of Credit shall have expired, been cancelled or terminated, or cash collateralized pursuant to the terms of this Agreement or supported by a letter of credit acceptable to the Administrative Agent (collectively, the "TERMINATION CONDITIONS"), all of the rights and remedies under this Agreement and the other Loan Documents shall survive and the Administrative Agent shall be entitled to retain its security interest in and to all existing and future Collateral for the benefit of itself and the Holders of Secured Obligations.

         2.20. Replacement of Certain Lenders. In the event a Lender ("AFFECTED LENDER") shall have: (i) failed to fund its Applicable Pro Rata Share of any Advance requested by the applicable Borrower, or to fund a Revolving Loan in order to repay Swing Line Loans pursuant to Section 2.3(D), which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured, (ii) requested compensation from any Borrower under Sections 2.15(E), 4.1 or 4.2 to recover Taxes, Other Taxes or other additional costs incurred by such Lender which are not being incurred generally by the other Lenders except as provided under any applicable Alternate Currency Addendum,
(iii) delivered a notice pursuant to Section 4.3 claiming that such Lender is unable to extend Eurocurrency Rate Loans to any Borrower for reasons not generally applicable to the other Lenders (it being understood that prior delivery of an Opt-Out Notice shall not constitute a notice under this clause
(iii)) or (iv) has invoked Section 11.2; then, in any such case, after engagement of one or more "Replacement Lenders" (as defined below) by the Borrowers and/or the Administrative Agent, the Borrowers or the Administrative Agent may make written demand on such Affected Lender (with a copy to the Administrative Agent in the case of a demand by the Borrowers and a copy to the Borrowers in the case of a demand by the Administrative Agent) for the Affected Lender to assign, and such Affected Lender shall use commercially reasonable efforts to assign pursuant to one or more duly executed Assignment Agreements five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 14.3(A) which the Borrowers or the Administrative Agent, as the case may be, shall have engaged for such purpose ("REPLACEMENT LENDER"), all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Revolving Loan Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, L/C Drafts and unreimbursed drawings under Letters of Credit, and its obligation to participate in additional Letters of Credit and Swing Line Loans hereunder) in accordance with Section 14.3. The Administrative Agent agrees, upon the occurrence of such events with respect to an Affected Lender and upon the written request of the Borrowers, to use its reasonable efforts to obtain the commitments from one or more financial institutions to act as a Replacement Lender. The Administrative Agent is authorized to execute one or more of such assignment agreements as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand. Further, with respect to such assignment the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under Sections 2.15(E), 4.1, and 4.2 with respect to such Affected Lender and compensation payable under Section 2.15(C) in the event of any replacement of any Affected Lender under clause (ii) or clause (iii) of this Section 2.20;





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provided that upon such Affected Lender's replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15(E), 4.1, 4.2, 4.4, and 11.7, as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under Section 12.8. Upon the replacement of any Affected Lender pursuant to this Section 2.20, the provisions of Section 9.2 shall continue to apply with respect to Loans which are then outstanding with respect to which the Affected Lender failed to fund its Applicable Pro Rata Share and which failure has not been cured.

         2.21. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the "SPECIFIED CURRENCY") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's main office in the applicable local jurisdiction on the Business Day preceding that on which the final, non-appealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under
Section 14.2, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.

         2.22. Market Disruption; Denomination of Amounts in Dollars; Dollar Equivalent of Reimbursement Obligations.

         (A) Market Disruption. Notwithstanding the satisfaction of all conditions referred to in this Article II with respect to any Advance in any Agreed Currency other than Dollars or in any Alternate Currency, as applicable, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of any Borrower, the Administrative Agent, the Required Lenders (if such change is with respect to an Agreed Currency) and the Swing Line Bank (if such change is with respect to an Alternate Currency) make it impracticable for the Eurocurrency Rate Loans or Alternate Currency Swing Line Loans comprising such Advance to be denominated in the Agreed Currency or Alternate Currency, as applicable, specified by the applicable Borrower, then the Administrative Agent shall forthwith give notice thereof to such Borrower, the Lenders (with respect to any Agreed Currency) and the Swing Line Bank (with respect to any Alternate Currency), or the applicable Borrower shall give notice to the Administrative Agent, the Lenders (with respect to any Agreed Currency) and the Swing Line Bank




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

(with respect to any Alternate Currency), as the case may be, and such Eurocurrency Rate Loans or Alternate Currency Swing Line Loans shall not be denominated in such currency but shall be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice, as Floating Rate Loans, unless the applicable Borrower notifies the Administrative Agent at least one (1) Business Day before such date that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Agreed Currency or Alternate Currency, as the case may be, in which the denomination of such Loans would in the opinion of the Administrative Agent, the Required Lenders or the Swing Line Bank, as applicable, be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice.

         (B) Calculation of Amounts. Except as set forth in Sections 2.2, 2.3 and 2.5, all amounts referenced in this Article II shall be calculated using the Dollar Amount determined based upon the Equivalent Amount in effect as of the date of any determination thereof; provided, however, to the extent that any Borrower shall be obligated hereunder to pay in Dollars any Advance denominated in a currency other than Dollars, such amount shall be paid in Dollars using the Dollar Amount of the Advance (calculated based upon the Equivalent Amount in effect on the date of payment thereof) and in the event that the applicable Borrower does not reimburse the Administrative Agent and the Lenders are required to fund a purchase of a participation in such Advance, such purchase shall be made in Dollars in an amount equal to the Dollar Amount of such Advance (calculated based upon the Equivalent Amount in effect on the date of payment thereof). Notwithstanding anything herein to the contrary, the full risk of currency fluctuations shall be borne by the Borrowers and the Borrowers agree to indemnify and hold harmless the Issuing Bank, the Swing Line Bank, the Administrative Agent and the Lenders from and against any loss resulting from any borrowing denominated in a currency other than in Dollars and for which the Lenders are not reimbursed on the day of such borrowing and the payment in Dollars of any Loan or other Obligations denominated in a currency other than Dollars.

         2.23. Election to Opt Out of Eurocurrency Advances by Certain Lenders. To the extent not specifically addressed in this Article II, notwithstanding any of the foregoing provisions of this Article II to the contrary permitting a Borrower to request Eurocurrency Rate Loans or to convert Floating Rate Loans into Eurocurrency Rate Loans in Agreed Currencies other than Dollars, no Lender shall be required to fund Eurocurrency Rate Loans for any Agreed Currency for which such Lender has timely delivered an Opt-Out Notice to the Administrative Agent (as set forth in the definition of "Opt-Out Notice"). Following the Administrative Agent's receipt of a Borrowing/Election Notice from SDM for Eurocurrency Rate Advances where the basis for such Advance is the applicable Opt-Out Currency, such Lender shall fund its Revolving Loan Pro Rata Share of such Eurocurrency Rate Advance in Dollars as an Opt-Out Loan, which shall bear interest at the Opt-Out Rate. Any borrowing hereunder consisting of both Eurocurrency Rate Loans and Opt-Out Loans made to an applicable Borrower shall be treated as a single "Eurocurrency Rate Advance" notwithstanding that a portion of such Advance shall be made as Opt-Out Loans, and the terms and provisions governing Eurocurrency Rate Advances hereunder shall apply equally to the Eurocurrency Rate Loans and the Opt-Out Loans that comprise such Advance. For purposes of clarification, the Dollar Amount of the Eurocurrency Rate Advance requested by the Borrower (and not the Dollar Amount of the Eurocurrency Rate Loans made by the Lenders pursuant to such Request) shall be considered in determining (i) whether the aggregate outstanding principal Dollar Amount of all Eurocurrency Rate Advances in Agreed Currencies other than Dollars exceed the




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Maximum Non-Eurodollar Eurocurrency Amount at any time or (ii) whether any minimum borrowing or prepayment Dollar Amount thresholds set forth in this
Article II have been satisfied.

                   ARTICLE III: THE LETTER OF CREDIT FACILITY

         3.1. Obligation to Issue Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of the Borrowers herein set forth, the Issuing Bank hereby agrees to issue for the account of SDM through such Issuing Bank's branches as it and SDM may jointly agree, one or more Letters of Credit denominated in Dollars in accordance with this Article III, from time to time during the period, commencing on the Closing Date and ending on the Business Day prior to the Termination Date.

         3.2. [Intentionally Omitted.]

         3.3. Types and Amounts. The Issuing Bank shall not have any obligation to and shall not:

              (i) issue (or amend) any Letter of Credit if on the date of issuance (or amendment), before or after giving effect to the Letter of Credit requested hereunder, (a) the Dollar Amount of the Revolving Credit Obligations at such time would exceed the Aggregate Revolving Loan Commitment at such time, or (b) the aggregate outstanding amount of the L/C Obligations would exceed $20,000,000, calculated as of the date of issuance of any Letter of Credit; or

              (ii) issue (or amend) any Letter of Credit which has an expiration date later than the date which is the earlier of (x) one (1) year after the date of issuance thereof or (y) five (5) Business Days immediately preceding the Termination Date; provided, that any Letter of Credit with a one year tenor may provide for the renewal thereof for additional one year periods (which in no event shall extend beyond the date referred to in clause (y) above.

         3.4. Conditions. In addition to being subject to the satisfaction of the conditions contained in Sections 5.1, 5.2 and 5.3, the obligation of the Issuing Bank to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

              (i) SDM shall have delivered to the Issuing Bank (at such times and in such manner as such Issuing Bank may reasonably prescribe) and the Administrative Agent, a request for issuance of such Letter of Credit in substantially the form of Exhibit C hereto (each such request a "REQUEST FOR LETTER OF CREDIT"), duly executed applications for such Letter of Credit, and such other documents, instructions and agreements as may be required pursuant to the terms thereof (all such applications, documents, instructions, and agreements being referred to herein as the "L/C DOCUMENTS"), and the proposed Letter of Credit shall be reasonably satisfactory to such Issuing Bank as to form and content; and

              (ii) as of the date of issuance no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit and no law, rule or regulation applicable to such Issuing Bank and no request or directive (whether or not having the force of law) from a Governmental




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

         Authority with jurisdiction over such Issuing Bank shall prohibit or request that such Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of that Letter of Credit.

         3.5. Procedure for Issuance of Letters of Credit.

         (A) Issuance. Subject to the terms and conditions of this Article III and provided that the applicable conditions set forth in Sections 5.1, 5.2 and
5.3 hereof have been satisfied, the Issuing Bank shall, on the requested date, issue a Letter of Credit on behalf of SDM in accordance with such Issuing Bank's usual and customary business practices and, in this connection, such Issuing Bank may assume that the applicable conditions set forth in Section 5.3 hereof have been satisfied unless it shall have received notice to the contrary from the Administrative Agent or a Lender or has knowledge that the applicable conditions have not been met.

         (B) Notice. The Issuing Bank shall give the Administrative Agent written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit, provided, however, that the failure to provide such notice shall not result in any liability on the part of such Issuing Bank.

         (C) No Amendment. The Issuing Bank shall not extend or amend any Letter of Credit unless the requirements of this Section 3.5 are met as though a new Letter of Credit was being requested and issued.

         3.6. Letter of Credit Participation. Immediately upon the issuance of each Letter of Credit hereunder, each Lender with a Revolving Loan Pro Rata Share shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the Issuing Bank an undivided interest and participation in and to such Letter of Credit, the obligations of the applicable Borrower in respect thereof, and the liability of such Issuing Bank thereunder (collectively, an "L/C INTEREST") in the amount available for drawing under such Letter of Credit multiplied by such Lender's Revolving Loan Pro Rata Share. The Issuing Bank will notify each Lender promptly upon presentation to it of an L/C Draft or upon any other draw under a Letter of Credit. On or before the Business Day on which the Issuing Bank makes payment of each such L/C Draft or, in the case of any other draw on a Letter of Credit, on demand by the Administrative Agent or the Issuing Bank, each Lender shall make payment to the Administrative Agent, for the account of the Issuing Bank, in immediately available funds in an amount equal to such Lender's Revolving Loan Pro Rata Share of such payment or draw. The obligation of each Lender to reimburse the Issuing Bank under this
Section 3.6 shall be unconditional, continuing, irrevocable and absolute. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 3.6, the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied; provided, however, that nothing contained in this sentence shall relieve such Lender of its obligation to reimburse the Issuing Bank for such amount in accordance with this Section 3.6.

         3.7. Reimbursement Obligation. SDM agrees unconditionally, irrevocably and absolutely to pay immediately to the Administrative Agent, for the account of the Lenders, the amount of each advance drawn under or pursuant to a Letter of Credit or an L/C Draft related thereto (such




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

obligation of SDM to reimburse the Administrative Agent for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a "REIMBURSEMENT OBLIGATION" with respect to such Letter of Credit or L/C Draft), each such reimbursement to be made by SDM no later than the Business Day on which the Issuing Bank makes payment of each such L/C Draft or, if SDM shall have received notice of a Reimbursement Obligation later than 12:00 p.m. (Chicago time), on any Business Day or on a day which is not a Business Day, no later than 12:00 p.m. (Chicago time), on the immediately following Business Day or, in the case of any other draw on a Letter of Credit, the date specified in the demand of such Issuing Bank. If SDM at any time fails to repay a Reimbursement Obligation pursuant to this Section 3.7, SDM shall be deemed to have elected to borrow Revolving Loans from the Lenders, as of the date of the advance giving rise to the Reimbursement Obligation, equal in amount to the unpaid Reimbursement Obligation. Such Revolving Loans shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to an Advance of Revolving Loans. Such Revolving Loans shall constitute a Floating Rate Advance, the proceeds of which Advance shall be used to repay such Reimbursement Obligation. If, for any reason, SDM fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make Revolving Loans, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to a Floating Rate Advance.

         3.8. Letter of Credit Fees. The Borrowers agree to pay:

              (i) quarterly, in arrears, to the Administrative Agent for the ratable benefit of the Lenders, except as set forth in Section 9.2, a letter of credit fee at a rate per annum equal to the Applicable L/C Fee Percentage on the average daily outstanding amount available for drawing under all Letters of Credit;

              (ii) quarterly, in arrears, to the Issuing Bank, a letter of credit fronting fee equal to 0.25% per annum on the average daily outstanding stated amount available for drawing under all Letters of Credit issued by such Issuing Bank; and

              (iii) to the Issuing Bank, all customary fees and other issuance, amendment, cancellation, document examination, negotiation, transfer and presentment expenses and related charges in connection with the issuance, amendment, cancellation, presentation of L/C Drafts, negotiation, transfer and the like customarily charged by such Issuing Bank with respect to standby Letters of Credit, payable at the time of invoice of such amounts.

         3.9. Issuing Bank Reporting Requirements. In addition to the notices required by Section 3.5(B), the Issuing Bank shall, no later than the tenth Business Day following the last day of each month, provide to the Administrative Agent, upon the Administrative Agent's request, schedules, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issue, account party, expiration date and the reference number of each Letter of Credit issued by it outstanding at any time during such month and the aggregate amount payable by SDM during such month. In addition, upon the request of the Administrative Agent, the Issuing Bank shall furnish to the Administrative Agent copies of any Letter of Credit and any application for or reimbursement agreement with respect to a Letter of Credit to which the Issuing Bank is party and such other




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

documentation as may reasonably be requested by the Administrative Agent. Upon the request of any Lender, the Administrative Agent will promptly provide to such Lender information concerning such Letters of Credit.

         3.10. Indemnification; Exoneration.

         (A) Indemnification. In addition to amounts payable as elsewhere provided in this Article III, the Parent and each Borrower hereby agrees to protect, indemnify, pay and save harmless the Administrative Agent, each Issuing Bank and each Lender from and against any and all liabilities and costs which the Administrative Agent, such Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of the Issuing Bank, as a result of its Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (ii) the failure of the Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

         (B) Risk Assumption. As among the Borrowers, the Lenders, the Administrative Agent and the Issuing Bank, the Borrowers assume all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by SDM at the time of request for any Letter of Credit, neither the Administrative Agent, the Issuing Bank nor any Lender shall be responsible (in the absence of Gross Negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
(iii) for failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and
(viii) for any consequences arising from causes beyond the control of the Administrative Agent, the Issuing Bank and the Lenders, including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Bank's rights or powers under this Section 3.10.

         (C) No Liability. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank under or in connection with the Letters of Credit or any related certificates shall not, in the absence of Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the Issuing Bank, the Administrative Agent or any Lender under any resulting liability to any Borrower or relieve any Borrower of any of its obligations hereunder to any such Person.



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

         (D) Survival of Agreements and Obligations. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 3.10 shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

         3.11. Cash Collateral. Notwithstanding anything to the contrary herein or in any application for a Letter of Credit, after the occurrence and during the continuance of a Default, SDM shall, on the Business Day that it receives Administrative Agent's demand, deliver to the Administrative Agent for the benefit of the Lenders and the Issuing Bank, cash, or other collateral of a type satisfactory to the Required Lenders, having a value, as determined by such Lenders, equal to the aggregate amount of the outstanding L/C Obligations. In addition, if the Revolving Credit Availability is at any time less than the amount of all contingent L/C Obligations outstanding at any time, SDM shall deposit cash collateral with the Administrative Agent in Dollars in an amount equal to the amount by which such L/C Obligations exceed such Revolving Credit Availability. Any such collateral shall be held by the Administrative Agent in a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Administrative Agent for the benefit of the Lenders and the Issuing Bank as collateral security for the Borrowers' obligations in respect of this Agreement and each of the Letters of Credit and L/C Drafts. Such amounts shall be applied to reimburse the Issuing Bank for drawings or payments under or pursuant to Letters of Credit or L/C Drafts, or if no such reimbursement is required, to payment of such of the other Obligations as the Administrative Agent shall determine. If no Default shall be continuing, amounts remaining in any cash collateral account established pursuant to this Section 3.11 which are not to be applied to reimburse the Issuing Bank for amounts actually paid or to be paid by such Issuing Bank in respect of a Letter of Credit or L/C Draft, shall be returned to SDM, after deduction of the Administrative Agent's expenses incurred in connection with such cash collateral account.

                      ARTICLE IV: CHANGE IN CIRCUMSTANCES

         4.1. Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date of this Agreement and having general applicability to all banks within the jurisdiction in which such Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any Governmental Authority charged with the interpretation or application thereof, or the compliance of any Lender therewith,

              (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from any Borrower (excluding taxation of the overall net income of any Lender or taxation of a similar basis, which are governed by Section 2.15(E)), or changes the basis of taxation of payments to any Lender in respect of its Revolving Loan Commitment, Loans, its L/C Interests, the Letters of Credit or other amounts due it hereunder, or



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

              (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Rate Loans) with respect to its Revolving Loan Commitment, Loans, L/C Interests or the Letters of Credit, or

              (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Revolving Loan Commitment, the Loans, the L/C Interests or the Letters of Credit or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Revolving Loan Commitment, Loans or Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Revolving Loan Commitment, Loans or L/C Interests held or interest received by it or by reference to the Letters of Credit, by an amount deemed material by such Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining its Revolving Loan Commitment, Loans, L/C Interests, or Letters of Credit or to reduce any amount received under this Agreement, then, within fifteen (15) days after receipt by any Borrower of written demand by such Lender pursuant to Section 4.5, the applicable Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender reasonably determines is attributable to making, funding and maintaining its Loans, L/C Interests, Letters of Credit and its Revolving Loan Commitment.

         4.2. Changes in Capital Adequacy Regulations. If a Lender determines
(i) the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a "Change" (as defined below), and (ii) such increase in capital will result in an increase in the cost to such Lender of maintaining its Revolving Loan Commitment, Loans, L/C Interests, the Letters of Credit or its obligation to make Loans hereunder, then, within fifteen (15) days after receipt by any Borrower of written demand by such Lender pursuant to
Section 4.5, the applicable Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender reasonably determines is attributable to this Agreement, its Revolving Loan Commitment, its Loans, its L/C Interests, the Letters of Credit or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "CHANGE" means (i) any change after the date of this Agreement in the "Risk-Based Capital Guidelines" (as defined below) excluding, for the avoidance of doubt, the effect of any phasing in of such Risk-Based Capital Guidelines or any other capital requirements passed prior to the date hereof, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.



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

         4.3. Illegality; Availability of Types of Advances. If (i) any Lender determines that maintenance of its Eurocurrency Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or (ii) the Required Lenders determine that (x) deposits of a type, currency or maturity appropriate to match fund Eurocurrency Rate Loans are not available or (y) the interest rate applicable to a Eurocurrency Rate Loan does not accurately reflect the cost of making or maintaining such an Advance, then the Administrative Agent shall suspend the availability of the affected Type of Advance and, in the case of any occurrence set forth in clause (i), require any Advances of the affected Type to be repaid or converted into another Type.

         4.4. Funding Indemnification. Subject to Sections 2.5(B)(i), (ii), and
(iii), if any payment of a Eurocurrency Rate Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment, or otherwise, or a Eurocurrency Rate Loan is not made on the date specified by the applicable Borrower for any reason other than default by the Lenders, or a Eurocurrency Rate Loan is not prepaid on the date specified by the applicable Borrower for any reason other than default by the Lenders, the Borrowers indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurocurrency Rate Loan. In connection with any assignment by any Lender of any portion of the Tranche B Term Loans made pursuant to Section 14.3 and made during the Syndication Period, and if, notwithstanding the provisions of Section 2.4, any Borrower has requested and the Administrative Agent has consented to the use of the Eurocurrency Rate, such Borrower shall be deemed to have repaid all outstanding Eurocurrency Rate Advances of such Lender as of the effective date of such assignment and reborrowed such amount as a Floating Rate Advance and/or Eurocurrency Rate Advance (chosen in accordance with the provisions of Section 2.4) and the indemnification provisions under this Section 4.4 shall apply.

         4.5. Lender Statements; Survival of Indemnity. If reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurocurrency Rate Loan to reduce any liability of any Borrower to such Lender under Sections 4.1 and 4.2 or to avoid the unavailability of a Type of Advance under Section 4.3, so long as such designation is not, in the judgment of the Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to SDM (with a copy to the Administrative Agent) as to the amount due, if any, under Section 2.15(E), 4.1, 4.2 or 4.4 and shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurocurrency Rate Loan shall be calculated as though each Lender funded its Eurocurrency Rate Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the applicable Borrower of such statement. The obligations of the other Borrowers under Sections 2.15(E), 4.1, 4.2 and 4.4 shall survive payment of the Obligations and termination of this Agreement.

         4.6. Usury. All agreements between the Borrowers and the Administrative Agent and the Lenders are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lenders for the use or the forbearance of the Indebtedness




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

evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement, any promissory note evidencing the Revolving Loans, the Swing Line Loans, the Tranche A Term Loans and/or the Tranche B Term Loans shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrowers, the Administrative Agent and the Lenders in the execution, delivery and acceptance of any of the above-described promissory notes to contract in strict compliance with the laws of the State of Illinois from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents executed in connection herewith or of any Collateral Documents at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if under or from any circumstances whatsoever any Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the applicable promissory note and not to the payment of interest. This provision shall control every other provision of all Loan Documents among the Borrowers, the Administrative Agent and the Lenders.

                        ARTICLE V: CONDITIONS PRECEDENT

         5.1. Initial Advances and Letters of Credit. The Lenders shall not be required to make the initial Loans or issue any Letters of Credit unless (i) such initial Loans are made not later than December 31, 2000; and (ii) the Borrowers have furnished to the Administrative Agent each of the following, with sufficient copies for the Lenders, all in form and substance satisfactory to the Administrative Agent and the Lenders:

               (1) Copies of the Certificate of Incorporation (or other comparable constituent document) of, without duplication, SDM, Kerr, Ormco, each Subsidiary Swing Line Borrower that is a party hereto as of the Closing Date, each Material Domestic Subsidiary and each Material Foreign Subsidiary as of the Closing Date (collectively, the "LOAN PARTIES"), together with all amendments and a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of incorporation;

               (2) Copies, certified by the Secretary, Assistant Secretary or authorized representative of each of the Loan Parties of their respective By-Laws (or other comparable governing document) and of their respective board of directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents entered into by it;

               (3) An incumbency certificate, executed by the Secretary, Assistant Secretary or authorized representative of each of the Loan Parties, which shall identify by name and title and bear the signature of the officers or authorized representatives of the applicable Loan Party authorized to sign the Loan Documents (including, for any Borrower, the officers thereof authorized to make borrowings hereunder), upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by the Borrowers;

               (4) A certificate, in form and substance satisfactory to the Administrative Agent, signed by an Authorized Officer of the Parent (on behalf of the Parent and the Borrowers), certifying that on the date of the initial funding hereunder all the representations in this Agreement are true and correct (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date), no Default or Unmatured Default has occurred and is continuing and no material adverse change in the business, financial condition, operations or prospects of the Parent or any of its Subsidiaries has occurred since (i) March 31, 2000 or (ii) the pro forma financial statements (including consolidated balance sheet) and financial projections of the Parent and its Subsidiaries after giving effect to the Spin-Off Transactions;

               (5) The written opinion of the Loan Parties' counsel, addressed to the Administrative Agent and the Lenders, in substantially the forms attached hereto as Exhibit E;

               (6) A certificate in form and substance satisfactory to the Administrative Agent, signed by the chief financial officer of the Parent (on behalf of the Parent and the Borrowers), stating that on the date of the initial funding hereunder, (i) after taking into consideration all information available at such time, such officer neither knows nor should know of any information that would prevent the Net Worth Condition from being satisfied as of the Spin-Off Date, after giving effect to the Spin-Off Transactions and after all post-closing adjustments or other transactions between the Parent or any of its Subsidiaries and SIC have been made in connection therewith, and (ii) upon consummation of the Spin-Off Transactions, the Indebtedness of the Borrowers hereunder will not exceed the lower of (a) $375,000,000 or (b) the amount required to retain positive equity on the combined balance sheet of the Parent immediately after the distribution (and after taking into account all restructuring charges and other intercompany transactions to occur in connection with the Spin-Off Transactions);

               (7) A certificate in form and substance satisfactory to the Administrative Agent stating that on the date of the initial funding hereunder (i) all conditions precedent to the consummation of the Spin-Off have been satisfied in all material respects; (ii) the Spin-Off Transactions have been approved by all necessary corporate action of SIC's and the Parent's Boards of Directors and, if required, shareholders, and the terms of the Spin-Off Transactions have not been amended, waived or modified in any material respect from those set forth in the Form 10 without the approval of the Administrative Agent (such approval not to be unreasonably withheld); (iii) the Tax Ruling has been obtained for the consummation of the Spin-Off Transactions; (iv) the Parent and its Subsidiaries (both before and after giving effect to the Spin-Off) have received all necessary corporate and regulatory approvals for the consummation of the Spin-Off Transactions and the financing contemplated hereby; and (v) there has been no material adverse change from the information set forth in the Form 10 (other than the anticipated restructuring charge to be taken prior to consummation of the Spin-Off Transactions and disclosed to the Administrative Agent and the Lenders provided that positive equity is required to be retained on the combined balance sheet of the Parent immediately after the consummation of the Spin-Off Transactions in satisfaction of the Net Worth Condition) and the Projections and other information provided to the Lead Arranger and the Lenders and contained in the Bank Book;

               (8) A certificate in form and substance satisfactory to the Administrative Agent stating that all required governmental approvals related to the Spin-Off Transactions have been obtained and all related filings made and any applicable waiting periods shall have expired or been terminated;

               (9) A certificate in form and substance satisfactory to the Administrative Agent stating that there exists no injunction or temporary restraining order which, in the judgment of the Administrative Agent, would prohibit the making of the Loans or the consummation of the Spin-Off Transactions and the other transactions contemplated by the Transaction Documents or any litigation seeking such an injunction or restraining order;

               (10) A certificate of value, solvency and other appropriate factual information in form and substance reasonably satisfactory to the Administrative Agent and Arranger from the chief financial officer of the Parent (on behalf of the Parent and the Borrowers) supporting the conclusions that as of the initial funding date, after giving effect to the Spin-Off Transactions, the Parent and its Subsidiaries on a consolidated basis are Solvent and will be Solvent subsequent to incurring the Indebtedness contemplated under the Transaction Documents, will be able to pay its debts and liabilities as they become due and will not be left with unreasonably small working capital for general corporate purposes, which information shall be consistent in all material respects with the information delivered to the Administrative Agent prior to October 24, 2000 and to the other Lenders prior to their issuance of any commitments;

               (11) (i) The Liens granted by the Collateral Documents on or before the Closing Date, under any applicable law, shall, subject to the Liens permitted pursuant to Section 7.3(C), create a first priority, perfected security interest in the Collateral and the Borrowers (x) shall have provided, at their expense, title insurance on all Collateral consisting of real property that is subject to a mortgage or leasehold mortgage in favor of the Administrative Agent, if any, reasonably acceptable to the Administrative Agent and (y) shall have paid all applicable search, recording, filing taxes, fees and other expenses in connection with the perfection of such first priority Liens, and
               (ii) the Administrative Agent and the Lenders shall have received opinions of foreign counsel with respect to each Pledge Agreement under which the Capital Stock of a Material Foreign Subsidiary have been pledged, to be delivered on the Closing Date, addressed to the Administrative Agent, the Issuing Bank, the Swing Line Bank and the Lenders, in form and substance reasonably acceptable to the Administrative Agent;



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

               (12) A certificate in form and substance satisfactory to the Administrative Agent stating that the Parent and its Subsidiaries shall be in compliance with all applicable Requirements of Law, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System;

               (13) A certificate in form and substance satisfactory to the Administrative Agent stating that SIC and the Parent have paid to the Administrative Agent and the Arranger the fees agreed to in the fee letter dated October 24, 2000, among the Administrative Agent, the Arranger, SIC and the Parent;

               (14) Documentation evidencing (a) the arrangement for the termination of the Existing SIC Credit Agreement, (b) the repayment of all obligations, indebtedness and liabilities outstanding thereunder from the proceeds of the initial Loans hereunder and (c) the release of all Liens thereunder;

               (15) All of the conditions precedent in the commitment letter dated as of October 24, 2000 and the fee letter dated October 24, 2000, among the Administrative Agent, the Arranger, SIC and the Parent shall have been satisfied; and

               (16) Such other documents as the Administrative Agent or any Lender or its counsel may have reasonably requested, including, without limitation, the Collateral Documents and all other documents reflected on the List of Closing Documents attached as Exhibit F to this Agreement.

         5.2. Initial Advance to Each New Subsidiary Swing Line Borrower. No Lender shall be required to make an Advance hereunder or purchase participations in Alternate Currency Swing Line Loans hereunder, and the Swing Line Bank shall not be required to make any Alternate Currency Swing Line Loans, in each case, to a new Subsidiary Swing Line Borrower added after the Closing Date unless such Borrower has furnished or caused to be furnished to the Administrative Agent with sufficient copies for the Lenders:

               (1) The Assumption Letter executed and delivered by such Subsidiary Swing Line Borrower and containing the written consent of the Parent at the foot thereof, as contemplated by Section 2.3(F).

               (2) Copies, certified by the Secretary, Assistant Secretary or authorized representative of the Subsidiary Swing Line Borrower, of its board of directors' resolutions (and resolutions of other bodies, if any are deemed necessary by the Administrative Agent) approving the Assumption Letter.

               (3) An incumbency certificate, executed by the Secretary, Assistant Secretary or authorized representative of the Subsidiary Swing Line Borrower, which shall identify by name and title and bear the signature of the officers or authorized representatives of such Subsidiary Swing Line Borrower authorized to sign the Assumption Letter and the other documents to be executed and delivered by such Subsidiary Swing Line Borrower hereunder, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by SDM.

               (4) An opinion of counsel to such Subsidiary Swing Line Borrower in form and substance satisfactory to the Administrative Agent.

               (5) With respect to the initial Swing Line Loan made to any Subsidiary Swing Line Borrower organized under the laws of any jurisdiction where filings are required by the Swing Line Bank or the applicable Borrower so that the Swing Line Bank will be entitled to receive payments under the Loan Documents without deduction or withholding of any taxes, the Administrative Agent shall have received originals and/or copies, as applicable, of all such filings required to be made and such other evidence as the Administrative Agent may require establishing to the Administrative Agent's satisfaction that the Swing Line Bank is entitled to receive payments under the Loan Documents without any such deduction or withholding of taxes or with such deductions and withholding of taxes as may be acceptable to the Administrative Agent.

         5.3. Each Advance and Letter of Credit. The Lenders shall not be required to make any Advance, or convert or continue any Advance, or issue any Letter of Credit and no Swing Line Bank shall be required to make any Swing Line Loans hereunder, unless on the applicable Borrowing Date, or in the case of a Letter of Credit, the date on which the Letter of Credit is to be issued:

         (A) No Defaults. There exists no Default or Unmatured Default (both before and after giving effect to such Advance or issuance);

(B) Representations and Warranties. All of the representations and warranties contained in Article VI are true and correct as of such Borrowing Date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date) except for changes in the Schedules to this Agreement reflecting transactions permitted by or not in violation of this Agreement; and

         (C) Aggregate Revolving Loan Commitment; Maximum Non-Eurodollar Eurocurrency Amount. (i) The Revolving Credit Obligations do not, and after making such proposed Advance or issuing such Letter of Credit would not, exceed the Aggregate Revolving Loan Commitment, and (ii) the aggregate outstanding principal Dollar Amount of all Advances requested in Agreed Currencies other than Dollars does not and would not exceed the Maximum Non-Eurodollar Eurocurrency Amount.

Each Borrowing/Election Notice with respect to each such Advance and the letter of credit application with respect to each Letter of Credit shall constitute a representation and warranty by the Borrowers that the conditions contained in Sections 5.3(A), (B) and (C) have been satisfied. Any Lender may require a duly completed officer's certificate in substantially the form of Exhibit G hereto and/or a duly completed compliance certificate in substantially the form of Exhibit H hereto as a condition to making an Advance.

                   ARTICLE VI: REPRESENTATIONS AND WARRANTIES

         In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrowers and to issue the Letters of Credit described herein, the Parent and the Borrowers represent and warrant as follows to each Lender and the Administrative Agent as of the Closing Date, on the Initial Adjustment Date, on the Final Adjustment Date and on the Opening Balance Sheet Delivery Date (in each case, as of the Closing Date, taking into account the post-closing adjustments as of such later date), giving effect to the consummation of the transactions contemplated by the Transaction Documents on the Closing Date, and thereafter on each date as required by Section 5.2 and 5.3.

         6.1. Organization; Corporate Powers. The Parent and each of its Subsidiaries (i) is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite power and authority to own, operate and encumber its property and to conduct its business as presently conducted and as proposed to be conducted.

         6.2. Authority, Execution and Delivery; Transaction Documents.

         (A) Power and Authority. The Parent and each of its Subsidiaries has the requisite power and authority (i) to execute, deliver and perform each of the Transaction Documents which are to be executed by it in connection with the Spin-Off Transactions or which have been executed by it as required by this Agreement and the other Loan Documents and (ii) to file the Transaction Documents which must be filed by it in connection with the Spin-Off Transactions or which have been filed by it as required by this Agreement, the other Loan Documents or otherwise with any Governmental Authority.

         (B) Execution and Delivery. The execution, delivery, performance and filing, as the case may be, of each of the Transaction Documents which must be executed or filed by the Parent or any of its Subsidiaries in connection with the Spin-Off Transactions or which have been executed or filed as required by this Agreement, the other Loan Documents or otherwise and to which the Parent or any of its Subsidiaries is party, and the consummation of the transactions contemplated thereby, have been duly approved by the respective boards of directors and, if necessary, the shareholders of the Parent and its Subsidiaries, and such approvals have not been rescinded. No other action or proceedings on the part of the Parent or its Subsidiaries are necessary to consummate such transactions.

         (C) Transaction Documents. Each of the Transaction Documents to which the Parent or any of its Subsidiaries is a party has been duly executed, delivered or filed, as the case may be, by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally), is in full force and effect and no material term or condition thereof has been amended, modified or waived from the terms and conditions contained in the Transaction Documents delivered to the Administrative Agent pursuant to Section 5.1 without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld), and the Parent and its Subsidiaries have, and, to the best of the Parent's and its Subsidiaries' knowledge, all other parties thereto have, performed and complied with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties, and no unmatured default, default or breach of any covenant by any such party exists thereunder.

         6.3. No Conflict; Governmental Consents. The execution, delivery and performance of each of the Loan Documents and other Transaction Documents to which the Parent or any of its Subsidiaries is a party do not and will not (i) conflict with the certificate or articles of incorporation or by-laws (or comparable document) of the Parent or any such Subsidiary, (ii) constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of the Parent or any such Subsidiary, or require termination of any Contractual Obligation which would result in an aggregate liability in excess of $1,000,000,
(iii) with respect to the Loan Documents, constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of the Parent or any such Subsidiary, or require termination of any Contractual Obligation (other than the Existing SIC Credit Agreement), (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of the Parent or any such Subsidiary, other than Liens permitted or created by the Loan Documents, or (v) require any approval of the Parent's or any such Subsidiary's board of directors or shareholders except such as have been obtained. Except as set forth on Schedule 6.3 to this Agreement, the execution, delivery and performance of each of the Transaction Documents to which the Parent or any of its Subsidiaries is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, including under any Environmental Property Transfer Act, except (i) filings, consents or notices which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect and (ii) filings necessary to create or perfect security interests in the Collateral.

         6.4. Financial Statements.

         (A) Pro Forma Financials. The combined pro forma balance sheet, income statements and statements of cash flow of the Parent and its Subsidiaries, copies of which are contained in the Form 10 and are attached hereto as Schedule
6.4 to this Agreement, present on a pro forma basis the financial condition of the Parent and such Subsidiaries as of such date, and reflect on a pro forma basis those liabilities reflected in the notes thereto and resulting from consummation of the Spin-Off Transactions and the other transactions contemplated by this Agreement, and the payment or accrual of all transaction costs payable on or before the Closing Date with respect to any of the foregoing, and demonstrate that, after giving effect to the Spin-Off Transactions, the Parent and its Subsidiaries can repay their debts and satisfy their other obligations as and when due, and can comply with the requirements of this Agreement. The Projections were prepared in good faith and represent management's opinion based on the information available to the Parent at the time so furnished and, since the preparation thereof and up to the Closing Date, there has occurred no change in the business, financial condition, operations or prospects of the Parent or any of its Subsidiaries, or the Parent and its Subsidiaries taken as a whole which has had or could reasonably be expected to have a Material Adverse Effect.

         (B) Audited and Unaudited Financial Statements. Complete and accurate copies of (i) the audited financial statements and the audit reports related thereto of SDM, its consolidated Subsidiaries and its dental business affiliates for the fiscal year ended September 30, 1999 and (ii) unaudited quarterly financial statements of SDM, its consolidated Subsidiaries and its dental business affiliates for the fiscal quarter ended June 30, 2000 have been delivered to the Administrative Agent.

         (C) Usual Conduct of Business. Since the pro forma financial statements described in Section 6.4(A) and the Projections and since the financial statements described in Section 6.4(B), the Parent and its Subsidiaries have conducted their respective operations (including, without limitation, any operations and transactions with SIC, any holder or holders of any of the Equity Interests of the Parent, or with any Affiliate of the Parent which is not its Subsidiary) according to their ordinary and usual course of business and consistent with past practice, as reflected in such financial statements and Projections, in all material respects.

         6.5. No Material Adverse Change.

         (A) Prior to Closing Date. Since (i) March 31, 2000 and (ii) the delivery of the pro forma financial statements described in Section 6.4(A) up to the Closing Date, in either case, there has occurred no change in the business, financial condition, operations or prospects of the Parent or any of its Subsidiaries or the Parent and its Subsidiaries taken as a whole or any other event which has had or could reasonably be expected to have a Material Adverse Effect.

         (B) From and After Closing Date. Since the Closing Date, there has occurred no change in the business, financial condition, operations or prospects of the Parent or any of its Subsidiaries or the Parent and its Subsidiaries taken as a whole or any other event which has had or could reasonably be expected to have a Material Adverse Effect.

         6.6. Taxes.

         (A) Tax Examinations. All deficiencies which have been asserted against the Parent, or any of its Subsidiaries as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and no issue has been raised by any taxing authority in any such examination which, by application of similar principles, reasonably can be expected to result in assertion by such taxing authority of a material deficiency for any other year not so examined which has not been reserved for in the Parent's consolidated financial statements to the extent, if any, required by Agreement Accounting Principles. Except as permitted pursuant to Section 7.2(D), neither of the Parent, nor any of its Subsidiaries anticipates any tax liability with respect to the years which have not been closed pursuant to applicable law.

         (B) Payment of Taxes. All tax returns and reports of the Parent and its Subsidiaries required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid except those items which are being contested in good faith and have been reserved for in accordance with Agreement Accounting Principles except where the failure to have made such filings or payment would not result in liabilities (including penalties and fines) in excess of $250,000 in the aggregate. The Parent has no knowledge



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

of any proposed tax assessment against the Parent or any of its Subsidiaries that will have or could reasonably be expected to have a Material Adverse Effect.

         6.7. Litigation; Loss Contingencies and Violations. There is no action, suit, proceeding, arbitration or, to the Parent's knowledge, investigation before or by any Governmental Authority or private arbitrator pending or, to the Parent's knowledge, threatened against or affecting the Parent or any of its Subsidiaries or any property of any of them which, individually or in the aggregate, could reasonably be expected to result in liabilities in excess of $5,000,000. In addition, no action, suit, proceeding, arbitration or, to the Parent's knowledge, investigation before or by any Governmental Authority or private arbitrator pending or, to the Parent's knowledge, threatened against or affecting the Parent or any of its Subsidiaries or any property of any of them
(i) challenges the validity or the enforceability of any material provision of the Transaction Documents or (ii) has or could reasonably be expected to have a Material Adverse Effect. There is no material loss contingency within the meaning of Agreement Accounting Principles which has not been reflected in the consolidated financial statements of the Parent prepared and delivered pursuant to Section 7.1(A) for the fiscal period during which such material loss contingency was incurred. Neither the Parent nor any of its Subsidiaries is (A) in violation of any applicable Requirements of Law which violation will have or could reasonably be expected to have a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have or could reasonably be expected to have a Material Adverse Effect.

         6.8. Subsidiaries. Schedule 6.8 to this Agreement (i) contains a description of the corporate structure of the Parent and its Subsidiaries and any other Person in which the Parent or any of its Subsidiaries holds an Equity Interest after giving effect to the Spin-Off Transactions; and (ii) accurately sets forth (A) the correct legal name and the jurisdiction of incorporation of the Parent and each direct and indirect Subsidiary of the Parent and the jurisdictions in which each of the Parent and the direct and indirect Domestic Incorporated Subsidiaries of the Parent are qualified to transact business as a foreign corporation, (B) the authorized, issued and outstanding shares of each class of Capital Stock of the Parent and each of its Subsidiaries and the owners of such shares (both as of the Closing Date and on a fully-diluted basis), and
(C) a summary of the direct and indirect partnership, joint venture, or other Equity Interests, if any, of the Parent and each of its Subsidiaries in any Person that is not a corporation. Except as disclosed on Schedule 6.8, none of the issued and outstanding Capital Stock of the Parent or any of its Subsidiaries is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such Capital Stock. The Parent has no direct Subsidiaries other than SDM and Pinnacle Products, Inc.

         6.9. ERISA. Except as disclosed on Schedule 6.9, no Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Code) whether or not waived. Neither the Parent nor any member of the Controlled Group has incurred any material liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the Lenders is complete and accurate. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Neither the Parent nor any member of the Controlled Group has (i) failed to make a required




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

contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Neither the Parent nor any member of the Controlled Group has failed to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or other payment. Neither the Parent nor any member of the Controlled Group is required to provide security to a Benefit Plan under Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the plan year. Except as set forth on Schedule 6.9, neither the Parent nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. Each Plan which is intended to be qualified under Section 401(a) of the Code as currently in effect is so qualified in all material respects, and each trust related to any such Plan is exempt from federal income tax under Section 501(a) of the Code as currently in effect. The Parent and each of its Subsidiaries are in compliance in all material respects with the responsibilities, obligations and duties imposed on them by ERISA and the Code with respect to all Plans. Neither the Parent nor any of its Subsidiaries nor any fiduciary of any Plan has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code which could reasonably be expected to subject the Parent or its Subsidiaries to liability in excess of $5,000,000. Neither the Parent nor any member of the Controlled Group has taken or failed to take any action which would constitute or result in a Termination Event, which action or inaction could reasonably be expected to subject the Parent or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $5,000,000. Neither the Parent nor any Subsidiary is subject to any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA and no other member of the Controlled Group is subject to any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA which could reasonably be expected to subject the Parent or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $5,000,000 (other than liabilities of any ERISA affiliate which could not, by operation of law or otherwise, become a liability of the Parent or any Subsidiary). Except as set forth on Schedule 6.9, neither the Parent nor any of its Subsidiaries has, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement.

         6.10. Accuracy of Information. The information, exhibits and reports furnished by or on behalf of the Parent and any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, the representations and warranties of the Parent and its Subsidiaries contained in the Loan Documents, and all certificates and documents delivered to the Administrative Agent and the Lenders pursuant to the terms thereof, including, without limitation, the Form 10, taken as a whole, do not contain as of the date furnished any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         6.11. Securities Activities. The Parent and its Subsidiaries are in compliance with Regulations T, U and X. Margin Stock constitutes less than twenty-five percent (25%) of the value of those assets of the Parent and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         6.12. Material Agreements. Neither the Parent nor any of its Subsidiaries is a party to any Contractual Obligation or subject to any charter or other corporate restriction which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect. Neither the Parent nor any of its Subsidiaries has received notice or has knowledge that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, individually or in the aggregate will not have or could not reasonably be expected to have a Material Adverse Effect.

         6.13. Compliance with Laws. The Parent and its Subsidiaries are in compliance with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         6.14. Assets and Properties. The Parent and each of its respective Subsidiaries has good and marketable title to all of its assets and properties (tangible and intangible, real or personal) owned by it or a valid leasehold interest in all of its leased assets (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and property are free and clear of all Liens, except Liens permitted under Section 7.3(C). Substantially all of the assets and properties owned by, leased to or used by the Parent and/or each such Subsidiary of the Parent are in adequate operating condition and repair, ordinary wear and tear excepted. Neither this Agreement nor any other Transaction Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of the Parent or such Subsidiary in and to any of such assets in a manner that would have or could reasonably be expected to have a Material Adverse Effect.

         6.15. Statutory Indebtedness Restrictions. Neither the Parent nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other foreign, federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby.

         6.16. Insurance. Schedule 6.16 to this Agreement accurately sets forth all insurance policies and programs currently in effect with respect to the respective properties, assets, liabilities and business of the Parent and its Subsidiaries, specifying, for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, (v) the expiration date thereof, and (vi) the annual premium with respect thereto. Such insurance policies and programs reflect coverage that is reasonably consistent with prudent industry practice and shall include, without limitation, property, liability and business interruption insurance. Any reserves relating to any self-insurance program that is in effect do not at any time exceed $5,000,000 in the aggregate.

         6.17. Labor Matters. No attempt to organize the employees of the Parent or any of its Subsidiaries, and no labor disputes, strikes or walkouts affecting the operations of the Parent or any of its Subsidiaries, is pending, or, to the Parent's knowledge, threatened, planned or contemplated.

         6.18. Spin-Off Transactions. As of the Closing Date and immediately prior to the making of the initial Loans, except as set forth on Schedule 6.18 of this Agreement:

              (i) all conditions precedent to the consummation of the Spin-Off have been satisfied in all material respects;

              (ii) the Spin-Off Transactions have been approved by all necessary corporate action of SIC's and the Parent's Boards of Directors and, if required, shareholders, and the terms of the Spin-Off Transactions have not been amended, waived or modified in any material respect from those set forth in the Form 10 without the approval of the Administrative Agent (such approval not to be unreasonably withheld);

              (iii) the Tax Ruling has been obtained for the consummation of the Spin-Off Transactions;

              (iv) the Parent and its Subsidiaries (both before and after giving effect to the Spin-Off) have received all necessary corporate and regulatory approvals for the consummation of the Spin-Off Transactions and the financing contemplated hereby; and

              (v) there has been no material adverse change from the information set forth in the Form 10 (other than the anticipated restructuring charge to be taken prior to consummation of the Spin-Off Transactions and disclosed to the Administrative Agent and the Lenders provided the Net Worth Condition is satisfied immediately after the consummation of the Spin-Off Transactions) and the Projections and other information provided to the Lead Arranger and the Lenders and contained in the Bank Book.

         6.19. Environmental Matters.

         (A) Environmental Representations. Except as disclosed on Schedule 6.19 to this Agreement:

              (i) the operations of the Parent and its Subsidiaries comply in all material respects with Environmental, Health or Safety Requirements of Law;

              (ii) the Parent and its Subsidiaries have all material permits, licenses or other authorizations required under Environmental, Health or Safety Requirements of Law and are in material compliance with such permits;

              (iii) neither the Parent, any of its Subsidiaries nor any of their respective past or present property or operations are subject to or the subject of, any investigation known to the Parent or any of its Subsidiaries, any judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting: (A) any material violation of Environmental, Health or Safety Requirements of Law; (B) any remedial action; or (C) any material claims or liabilities arising from the Release or threatened Release of a Contaminant into the environment;

              (iv) there is not now, nor to the Parent's or any of its Subsidiaries' knowledge has there ever been, on or in the property of the Parent or any of its Subsidiaries any landfill, waste pile, underground storage tanks, aboveground storage tanks, surface impoundment or hazardous waste storage facility of any kind, any polychlorinated biphenyls (PCBs) used in hydraulic oils, electric transformers or other equipment, or any asbestos containing material, in each instance, in form or quantity that violates any Environmental, Health or Safety Requirements of Law; and



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

              (v) neither the Parent nor any of its Subsidiaries has any material Contingent Obligation in connection with any Release or threatened Release of a Contaminant into the environment.

         (B) Materiality. For purposes of this Section 6.19 "material" means any noncompliance or basis for liability which could reasonably be likely to subject the Parent or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $5,000,000.

         (C) Knowledge. Notwithstanding any term contained in this Section 6.19 to the contrary, the representations and warranties in this Section 6.19 which relate to (i) real property owned by parties other than any of the Parent or its Subsidiaries, (ii) previously leased real estate or (iii) any period of time prior to the date on which the Parent or any of its Subsidiaries acquired ownership of a particular parcel of owned real estate, are made to the knowledge of the Parent and its Subsidiaries.

         6.20. Solvency. After giving effect to (i) the Loans to be made on the Closing Date or such other date as Loans requested hereunder are made, (ii) the other transactions contemplated by this Agreement and the other Transaction Documents, including the consummation of the Spin-Off Transactions, and (iii) the payment and accrual of all transaction costs with respect to the foregoing, the Parent and its Subsidiaries taken as a whole are Solvent.

         6.21. Net Worth Condition. As of the consummation of the Spin-Off Transactions, the Net Worth Condition is and will be satisfied.

         6.22. Collateral Documents. Each Collateral Document is effective to create in favor of the Administrative Agent, for the benefit of the Holders of Secured Obligations, a legal, valid and enforceable security interest in the Collateral described therein. The Parent and its Material Domestic Subsidiaries have granted in favor of the Administrative Agent, for the benefit of the Holders of Secured Obligations, a fully perfected, first priority Lien on, and security interest in all right, title and interest of the Parent or the applicable Subsidiaries thereof party thereto in the Collateral described in each such Collateral Document, subject to the Liens permitted pursuant to
Section 7.3(C) hereof.

         6.23. Special Representations and Warranties of each Subsidiary Swing Line Borrower. Each Subsidiary Swing Line Borrower represents and warrants to the Lenders that:

         (A) Organization and Corporate Powers. Such Subsidiary Borrower (i) is a company duly formed and validly existing and in good standing under the laws of the state or country of its organization (such jurisdiction being hereinafter referred to as the "HOME COUNTRY"); (ii) has the requisite power and authority to own its property and assets and to carry on its business substantially as now conducted except where the failure to have such requisite authority would not have a material adverse effect on such Subsidiary Swing Line Borrower; and (iii) has the requisite power and authority and legal right to execute and deliver the Alternate Currency Addendum to which it is a party and each other Loan Document to which it is a party and the performance by it of its obligations thereunder have been duly authorized by proper corporate proceedings.

         (B) Binding Effect. Each Loan Document, including, without limitation, any Alternate Currency Addendum, executed by such Subsidiary Swing Line Borrower is the legal, valid and binding obligations of such Subsidiary Swing Line Borrower enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

         (C) No Conflict; Government Consent. Neither the execution and delivery by such Subsidiary Swing Line Borrower of the Loan Documents to which it is a party, nor the consummation by it of the transactions therein contemplated to be consummated by it, nor compliance by such Subsidiary Swing Line Borrower with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Subsidiary Swing Line Borrower or any of its Subsidiaries or such Subsidiary Swing Line Borrower's or any of its Subsidiaries' memoranda or articles of association or the provisions of any indenture, instrument or agreement to which such Subsidiary Swing Line Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any lien in, of or on the property of such Subsidiary Swing Line Borrower or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement in any such case which violation, conflict, default, creation or imposition could reasonably be expected to have a material adverse effect on such Subsidiary Swing Line Borrower. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental agency is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

         (D) Filing. To ensure the enforceability or admissibility in evidence of this Agreement and each Loan Document to which such Subsidiary Swing Line Borrower is a party (including, without limitation, any Alternate Currency Addendum) in its Home Country, it is not necessary that this Agreement or any other Loan Document to which such Subsidiary Swing Line Borrower is a party or any other document be filed or recorded with any court or other authority in its Home Country or that any stamp or similar tax be paid to or in respect of this Agreement or any other Loan Document of such Subsidiary Swing Line Borrower. The qualification by any Lender or the Administrative Agent for admission to do business under the laws of such Subsidiary Swing Line Borrower's Home Country does not constitute a condition to, and the failure to so qualify does not affect, the exercise by any Lender or the Administrative Agent of any right, privilege, or remedy afforded to any Lender or the Administrative Agent in connection with the Loan Documents to which such Subsidiary Swing Line Borrower is a party or the enforcement of any such right, privilege, or remedy against Subsidiary Swing Line Borrower. The performance by any Lender or the Administrative Agent of any action required or permitted under the Loan Documents will not (i) violate any law or regulation of such Subsidiary Swing Line Borrower's Home Country or any political subdivision thereof, (ii) result in any tax or other monetary liability to such party pursuant to the laws of such Subsidiary Swing Line Borrower's Home Country or political subdivision or taxing authority thereof (provided that, should any such action result in any such tax or other monetary liability to the Lender or the Administrative Agent, the Borrowers hereby agree to indemnify such Lender or the Administrative Agent, as the case may be, against (x) any such tax or other monetary liability and (y) any increase in any tax or other monetary liability which results from such action by such Lender or the Administrative Agent and, to the extent the Borrowers make such indemnification, the incurrence of such liability by the Administrative Agent or any Lender will not constitute a Default) or (iii) violate any rule or regulation of any federation or organization or similar entity of which the such Subsidiary Swing Line Borrower's Home Country is a member.



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

         (E) No Immunity. Neither such Subsidiary Swing Line Borrower nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process. Such Subsidiary Swing Line Borrower's execution and delivery of the Loan Documents to which it is a party constitute, and the exercise of its rights and performance of and compliance with its obligations under such Loan Documents will constitute, private and commercial acts done and performed for private and commercial purposes.

         (F) Application of Representations and Warranties. It is understood and agreed by the parties hereto that the representations and warranties of each Subsidiary Swing Line Borrower in this Section 6.23 shall only be applicable to such Subsidiary Swing Line Borrower on and after the date of its execution of an Assumption Letter and, if applicable, an Alternate Currency Addendum.

         6.24. Foreign Employee Benefit Matters. (a) Each Foreign Employee Benefit Plan is in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan; (b) the aggregate of the accumulated benefit obligations under all Foreign Pension Plans does not exceed to any material extent the current fair market value of the assets held in the trusts or similar funding vehicles for such Plans; (c) with respect to any Foreign Employee Benefit Plan maintained or contributed to by the Parent or any Subsidiary or any member of its Controlled Group (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained; and (d) there are no material actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of the Parent and its Subsidiaries, threatened against the Parent or any Subsidiary of it or any member of its Controlled Group with respect to any Foreign Employee Benefit Plan. For purposes of this Section 6.24, the term "material" shall have the meaning set forth in Section 7.1(D).

                             ARTICLE VII: COVENANTS

         The Parent and the Borrowers covenant and agree that so long as any Commitments are outstanding and thereafter until all of the Termination Conditions have been satisfied, unless the Required Lenders shall otherwise give prior written consent:

         7.1. Reporting. The Parent shall:

         (A) Financial Reporting. Furnish to the Administrative Agent (with sufficient copies for each of the Lenders):

              (i) Quarterly Reports. As soon as practicable, and in any event within forty-five (45) days after the end of each fiscal quarter, the consolidated balance sheet of the Parent and its Subsidiaries as at the end of such period and the related consolidated statements of income, stockholder's equity and cash flows of the Parent and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter (and consolidating financial statements for the principal operating units of the Parent, prepared on a basis that is consistent with historical practice), certified by the chief financial




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

         officer of the Parent (on behalf of the Parent and the Borrowers) as fairly presenting the consolidated (or consolidating, as applicable) financial position of the Parent and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in accordance with Agreement Accounting Principles, subject to normal year-end audit adjustments, together with (x) in comparative form (A) the corresponding figures as set forth in the budget, if any, delivered pursuant to clause (v) of this Section 7.1(A) for such period, and (B) the corresponding figures of the Parent and its Subsidiaries for the period ending on the corresponding calendar quarter in the previous fiscal year if such corresponding calendar quarter began after the Effective Date, and (y) any management discussion and analysis of such financial statements prepared for presentation to the board of directors of the Parent or the Borrowers.

              (ii) Annual Reports. As soon as practicable, and in any event within ninety (90) days after the end of each fiscal year, (a) the consolidated balance sheets of the Parent and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows of the Parent and its Subsidiaries for such fiscal year (and consolidating financial statements for the principal operating units of the Parent, prepared on a basis that is consistent with historical practice), and in comparative form the corresponding figures for the previous fiscal year along with consolidating schedules in form and substance sufficient to calculate the financial covenants set forth in Section 7.4, (b) a schedule from the Parent setting forth for each item in clause (a) hereof, the corresponding figures from the consolidated financial budget for the current fiscal year most recently delivered pursuant to
         Section 7.1(A)(vi), and (c) an audit report on the items listed in clause (a) hereof (other than the consolidating financial statements and consolidating schedules) of independent certified public accountants of recognized national standing, which audit report shall be unqualified and shall state that such financial statements fairly present the consolidated financial position of the Parent and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with Agreement Accounting Principles and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

              (iii) Officer's Certificate. Together with each delivery of any financial statement (a) pursuant to clauses (i) and (ii) of this
         Section 7.1(A), an Officer's Certificate from an Authorized Officer of the Parent (on behalf of the Parent and the Borrowers), substantially in the form of Exhibit G attached hereto and made a part hereof, stating that (x) the representations and warranties of the Parent and its Subsidiaries contained in Article VI hereof shall have been true and correct (unless such representation or warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date) at all times during the period covered by such financial statements and as of the date of such Officer's Certificate and (y) as of the date of such Officer's Certificate no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and
         (b) pursuant to clauses (i) and (ii) of this Section 7.1(A), a compliance certificate, substantially in the form of Exhibit H attached hereto and made a part hereof, signed by the chief financial officer of the Parent (on behalf of the Parent and the Borrowers), setting forth calculations for the period then ended for Section 2.5(B), if applicable, which demonstrate compliance, when applicable, with the provisions of Sections




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

         7.3 and Section 7.4, and which calculate the Leverage Ratio for purposes of determining the then Applicable Floating Rate Margin, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage.

              (iv) Officer's Net Worth Condition Certificate. On the Initial Adjustment Date, the Final Adjustment Date and on the Opening Balance Sheet Delivery Date, a certificate in form and substance satisfactory to the Administrative Agent, signed by the chief financial officer of the Parent (on behalf of the Parent and the Borrowers), stating that, after giving effect to the Spin-Off Transactions and after all post-closing adjustments as of such date have been effected, the Net Worth Condition was satisfied as of the Spin-Off Date.

              (v) Opening Pro Forma Balance Sheet. On the Opening Balance Sheet Delivery Date, copies of the pro forma opening consolidated balance sheet of the Parent and its Subsidiaries, after giving effect to the Spin-Off Transactions and including all post-closing adjustments.

              (vi) Budgets; Business Plans; Financial Projections. As soon as practicable and in any event not later than thirty (30) days after the beginning of each fiscal year commencing with the fiscal year beginning October 1, 2001, a copy of the plan and forecast (including a projected balance sheet, income statement and a statement of cash flow) of the Parent and its Subsidiaries for the upcoming three (3) fiscal years prepared in such detail as shall be reasonably satisfactory to the Administrative Agent.

         (B) Notice of Default. Promptly upon any of the chief executive officer, chief operating officer, chief financial officer, treasurer or controller of the Parent or any Borrower obtaining knowledge (i) of any condition or event which constitutes a Default or Unmatured Default, or becoming aware that any Lender or Administrative Agent has given any written notice with respect to a claimed Default or Unmatured Default under this Agreement, or (ii) that any Person has given any written notice to the Parent, any Borrower or any Subsidiary thereof or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.1(E), or (iii) that any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect has occurred, the Parent or such Borrower shall deliver to the Administrative Agent and the Lenders an Officer's Certificate specifying (a) the nature and period of existence of any such claimed default, Default, Unmatured Default, condition or event, (b) the notice given or action taken by such Person in connection therewith, and (c) what action the Parent or its Subsidiaries have taken, are taking and propose to take with respect thereto.

         (C) Lawsuits.

              (i) Promptly upon the Parent or any Borrower obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration, by or before any Governmental Authority, against or affecting the Parent or any of its Subsidiaries or any property of the Parent or any of its Subsidiaries or upon the Parent or any of its Subsidiaries obtaining knowledge of any material adverse developments with respect to any action, suit, proceeding, governmental investigation or arbitration against or affecting the Parent or any of its Subsidiaries as of the Effective Date, in each case, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the



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

         same general allegations or circumstances which expose, in the Parent's or the Borrowers' reasonable judgment, the Parent and its Subsidiaries to liability in an amount aggregating $5,000,000 or more (exclusive of claims covered by insurance policies of the Parent or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims and exclusive of claims covered by the indemnity of a financially responsible indemnitor in favor of the Parent or any of its Subsidiaries unless the indemnitor has disclaimed or reserved the right to disclaim coverage thereof), give written notice thereof to the Administrative Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; and

              (ii) In addition to the requirements set forth in clause (i) of this Section 7.1(C), upon the reasonable request of the Administrative Agent or the Required Lenders, promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) above and provide such other information as may be reasonably available to it that would not jeopardize any attorney-client privilege by disclosure to the Lenders to enable each Lender and the Administrative Agent and its counsel to evaluate such matters.

         (D) ERISA Notices. Deliver or cause to be delivered to the Administrative Agent and the Lenders, at the Borrowers' expense, the following information and notices as soon as reasonably possible, and in any event:

              (i) within ten (10) Business Days after any member of the Controlled Group obtains knowledge that a Termination Event has occurred which could reasonably be expected to subject the Parent or any member of the Controlled Group to liability individually or in the aggregate in excess of $5,000,000, a written statement of the chief financial officer of the Parent (on behalf of the Parent and the Borrowers) describing such Termination Event and the action, if any, which the member of the Controlled Group has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

              (ii) within ten (10) Business Days after the filing of any funding waiver request with the IRS, a copy of such funding waiver request and thereafter all communications received by the Parent or a member of the Controlled Group with respect to such request within ten (10) Business Days such communication is received; and

              (iii) within ten (10) Business Days after the Parent or any member of the Controlled Group knows or has reason to know that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, a notice describing such matter.

For purposes of this Section 7.1(D), the Parent and any member of the Controlled Group shall be deemed to know all facts known by the administrator of any Plan of which the Parent or any member of the Controlled Group is the plan sponsor.



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         (E) Labor Matters. Notify the Administrative Agent and the Lenders in
writing, promptly upon an Authorized Officer learning of (i) any material labor dispute to which the Parent or any of its Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons' plants and other facilities and (ii) any material Worker Adjustment and Retraining Notification Act liability incurred with respect to the closing of any plant or other facility of the Parent or any of its respective Subsidiaries.

         (F) Other Indebtedness. Deliver to the Administrative Agent (i) a copy of each regular report, notice or communication regarding potential or actual defaults (including any accompanying officer's certificate) delivered by or on behalf of the Borrowers to the holders of funded Indebtedness with an aggregate outstanding principal amount in excess of $5,000,000 pursuant to the terms of the agreements governing such Indebtedness, such delivery to be made at the same time and by the same means as such notice of default or other communication is delivered to such holders, and (ii) a copy of each notice or other communication received by the Borrowers from the holders of funded Indebtedness with an aggregate outstanding principal amount in excess of $5,000,000 regarding potential or actual defaults pursuant to the terms of such Indebtedness, such delivery to be made promptly after such notice or other communication is received by any of the Borrowers.

         (G) Insurance. As soon as practicable and in any event within ninety
(90) days of the end of each fiscal year commencing with the fiscal year ending September 30, 2001, deliver to the Administrative Agent and the Lenders (a) an updated Schedule 6.16 setting forth as of the date of delivery thereof all insurance policies and programs in effect with respect to the respective properties and assets and business of the Parent and its Subsidiaries, specifying, for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, (v) the expiration date thereof, (vi) the annual premium with respect thereto, and
(vii) any reserves relating to any self-insurance program that is in effect, and
(b) an insurance broker's statement that all premiums with respect to such coverage have been paid when due.

         (H) Other Reports. Deliver or cause to be delivered to the Administrative Agent and the Lenders copies of (i) all financial statements, reports and notices, if any, sent or made available generally by the Parent or the Borrowers to their securities holders or filed with the Commission by the Parent or the Borrowers, (ii) all press releases made available generally by the Parent or any Borrower or any of their Subsidiaries to the public concerning material developments in the business of the Borrowers or any such Subsidiary and (iii) all notifications received from the Commission by the Parent, the Borrowers or their Subsidiaries pursuant to the Securities Exchange Act of 1934 and the rules promulgated thereunder.

         (I) Environmental Notices. As soon as possible and in any event within ten (10) days after receipt by the Parent or any Borrower, deliver to the Administrative Agent and the Lenders a copy of (i) any notice or claim to the effect that the Parent or any of its Subsidiaries is or may be liable to any Person as a result of the Release by the Parent, its Subsidiaries, or any other Person of any Contaminant into the environment, and (ii) any notice alleging any violation of any Environmental, Health or Safety Requirements of Law by the Parent or any of its Subsidiaries if, in either case, such notice or claim relates to an event which could reasonably be expected to subject the Parent and its Subsidiaries to liability individually or in the aggregate in excess of $5,000,000.



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

         (J) Other Information. Promptly upon receiving a request therefor from the Administrative Agent, prepare and deliver to the Administrative Agent and the Lenders such other information with respect to the Parent, the Borrowers, any of their respective Subsidiaries or their respective businesses or assets, or the Collateral, including, without limitation, schedules identifying and describing the Collateral and any dispositions thereof or any Asset Sale or Financing (and the use of the Net Cash Proceeds thereof), as from time to time may be reasonably requested by the Administrative Agent or any Lender.

         7.2. Affirmative Covenants.

         (A) Existence, Etc. Except as permitted pursuant to Section 7.3(I), the Parent and each Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses.

         (B) Corporate Powers; Conduct of Business. The Parent and each Borrower shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified will have or could reasonably be expected to have a Material Adverse Effect. The Parent will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

         (C) Compliance with Laws, Etc. The Parent and each Borrower shall, and shall cause its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, properties, assets or operations of such Person, and (b) obtain as needed all permits necessary for its operations and maintain such permits in good standing unless, in either case, failure to comply or obtain such permits could not reasonably be expected to have a Material Adverse Effect.

         (D) Payment of Taxes and Claims; Tax Consolidation. The Parent and each of the Borrowers shall pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 7.3(C)) upon any of the Parent's or such Subsidiary's property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (i) above or claims referred to in clause (ii) above (and interest, penalties or fines relating thereto) need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with Agreement Accounting Principles shall have been made therefor.

         (E) [Reserved]

         (F) Inspection of Property; Books and Records; Discussions. The Parent and each Borrower shall permit and cause each of the Parent's Subsidiaries to permit, any authorized representative(s)




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

designated by either the Administrative Agent or any Lender to visit and inspect any of the properties of the Parent or any of its Subsidiaries, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and their independent certified public accountants (and such accountants are hereby authorized to disclose to the Administrative Agent any and all financial statements and other supporting financial documents with respect to the business, financial conditions and other affairs of the Parent and its Subsidiaries), all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. The Parent and each Borrower shall keep and maintain, and cause each of its Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities, including, without limitation, transactions and other dealings with respect to the Collateral. If a Default has occurred and is continuing, the Parent, upon the Administrative Agent's request, shall provide copies of such records to the Administrative Agent or its representatives.

         (G) ERISA Compliance. The Parent and each Borrower shall, and shall cause each of its Subsidiaries to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

         (H) Maintenance of Property. The Parent and each Borrower shall cause all property used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Parent or the Borrowers may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         (I) Environmental Compliance. The Parent and its Subsidiaries shall comply with all Environmental, Health or Safety Requirements of Law, except where noncompliance will not have or is not reasonably likely to subject the Parent or any of its Subsidiaries, individually or in the aggregate, to liability in excess of $5,000,000.

         (J) Use of Proceeds. The Borrowers shall use the proceeds of the Loans to finance the dividend to be paid by SDM to SIC in connection with the Spin-Off (provided that after payment of the dividend and the incurrence of Indebtedness in connection therewith the Indebtedness of the Borrowers hereunder will not exceed the lower of (a) $375,000,000 or (b) the amount required to retain positive equity on the combined balance sheet of the Parent immediately after the distribution (and after taking into account all restructuring charges and other intercompany transactions to occur in connection with the Spin-Off Transactions) and to and pay fees and expenses incurred in connection with this Agreement and the Spin-Off Transactions. The Borrowers shall use the proceeds of the Revolving Loans to refinance certain outstanding Indebtedness and to provide funds for the additional working capital needs and other general corporate purposes of the Parent and its Subsidiaries, including, without limitation, the financing of Permitted Acquisitions. None of the



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Parent, the Borrowers or any Subsidiary will use any of the proceeds of the
Loans (i) to make any Acquisition, other than a Permitted Acquisition pursuant to Section 7.3(G) or (ii) to purchase or carry any Margin Stock in violation of Regulation U; provided, however, that if Margin Stock constitutes twenty-five percent (25%) or more of the value of those assets of the Parent and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder, the Parent or the Borrowers shall provide the Administrative Agent with such information (including, without limitation, information regarding the current market value of the margin stock being purchased, all debt securities convertible into margin stock and the current market value of such margin stock, and the other assets of the Parent and its Subsidiaries, together with a signed Form U-1 (or any replacement form) or other form required to be completed under the provisions of Regulations T, U or X) as shall enable the Administrative Agent to reasonably determine that the Lenders, the Parent and the Borrowers are in compliance with Regulations T, U and X.

         (K) Subsidiary Guarantors; Certain Collateral Documents.

              (i) New Subsidiaries. The Parent shall cause each New Subsidiary that is, at any time, a Material Domestic Subsidiary to deliver to the Administrative Agent (a) an executed supplement to become a Subsidiary Guarantor under the Subsidiary Guaranty, (b) an executed supplement to become a grantor under the Security Agreement and such other Collateral Documents as may be required by the terms of the Security Agreement (including, without limitation and to the extent applicable, Intellectual Property Security Agreements, Collection Account Agreements and financing statements), (c) such Real Property Documents as may be requested by the Administrative Agent or the Required Lenders and (d) appropriate corporate resolutions, opinions and other documentation in form and substance reasonably satisfactory to the Administrative Agent, all of the foregoing documentation to be delivered to the Administrative Agent as promptly as possible upon the creation, acquisition of or capitalization thereof, but in any event within thirty (30) days of such creation, acquisition or capitalization, in each case, to provide the Administrative Agent with a first priority perfected security interest on the Collateral granted pursuant to clauses (a) through (c) above and Lien thereon.

              (ii) Additional Material Domestic Subsidiaries. If any consolidated Subsidiary of the Parent (other than a New Subsidiary to the extent addressed in Section 7.2(K)(i) above) becomes a Material Domestic Subsidiary, the Parent shall cause any such Material Domestic Subsidiary to deliver to the Administrative Agent the applicable Collateral Documents described in clauses (i)(a) through (c) above and appropriate corporate resolutions, opinions and other documentation in form and substance reasonably satisfactory to the Administrative Agent in connection therewith, all such documentation to be delivered to the Administrative Agent as promptly as possible but in any event within thirty (30) days following the date on which such consolidated Subsidiary became a Material Domestic Subsidiary, in each case, to provide the Administrative Agent with a first priority perfected security interest on the Collateral granted pursuant to clauses (i)(a) through (i)(c) above and Lien thereon.

              (iii) Additional Subsidiary Guarantors. (i) If at any time an Authorized Officer has actual knowledge that (x) the aggregate assets of all Non-Obligor Subsidiaries exceed 15% of Consolidated Assets or
         (y) the aggregate Net Income of all Non-Obligor Subsidiaries exceeds 15% of Net Income, in each case, as calculated by the Parent, the Parent shall cause




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

         such consolidated Domestic Incorporated Subsidiaries as are necessary to reduce such aggregate assets and Net Income to or below the applicable 15% limitation to deliver to the Administrative Agent the applicable Collateral Documents described in clauses (i)(a) through (c) above and appropriate corporate resolutions, opinions and other documentation in form and substance reasonably satisfactory to the Administrative Agent in connection therewith, all such documentation to be delivered to the Administrative Agent as promptly as possible but in any event within thirty (30) days following the initial date on which such aggregate assets or aggregate Net Income exceed the applicable 15% limitation, in each case, to provide the Administrative Agent with a first priority perfected security interest on the Collateral granted pursuant to clauses (i)(a) through (i)(c) above and Lien thereon.

         (L) Pledge Agreements.

              (i) New Subsidiaries. Upon the creation or acquisition of each New Subsidiary which is (x) a Material Domestic Subsidiary, the Parent shall or shall cause the applicable parent Domestic Incorporated Subsidiary as promptly as possible (but in any event within thirty (30) days following the creation or acquisition thereof) to execute a Pledge Agreement with respect to one hundred percent (100%) of the Capital Stock of such Material Domestic Subsidiary, or (y) a Material Foreign Subsidiary, the Parent shall or shall cause the applicable parent Domestic Incorporated Subsidiary as promptly as possible (but in any event within seventy-five (75) days following the creation or acquisition thereof) to execute a Pledge Agreement with respect to sixty-five percent (65%) of the Capital Stock of such Foreign Incorporated Subsidiary, and (b) in each case, deliver and cause each such parent Domestic Incorporated Subsidiary and Foreign Incorporated Subsidiary, as appropriate, to deliver corporate resolutions, opinions of counsel, stock certificates, stock powers and such other corporate documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent; provided, however, that in the event that more than one Subsidiary within a commonly controlled group of Subsidiaries constitutes a Material Foreign Subsidiary required to be pledged hereunder, then only the Capital Stock of the "parent" or "controlling" Subsidiary shall be required to be pledged hereunder.

              (ii) Additional Material Subsidiaries. If any consolidated Subsidiary of the Parent (other than a New Subsidiary to the extent addressed in Section 7.2(L)(i) above) becomes (x) a Material Domestic Subsidiary, the Parent shall or shall cause its applicable parent Domestic Incorporated Subsidiary as promptly as possible (but in any event within thirty (30) days following the date on which such Subsidiary becomes a Material Domestic Subsidiary) to execute a Pledge Agreement with respect to one hundred percent (100%) of the Capital Stock of such Material Domestic Subsidiary or (y) a Material Foreign Subsidiary, the Parent shall or shall cause its applicable parent Domestic Incorporated Subsidiary as promptly as possible (but in any event within seventy-five (75) days following the date on which such Subsidiary becomes a Material Foreign Subsidiary) to execute a Pledge Agreement with respect to sixty-five percent (65%) of the Capital Stock of such Material Foreign Subsidiary, and (b) in each case, deliver and cause each such parent Domestic Incorporated Subsidiary and Material Foreign Subsidiary, as appropriate, to deliver corporate resolutions, opinions of counsel, stock certificates, stock powers and such other corporate documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent; provided, however, that in the event that more than one Subsidiary within a commonly controlled group of Subsidiaries constitutes a Material Foreign Subsidiary required to be pledged hereunder, then only the Capital Stock of the "parent" or "controlling" Subsidiary shall be required to be pledged hereunder.

              (iii) Additional Pledged Subsidiaries. If at any time an Authorized Officer has actual knowledge that (x) the aggregate assets of all Non-Obligor Subsidiaries exceed 15% of Consolidated Assets or
         (y) the aggregate Net Income of all Non-Obligor Subsidiaries exceeds 15% of Net Income, in each case, as calculated by the Parent, the Parent shall, or shall cause (A) sufficient parent Domestic Incorporated Subsidiaries (as promptly as possible but in any event within thirty (30) days following initial date on which such aggregate assets or Net Income exceed the applicable 15% limitation) to execute a Pledge Agreement with respect to one hundred percent (100%) of the Capital Stock of such Domestic Incorporated Subsidiaries as are necessary to reduce such aggregate assets and Net Income to or below the applicable 15% limitation, and/or (B) sufficient parent Domestic Incorporated Subsidiaries (as promptly as possible but in any event within seventy-five (75) days following initial date on which such aggregate assets or Net Income exceed the applicable 15% limitation) to execute a Pledge Agreement with respect to sixty-five percent (65%) of the Capital Stock of such Foreign Incorporated Subsidiaries as are necessary to reduce such aggregate assets and Net Income to or below the applicable 15% limitation, and (b) in each case, deliver and cause each such parent Domestic Incorporated Subsidiary and Foreign Incorporated Subsidiary, as appropriate, to deliver corporate resolutions, opinions of counsel, stock certificates, stock powers and such other corporate documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent; provided, however, that in the event that more than one Subsidiary within a commonly controlled group of Subsidiaries constitutes a Foreign Incorporated Subsidiary required to be pledged hereunder, then only the Capital Stock of the "parent" or "controlling" Subsidiary shall be required to be pledged hereunder.

         (M) Foreign Employee Benefit Compliance. The Parent and each Borrower shall, and shall cause each of its Subsidiaries and each member of its Controlled Group to, establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plans, except for failures to comply which, in the aggregate, would not be reasonably likely to subject the Parent or any of its respective Subsidiaries to liability, individually or in the aggregate, in excess of $5,000,000.

         (N) Hedging Agreements. Within sixty (60) days after the Effective Date, the Parent shall enter into, and shall thereafter maintain, Hedging Arrangements, or assume, and if necessary, modify, similar Hedging Arrangements entered into by SIC or its Subsidiaries, on terms and with counterparties reasonably acceptable to the Administrative Agent by which the Parent and its Subsidiaries will be protected during the four-year period beginning on the Effective Date against increases in interest rates and having a notional amount equal to fifty percent (50%) of the aggregate outstanding principal amount of the Term Loans. In the event a Lender elects to enter into any Hedging Agreement with the Borrowers, the obligations of the Borrowers with respect to such Hedging Agreement shall be Secured Obligations, secured by the collateral pledged pursuant to the Collateral Documents.



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

         (O) Collection Account Arrangements.

              (i) All collections of Receivables included in the Collateral and other proceeds of Collateral shall be deposited in a Collection Account which is subject to a Collection Account Agreement or pursuant to another similar arrangement for the collection of such amounts established by the Parent or any of its Subsidiaries and the Administrative Agent and shall be transferred in accordance with the provisions of the respective Collection Account Agreements; provided, however, that the requirements set forth in this Section 7.2(O)(i) shall be satisfied with respect to any Collection Account that is in existence on the Closing Date if such Collection Account is subject to a Collection Account Agreement within thirty (30) days following the Closing Date. Any of the foregoing collections received by the Parent or any of its Subsidiaries or Affiliates and not so deposited, shall be deemed to have been received by such Person as the Administrative Agent's trustee and, upon such Person's receipt thereof, the Parent shall (or shall cause such Subsidiary or Affiliate to) immediately transfer all such amounts into a Collection Account in their original form. Such deposits shall be remitted to the Administrative Agent, the Parent, the applicable Subsidiary or as the Administrative Agent may direct, all in accordance with the provisions of the Collection Account Agreements.

              (ii) Following the Collection Account Blockage Date and during the continuance of a Default giving rise thereto, (a) all payments received by the Administrative Agent, all collections of Receivables included in the Collateral received by the Administrative Agent, and all proceeds of other Collateral received by the Administrative Agent, whether through payment or otherwise, will be the sole property of the Administrative Agent for the benefit of the Holders of Secured Obligations and will be deemed received by the Administrative Agent for application to the Obligations pursuant to the terms of this Agreement.

         (P) Insurance. The Parent shall maintain for itself and its Subsidiaries, or shall cause such Subsidiaries to maintain in full force and effect, the insurance policies and programs listed on Schedule 6.16 to this Agreement or substantially similar policies and programs or other policies and programs as reflect coverage that is reasonably consistent with prudent industry practice. The Parent shall deliver to the Administrative Agent endorsements in form and substance acceptable to the Administrative Agent (y) to all "All Risk" physical damage insurance policies on all of the Parent's and its Subsidiaries' tangible real and personal property and assets and business interruption insurance policies naming the Administrative Agent loss payee, and (z) to all general liability and other liability policies naming the Administrative Agent an additional insured. In the event the Parent or any Subsidiary at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so disbursed by the Administrative Agent shall constitute part of the Secured Obligations, payable as provided in this Agreement. In connection with any such disbursements by the Administrative Agent on behalf of the Parent or its Subsidiaries and in accordance with the provisions of applicable law, the Administrative Agent hereby gives the following notice:

         Unless you (the Parent and it Subsidiaries) provide us (the Administrative Agent) with evidence of the insurance coverage required by your agreement with us (i.e., under this Agreement and the Security Agreement), we may purchase insurance at your expense to protect our interests in your collateral. This insurance may, but need not, protect your interests. The coverage that we purchase may not pay any claim that you make or any claim that is made against you in connection with the collateral. You may later cancel any insurance purchased by us, only after providing us with evidence that you have obtained insurance as required by our agreement. If we purchase insurance for the collateral, you will be responsible for the costs of that insurance, including interest and any other charges we may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to your total outstanding balance or obligation. The costs of the insurance may be more than the cost of insurance you may be able to obtain on your own.

         (Q) Insurance and Condemnation Proceeds. The Parent directs (and, if applicable, shall cause each applicable Subsidiary to direct) all insurers under policies of property damage, boiler and machinery and business interruption insurance and payors of any condemnation claim or award relating to the property to pay all proceeds payable under such policies or with respect to such claim or award for any loss with respect to the Collateral directly to the Administrative Agent, for the benefit of the Administrative Agent and the Holders of the Secured Obligations; provided, however, in the event that such proceeds or awards are less than $1,000,000 ("EXCLUDED PROCEEDS"), unless a Default shall have occurred and be continuing, the Administrative Agent shall remit such Excluded Proceeds to SDM (for distribution as appropriate). Each such policy shall contain a long-form loss-payable endorsement naming the Administrative Agent as loss payee, which endorsement shall be in form and substance acceptable to the Administrative Agent. The Administrative Agent shall, upon receipt of such proceeds (other than Excluded Proceeds) and at SDM's direction, either apply the same to the principal amount of the Loans outstanding at the time of such receipt and create a corresponding reserve against the Maximum Revolving Credit Amount in an amount equal to such application (the "DECISION RESERVE") or hold them as cash collateral for the Obligations in an interest bearing account. For up to sixty (60) days from the date of any loss (the "DECISION PERIOD"), SDM may notify the Administrative Agent that the Parent or the applicable Subsidiary intends to restore, rebuild or replace the property subject to any insurance payment or condemnation award and shall, as soon as practicable thereafter, provide the Administrative Agent detailed information, including a construction schedule and cost estimates. Should a Default occur at any time during the Decision Period, should SDM notify the Administrative Agent that the Parent or the applicable Subsidiary has decided not to rebuild or replace such property during the Decision Period, or should SDM fail to notify the Administrative Agent of the Parent's or the applicable Subsidiary's decision during the Decision Period, then the amounts held as cash collateral pursuant to this
Section 7.2(R) or as the Decision Reserve shall upon the Required Lenders' direction be applied as a Designated Prepayment pursuant to Section 2.5(B). Proceeds held as cash collateral pursuant to this Section 7.2(R) or constituting the Decision Reserve shall be disbursed in accordance with SDM's directions promptly after receipt of such directions as payments for restoration, rebuilding or replacement of such property as such amounts become due; provided, however, should a Default occur after SDM has notified the Administrative Agent that the Parent or the applicable Subsidiary intends to rebuild or replace the property, the Decision Reserve or amounts held as cash collateral may, or shall, upon the Required Lenders' direction, be applied as a Designated Prepayment




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

pursuant to Section 2.5(B). In the event the Decision Reserve is to be applied as a mandatory prepayment of the Term Loans, SDM shall be deemed to have requested Revolving Loans in an amount equal to the Decision Reserve, and such Loans shall be made regardless of any failure of SDM to meet the conditions precedent set forth in Article V. Upon completion of the restoration, rebuilding or replacement of such property, the unused proceeds shall constitute Net Cash Proceeds of an Asset Sale and shall be applied as a Designated Prepayment pursuant to Section 2.5(B).

         7.3. Negative Covenants.

         (A) Indebtedness. Neither the Parent nor any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except, (x) with respect to the Parent, the Parent Permitted Indebtedness, and (y) with respect to the Parent's Subsidiaries:

              (i) the Secured Obligations;

              (ii) Permitted Existing Indebtedness and Permitted Refinancing Indebtedness;

              (iii) Indebtedness in respect of obligations secured by Customary Permitted Liens;

              (iv) Indebtedness constituting Contingent Obligations permitted by
         Section 7.3(E);

              (v) Indebtedness arising from intercompany loans and advances (a) from any Loan Party (other than the Parent) to any other Loan Party (other than the Parent) or any wholly-owned Subsidiary thereof or (b) from the Parent to any Subsidiary of the Parent in order to effect the Spin-Off Transactions, as specifically described in the Form 10; provided, that if the Borrowers or any Guarantor is the obligor on such Indebtedness, such Indebtedness shall be expressly subordinate to the payment in full in cash of the Secured Obligations on terms satisfactory to the Administrative Agent;

              (vi) secured or unsecured purchase money Indebtedness (including Capitalized Leases) incurred by the Borrowers or any of their respective Subsidiaries after the Effective Date to finance the acquisition of fixed assets, if (1) at the time of such incurrence, no Default or Unmatured Default has occurred and is continuing or would result from such incurrence, (2) such Indebtedness has a scheduled maturity and is not due on demand, (3) such Indebtedness does not exceed the lower of the fair market value or the cost of the applicable fixed assets on the date acquired, (4) such Indebtedness does not exceed $10,000,000 in the aggregate principal amount outstanding at any time, and (5) any Lien securing such Indebtedness is permitted under
         Section 7.3(C) (such Indebtedness being referred to herein as "PERMITTED PURCHASE MONEY INDEBTEDNESS");

              (vii) Indebtedness with respect to surety, appeal and performance bonds obtained by the Borrowers or any of their respective Subsidiaries in the ordinary course of business;

              (viii) Indebtedness incurred by the Borrowers or any of their respective Subsidiaries (whether assumed by the Borrowers or such Subsidiary or issued to the seller) in any Permitted Acquisition as part of the consideration therefor, provided that (a) such Indebtedness is unsecured and is subordinated to the Obligations on terms reasonably




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         acceptable to the Administrative Agent (including, without limitation, in amount, amortization, maturity, interest rate, premiums, fees, covenants, subordination, events of default and remedies) and (b) such Indebtedness was not created in contemplation of such Permitted Acquisition;

              (ix) guarantees by the Borrowers of Indebtedness permitted to be incurred by any Subsidiary;

              (x) Indebtedness in respect of Hedging Obligations permitted under
         Section 7.3(P);

              (xi) Off-Balance Sheet Liabilities in an amount not to exceed $10,000,000 in the aggregate at any time outstanding; and

              (xii) additional unsecured Indebtedness in an aggregate amount at any time outstanding not exceeding $10,000,000

         (B) Sales of Assets. Neither the Parent nor any of its Subsidiaries shall consummate any Asset Sale, except, with respect to the Parent's
Subsidiaries:

              (i) the disposition in the ordinary course of business of Equipment that is obsolete, excess or no longer used or useful in the Parent's or its Subsidiaries' businesses;

              (ii) transfers of assets between the Loan Parties and any wholly-owned Subsidiary thereof or between wholly-owned Subsidiaries of such Loan Parties not otherwise prohibited by this Agreement;

              (iii) sales, assignments, transfers, leases, conveyances or other dispositions of other assets (other than pursuant to the foregoing clauses (i) and (ii)) if such transaction (a) is for consideration consisting at least eighty-five percent (85%) of cash, (b) is for not less than fair market value (as determined in good faith by SDM's board of directors), and (c) when combined with all such other transactions other than the Excluded Real Property Sales (each such transaction being valued at book value) (i) during the immediately preceding twelve-month period, represents the disposition of not greater than either (x) five percent (5%) of the Consolidated Assets of the Parent and its Subsidiaries or (y) five percent (5%) of the Net Income of the Parent and its consolidated Subsidiaries, in each case, determined as at the end of the fiscal year immediately preceding that in which such transaction is proposed to be entered into, and (ii) during the period from the Effective Date to the date of such proposed transaction, represents the disposition of not greater than either (x) fifteen percent (15%) of the Consolidated Assets of the Parent and its Subsidiaries or (y) fifteen percent (15%) of the Net Income of the Parent and its consolidated Subsidiaries, in each case, determined as at the end of the fiscal year immediately preceding that in which such transaction is proposed to be entered into; and

              (iv) the sale leaseback transactions identified on Schedule 1.1.1.

         (C) Liens. Neither the Parent nor any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective property or assets except, (x) with respect to the Parent, the Liens described in clauses (i) and (iii) below, and
(y) with respect to the Parent's Subsidiaries:

              (i) Liens created by the Collateral Documents or any other Loan Documents or otherwise securing the Secured Obligations;

              (ii) Permitted Existing Liens;

              (iii) Liens securing Permitted Refinancing Indebtedness to the extent that any such refinanced Indebtedness was secured by the same collateral giving rise to such Liens;

              (iv) Customary Permitted Liens;

              (v) purchase money Liens (including the interest of a lessor under a Capitalized Lease and Liens to which any property is subject at the time of acquisition thereof) securing Permitted Purchase Money Indebtedness; provided that such Liens shall not apply to any property of the Borrowers or their Subsidiaries other than that purchased or subject to such Capitalized Lease;

              (vi) Liens with respect to property acquired by the Borrowers or any of their respective Subsidiaries after the Effective Date (and not created in contemplation of such acquisition) pursuant to a Permitted Acquisition; provided, that such Liens shall extend only to the property so acquired, shall not secure any working capital financing of the business acquired and shall secure Indebtedness permitted pursuant to the terms of Section 7.3(A);

              (vii) Liens incurred in connection with sale leaseback transactions permitted under Section 7.3(J); and

              (viii) other Liens securing Indebtedness (other than subordinated Indebtedness) not to exceed $10,000,000 in the aggregate.

In addition, neither the Parent nor any of its Subsidiaries shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Administrative Agent for the benefit of itself and the Holders of Secured Obligations, as collateral for the Obligations; provided that any agreement, note, indenture or other instrument in connection with Permitted Purchase Money Indebtedness (including Capitalized Leases) may prohibit the creation of a Lien in favor of the Administrative Agent for the benefit of itself and the Holders of Secured Obligations on the items of property obtained with the proceeds of such Permitted Purchase Money Indebtedness.

         (D) Investments. Except to the extent permitted pursuant to Section 7.3(G), neither the Parent nor any of its Subsidiaries shall directly or indirectly make or own any Investment except, (x) with respect to the Parent, Investments in the Borrowers, in Cash Equivalents and consisting of Intercompany Loans made to its Subsidiaries as may be required to effect the Spin-Off Transactions, as specifically described in the Form 10, and (y) with respect to the Parent's Subsidiaries:

              (i) Investments in cash and Cash Equivalents;

              (ii) Permitted Existing Investments in an amount not greater than the amount thereof on the Effective Date;



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

              (iii) Investments in trade receivables or received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

              (iv) Investments consisting of deposit accounts maintained by the Borrowers and their Subsidiaries in the ordinary course of business in connection with its cash management system; provided, that funds deposited in such deposit accounts are deposited pursuant to a Collection Account Agreement in compliance with Section 7.2(O).;

              (v) Investments consisting of non-cash consideration from a sale, assignment, transfer, lease, conveyance or other disposition of property permitted by Section 7.3(B);

              (vi) Investments consisting of (a) intercompany loans from any Loan Party to any other Loan Party permitted by Section 7.3(A)(y)(v),
         (b) intercompany loans from the Borrowers to the Parent as may be required to effect the Spin-Off Transactions, as specifically described in the Form 10;

              (vii) Investments constituting Permitted Acquisitions;

              (viii) Investments constituting Indebtedness permitted by Section 7.3(A) or Contingent Obligations permitted by Section 7.3(E) or Restricted Payments permitted by Section 7.3(F);and

              (ix) Investments in addition to those permitted elsewhere in this
         Section 7.3(D) in an aggregate amount not to exceed $10,000,000 in the aggregate at any time outstanding;

provided, however, that the Investments described in clause (vii) above shall not be permitted to be made at a time when either a Default or an Unmatured Default shall have occurred and be continuing or would result therefrom.

         (E) Contingent Obligations. Neither the Parent nor any of its Subsidiaries shall directly or indirectly create or become or be liable with respect to any Contingent Obligation, except, (x) with respect to the Parent, the Parent Guaranty and other guarantees of Permitted Parent Indebtedness, and
(y) with respect to the Parent's Subsidiaries: (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (ii) Permitted Existing Contingent Obligations;
(iii) obligations, warranties, guarantees and indemnities, not relating to Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business and not for the benefit of or in favor of an Affiliate of a Borrower or such Subsidiary; (iv) Contingent Obligations with respect to surety, appeal and performance bonds obtained by any Borrower or any Subsidiary thereof in the ordinary course of business, (v) Contingent Obligations of the Subsidiary Guarantors under the Subsidiary Guaranty and the other Collateral Documents to which they are a party, (vi) other guarantees of Indebtedness permitted by Section 7.3(A)(y) (other than as prohibited with respect to Permitted Parent Indebtedness), provided, that to the extent such Indebtedness shall be subordinated to the Obligations, each such guarantee shall be subordinated to the Obligations on terms reasonably accepted to the Administrative Agent and (vii) additional Contingent Obligations which do not exceed $10,000,000 in the aggregate at any one time.

         (F) Restricted Payments. Neither the Parent nor any of its Subsidiaries shall declare or make any Restricted Payment, except, (x) with respect to the Parent, the Restricted Payment described in clause (vi) below, and (y) with respect to the Parent's Subsidiaries:

              (i) so long as the Parent files consolidated income tax returns that include the Borrowers, for the five (5) Business Days immediately preceding the date on which the Parent shall be required to make any tax related payment to any Governmental Authority, the Borrowers may make distributions to the Parent to fund the Parent's payment of tax obligations, from funds legally available for such purpose, in an amount not to exceed the amount calculated pursuant to Schedule 7.3(F); provided, the Parent shall in turn utilize such amount thereof as is necessary to pay its consolidated tax obligations; provided, further, any amount otherwise permitted to be paid under this clause (i) shall be reduced by the amount of any tax related payments made directly by any Borrower or any Subsidiary to any Governmental Authority;

              (ii) payments to the Parent in respect of accounting or legal or administrative expenses or reimbursements or franchise or similar taxes and governmental charges (other than income taxes which shall be governed by clause (i) above) incurred by it relating to the business, operations or finances of its Subsidiaries;

              (iii) Restricted Payments made in connection with the defeasance, redemption or repurchase of any Indebtedness with the Net Cash Proceeds of Permitted Refinancing Indebtedness;

              (iv) Restricted Payments of any Subsidiary of the Borrowers to the Borrowers or to another wholly-owned Subsidiary of the Borrowers;

              (v) Restricted Payments consisting of or in connection with the dividend paid by SDM to SIC in connection with the Spin-Off Transactions, provided that the Indebtedness of the Borrowers hereunder will not exceed the lower of (a) $375,000,000 and (b) the amount required to retain positive equity on the combined balance sheet of the Parent immediately after such payment (and after taking into account all restructuring charges and other intercompany transactions to occur in connection with the Spin-Off Transactions);

              (vi) any Restricted Payments that constitute a payment in respect of a purchase price adjustment, earn-out or other similar form of contingent purchase price in connection with a Permitted Acquisition, but solely to the extent such payment is permitted under Section 7.3(G)(iv);

              (vii) other Restricted Payments provided that prior to the declaration or payment of such Restricted Payment, the Borrowers shall deliver to the Administrative Agent a certificate from one of the Authorized Officers, demonstrating to the satisfaction of the Administrative Agent that after giving effect to such Restricted Payment and the incurrence of any Indebtedness permitted by Section 7.3(A) in connection therewith, on a pro forma basis, as if the Restricted Payment and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Borrower's most recently completed fiscal quarter, the Borrower would have been in compliance with the financial covenants in Section 7.4 and not otherwise in Default.

provided, however, that in no event shall any Restricted Payments be declared or made if either a Default or an Unmatured Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom.

(G) Conduct of Business; Subsidiaries; Acquisitions. Neither the Parent nor any of its Subsidiaries shall engage in any business other than the businesses engaged in by the Parent and its Subsidiaries on the date hereof and any business or activities which are substantially similar, related or incidental thereto or logical extensions thereof. The Parent shall not create, capitalize or acquire any Subsidiary other than the Borrowers and their Subsidiaries. No Subsidiary of the Parent shall create, acquire or capitalize any Subsidiary (a "NEW SUBSIDIARY") after the date hereof unless (i) no Default or Unmatured Default shall have occurred and be continuing or would result therefrom; (ii) after such creation, acquisition or capitalization, all of the representations and warranties contained herein shall be true and correct (unless such representation and warranty is made as of a specific date, in which case, such representation or warranty shall be true and correct as of such date); and (iii) after such creation, acquisition or capitalization, the Parent and its Subsidiaries shall be in compliance with the terms of Sections 7.2(K) and (L) and Section 7.3(Q). No Subsidiary of the Parent shall make any Acquisitions, other than Acquisitions meeting the following requirements or otherwise approved by the Required Lenders (each such Acquisition constituting a "PERMITTED ACQUISITION"):

              (i) no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or the incurrence of any Indebtedness in connection therewith;

              (ii) in the case of an Acquisition of Equity Interests of an entity, the Acquisition shall be of at least ninety percent (90%) of the Equity Interests of such entity, and such acquired entity shall be
         (x) merged with and into the Parent or any wholly-owned Subsidiary within ten (10) Business Days following such Acquisition, with the Parent or such wholly-owned Subsidiary being the surviving corporation following such merger or (y) the results of operations of such entity shall be reported on a consolidated basis with the Parent and its consolidated Subsidiaries;

              (iii) the purchase is consummated pursuant to a negotiated acquisition agreement on a non-hostile basis and approved by the target company's board of directors (and shareholders, if necessary) prior to the consummation of the Acquisition; and if the acquisition involves purchase price consideration in excess of $5,000,000 (including the incurrence or assumption of any Indebtedness in connection therewith and transaction-related contractual payments, including the maximum amounts payable under earn-out or similar contingent purchase price adjustments or agreements), (a) the acquisition documents in respect of which (1) shall have been delivered to the Administrative Agent in substantially final form, reasonably in advance of the consummation of the proposed Acquisition to provide the Administrative Agent sufficient time to review such documents and (2) are reasonably satisfactory to the Administrative Agent (including, without limitation, in respect of representations, indemnities and opinions) and (b) the results of due diligence in respect of such purchase are reasonably satisfactory to the Administrative Agent;

              (iv) the purchase price for the Acquisition shall not exceed without the prior written consent of the Required Lenders an amount equal to (a) $15,000,000 per transaction at any time that the Leverage Ratio is greater than or equal to 2.50 to 1.00 or $25,000,000 per transaction at any time that the Leverage Ratio is less than 2.50 to
         1.00 or (b) together with all other Permitted Acquisitions permitted under this Section 7.3(G), $30,000,000 per year at any time that the Leverage Ratio is greater than or equal to 2.50 to 1.00 or $50,000,000 per year at any time that the Leverage Ratio is less than 2.50 to 1.00 (in each case, including the incurrence or assumption of any Indebtedness in connection therewith and transaction-related contractual payments, including the maximum amounts payable under earn-out or similar contingent purchase price adjustments or agreements), and the Parent and its Subsidiaries shall have complied with all of the requirements of the Collateral Documents in respect thereof;

              (v) the businesses being acquired shall be substantially similar, related or incidental to the businesses or activities engaged in by the Parent and its Subsidiaries on the Effective Date;

              (vi) prior to each such Acquisition, the Parent shall deliver to the Administrative Agent and the Lenders a certificate from one of the Authorized Officers, demonstrating to the satisfaction of the Administrative Agent that after giving effect to such Acquisition and the incurrence of any Indebtedness permitted by Section 7.3(A) in connection therewith, on a pro forma basis using historical financial statements obtained from the seller(s) (broken down by fiscal quarter in the Parent's reasonable judgment the amounts from which shall be unadjusted unless adjustments thereto have been approved in writing by the Administrative Agent) in respect of each such Acquisition as if the Acquisition and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Parent's most recently completed fiscal quarter, the Parent would have been in compliance with the financial covenants in Section 7.4 and not otherwise in Default.

         (H) Transactions with SIC's and the Parent's Shareholders and Affiliates. Neither the Parent nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with SIC, or make loans or advances to any holder or holders of any of the Equity Interests of the Parent, or with any Affiliate of the Parent which is not its Subsidiary, on terms that are less favorable to the Parent or any of its Subsidiaries, as applicable, than those that could reasonably be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate, except for (x) Restricted Payments permitted by Section 7.3(F) and Investments permitted by Section 7.3(D) and (y) the transactions set forth on Schedule 7.3(H).

         (I) Restriction on Fundamental Changes. Neither the Parent nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Parent's consolidated business or property (each such transaction a "FUNDAMENTAL CHANGE"), whether now or hereafter acquired, except (i) Fundamental Changes permitted under Sections 7.3(B), 7.3(D) or 7.3(G), (ii) a Subsidiary of the Parent may be merged into or consolidated with the Parent (in which case the Parent shall be the surviving corporation) or any wholly-owned Subsidiary of the Parent provided the Parent owns, directly or indirectly, a percentage of the equity of the merged entity not less than the percentage it owned of the Subsidiary prior to such Fundamental Change and if the predecessor Subsidiary was a Guarantor, the surviving Subsidiary shall also be or become a Guarantor hereunder; provided, that if a Borrower is merged into the Parent (with the Parent being the surviving entity), the Parent shall assume all of the Obligations of such Borrower hereunder and under the Loan Documents and shall execute and/or deliver such documentation or take such other actions as the Administrative Agent shall require to maintain its first, prior security interest in the Collateral, and (iii) any liquidation of any Subsidiary of the Parent, into the Parent or another Subsidiary of the Parent, as applicable.

         (J) Sales and Leasebacks. Except as set forth on Schedule 1.1.1, neither the Parent nor any of its Subsidiaries shall become liable, directly, by assumption or by Contingent Obligation, with respect to any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed), (i) which it or one of its Subsidiaries sold or transferred or is to sell or transfer to any other Person, or (ii) which it or one of its Subsidiaries intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by it or one of its Subsidiaries to any other Person in connection with such lease, unless in either case the sale involved is not prohibited under Section 7.3(B) and the lease involved is not prohibited under Section 7.3(A) and any related Investment is not prohibited under Section 7.3(D).

         (K) Margin Regulations. Neither the Parent nor any of its Subsidiaries, shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

         (L) ERISA. The Parent shall not:

              (i) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), with respect to any Benefit Plan, whether or not waived;

              (ii) terminate, or permit any Controlled Group member to terminate, any Benefit Plan which would result in any liability of the Parent or any Controlled Group member under Title IV of ERISA;

              (iii) fail, or permit any Controlled Group member to fail, to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment; or

              (iv) permit any unfunded liabilities with respect to any Foreign Pension Plan;

except where such transactions, events, circumstances, or failures are not, individually or in the aggregate, reasonably expected to result in liability individually or in the aggregate in excess of $5,000,000.

         (M) Corporate Documents. Neither the Parent nor any of its Subsidiaries shall amend, modify or otherwise change any of the terms or provisions in any of their respective constituent documents as in effect on the date hereof in any manner adverse to the interests of the Lenders, without the prior written consent of the Required Lenders.

         (N) Fiscal Year. Neither the Parent, the Borrowers nor any of their consolidated Subsidiaries shall change its fiscal year for accounting or tax purposes from a period consisting of the twelve-month period ending on the last day of September of each year (it being understood, however, that for tax purposes, the Parent's first fiscal year after the consummation of the Spin-Off Transactions will be a period of less than twelve (12) months).

         (O) Subsidiary Covenants. The Parent will not, and will not permit any Subsidiary to, create or otherwise cause to become effective or suffer to exist any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to pay dividends or make any other distribution on its stock, or make any other Restricted Payment, pay any Indebtedness or other Obligation owed to the Parent or any other Subsidiary, make loans or advances or other Investments in the Parent or any other Subsidiary, or sell, transfer or otherwise convey any of its property to the Parent or any other Subsidiary, or merge, consolidate with or liquidate into the Parent or any other Subsidiary.

         (P) Hedging Obligations. The Parent shall not and shall not permit any of its Subsidiaries to enter into any interest rate, commodity or foreign currency exchange, swap, collar, cap or similar agreements evidencing Hedging Obligations, other than interest rate, foreign currency or commodity exchange, swap, collar, cap or similar agreements entered into by the Subsidiaries pursuant to which the Subsidiaries have hedged their actual or anticipated interest rate, foreign currency or commodity exposure. Such permitted hedging agreements entered into by the Parent's Subsidiaries and any Lender or any affiliate of any Lender including, without limitation, to hedge floating interest rate risk in an aggregate notional amount not to exceed at any time an amount equal to the outstanding balance of the Term Loans at such time are sometimes referred to herein as "HEDGING AGREEMENTS." In the event a Lender or any of its Affiliates elects to enter into any Hedging Agreement with any of the Parent's Subsidiaries, the obligations of such Subsidiary with respect to such Hedging Agreement shall be Secured Obligations, secured by the collateral pledged pursuant to the Collateral Documents.

         (Q) Non-Guarantor or Non-Pledged Subsidiaries. The Parent will not permit (x) the aggregate assets of all Non-Obligor Subsidiaries to exceed 15% of Consolidated Assets or (y) the aggregate Net Income of all Non-Obligor Subsidiaries to exceed 15% of Net Income, in each case, as calculated by the Parent; provided, that it shall not be a violation hereof if, (i) within thirty
(30) days of the date on which an Authorized Officer has knowledge that one or both of the 15% limitations has been exceeded, the Parent has caused sufficient Domestic Incorporated Subsidiaries to deliver Collateral Documents and such other documentation described in Section 7.2(K)(iii) as shall be necessary to bring the Parent and its Subsidiaries back into compliance with the 15% limitations set forth above, and (ii) within seventy-five (75) days of the date on which an Authorized Officer has knowledge that one or both of the 15% limitations has been exceeded, the Parent has delivered or caused sufficient parent Domestic Incorporated Subsidiaries to deliver Pledge Agreements with respect to the Capital Stock of Domestic Incorporated Subsidiaries and/or Foreign Incorporated Subsidiaries and such other documentation described in
Section 7.2(L)(iii) as shall be necessary to bring the Parent and its Subsidiaries back into compliance with the 15% limitations set forth above.

         (R) Issuance of Disqualified Stock. From and after the Effective Date, neither the Parent, nor any of its Subsidiaries shall issue any Disqualified Stock. All issued and outstanding Disqualified Stock shall be treated as Indebtedness for borrowed money for all purposes of this Agreement (and as funded Indebtedness for purposes of Section 7.1(F)), and the amount of such deemed Indebtedness shall be the aggregate amount of the liquidation preference of such Disqualified Stock.

         (S) Other Indebtedness. The Parent shall not amend, modify or supplement, or permit any Subsidiary to amend, modify or supplement (or consent to any amendment, modification or supplement of), any document, agreement or instrument evidencing Indebtedness that is subordinated to the Obligations (or any replacements, substitutions or renewals thereof) or pursuant to which such Indebtedness is issued where such amendment, modification or supplement provides for the following or which has any of the following effects:

              (i) increases the overall principal amount of any such Indebtedness or increases the amount of any single scheduled installment of principal or interest;

              (ii) shortens or accelerates the date upon which any installment of principal or interest becomes due or adds any additional mandatory redemption provisions;

              (iii) shortens the final maturity date of such Indebtedness or otherwise accelerates the amortization schedule with respect to such Indebtedness;

              (iv) increases the rate of interest accruing on such Indebtedness;

              (v) provides for the payment of additional fees or increases existing fees;

              (vi) amends or modifies any financial or negative covenant (or covenant which prohibits or restricts the Parent or a Subsidiary from taking certain actions) in a manner which is more onerous or more restrictive in any material respect to the Parent (or any Subsidiary of the Parent) or which is otherwise materially adverse to the Parent and/or the Lenders or, in the case of adding covenants, which places material additional restrictions on the Parent (or a Subsidiary of the Parent) or which requires the Parent or any such Subsidiary to comply with more restrictive financial ratios or which requires the Parent to better its financial performance from that set forth in the existing financial covenants;

              (vii) amends, modifies or adds any affirmative covenant in a manner which, when taken as a whole, is materially adverse to the Parent and/or the Lenders; or

              (viii) amends, modifies or supplements the subordination provisions thereof.

         (T) Tax Ruling. Notwithstanding anything herein to the contrary, neither the Parent nor any of its Subsidiaries shall engage in any transaction in contravention of Section 6 of the Tax Sharing and Indemnification Agreement dated as of November 28, 2000 among SIC and SDS or that would otherwise adversely affect the Tax Ruling.

         (U) Additional Limitations on the Parent's Activities. In addition to the foregoing limitations on the Parent's business set forth in this Section 7.3, the Parent shall not engage directly or indirectly (other than indirectly as a result of its ownership of the Equity Interests of the Borrowers an its other Subsidiaries) in any operating business enterprise or other activities other than the direct and indirect ownership of the Equity Interests of the Borrowers and its other Subsidiaries and the activities incidental thereto.

         7.4. Financial Covenants. The Parent and the Borrowers shall comply with the following:

         (A) Maximum Indebtedness and Maximum Leverage Ratio.

                  (1) Maximum Indebtedness. For the period from the Closing Date through and including December 31, 2000, the Parent shall not permit the maximum amount of outstanding Indebtedness of the Parent and its consolidated Subsidiaries to exceed $450,000,000.

                  (2) Maximum Leverage Ratio. After December 31, 2000 the Parent shall not permit the ratio (the "LEVERAGE RATIO") of (a) Indebtedness of the Parent and its consolidated Subsidiaries to (b) EBITDA to be greater than:

              (i) 3.50 to 1.00 as of the end of each fiscal quarter for the period commencing with the fiscal quarter ending March 31, 2001 through the fiscal quarter ending December 31, 2001;

              (ii) 3.25 to 1.00 as of the end of each fiscal quarter for the period commencing with the fiscal quarter ending March 31, 2002 through the fiscal quarter ending December 31, 2002;

              (iii) 3.00 to 1.00 as of the end of each fiscal quarter for the period commencing with the fiscal quarter ending March 31, 2003 through the fiscal quarter ending December 31, 2003; and

              (iv) 2.50 to 1.00 as of the end of each fiscal quarter thereafter until the latest of (i) the Termination Date, (ii) the Tranche A Term Loan Termination Date and (iii) the Tranche B Term Loan Termination Date.

The Leverage Ratio shall be calculated, in each case, determined as of the last day of each fiscal quarter based upon (a) for Indebtedness, as of the last day of each such fiscal quarter; and (b) for EBITDA, the actual amount for the four-quarter period ending on such day.

         (B) Minimum Cash Interest Expense Coverage Ratio. The Parent shall maintain a ratio (the "CASH INTEREST EXPENSE COVERAGE Ratio") of (1) EBITDA to
(2) Cash Interest Expense for the applicable period of at least:

              (i) 3.00 to 1.00 as of the end of each fiscal quarter for the period commencing with the fiscal quarter ending March 31, 2001 through the fiscal quarter ending December 31, 2001;

              (ii) 3.50 to 1.00 as of the end of each fiscal quarter for the period commencing with the fiscal quarter ending March 31, 2002 through the fiscal quarter ending December 31, 2002; and

              (iii) 4.00 to 1.00 as of the end of each fiscal quarter thereafter until the latest of (i) the Termination Date, (ii) the Tranche A Term Loan Termination Date and (iii) the Tranche B Term Loan Termination Date.

In each case the Cash Interest Expense Coverage Ratio shall be determined as of the last day of each fiscal quarter for the four-quarter period ending on such day.

         (C) Minimum Consolidated Net Worth. The Parent shall cause Consolidated Net Worth to be greater than the amounts set forth below at all times during the periods set forth below:

         Relevant Period:                               Minimum Consolidated Net Worth
         ----------------                               ------------------------------
         Closing Date through March 31, 2001            $         0
         April 1, 2001 through June 30, 2001            $ 5,000,000
         July 1, 2001 through September 30, 2001        $10,000,000
         October 1, 2001 through December 31, 2001      $15,000,000

         (D) Minimum Fixed Charge Coverage Ratio. The Parent and its consolidated Subsidiaries shall maintain a ratio (the "FIXED CHARGE COVERAGE RATIO") of (i) EBITDA less Capital Expenditures during such period, to (ii) the sum of the amounts of (a) Cash Interest Expense during such period, plus (b) the current cash income tax provision by the Parent and its consolidated Subsidiaries during such period, plus (c) scheduled amortization during such period of the principal portion of the Tranche A Term Loans and the Tranche B Term Loans and scheduled amortization during such period of the principal portion of all other Indebtedness of the Parent and its consolidated Subsidiaries, plus (d) Restricted Payments (if any) paid by the Parent and its consolidated Subsidiaries during such period of at least:

              (i) 1.20 to 1.00 as of the end of each fiscal quarter for the period commencing with the fiscal quarter ending on March 31, 2001 through the fiscal quarter ending on December 31, 2001;

              (ii) 1.25 to 1.00 as of the end of each fiscal quarter for the period commencing with the fiscal quarter ending on March 31, 2002 through the fiscal quarter ending on December 31, 2002;

              (iii) 1.30 to 1.00 as of the end of each fiscal quarter for the period commencing with the fiscal quarter ending on March 31, 2003 through the fiscal quarter ending on December 31, 2003;

              (iv) 1.35 to 1.00 as of the end of each fiscal quarter for the period commencing with the fiscal quarter ending on March 31, 2004 through the fiscal quarter ending on December 31, 2004;

              (v) 1.40 to 1.00 as of the end of each fiscal quarter for the period commencing with the fiscal quarter ending on March 31, 2005 through the fiscal quarter ending on December 31, 2005; and

              (vi) 1.50 to 1.00 as of the end of each fiscal quarter thereafter through the latest of (i) the Termination Date, (ii) the Tranche A Term Loan Termination Date and (iii) the Tranche B Term Loan Termination Date.

In each case, the Fixed Charge Coverage Ratio shall be determined as of the last day of each fiscal quarter for the four-quarter period ending on such day.

                             ARTICLE VIII: DEFAULTS

              8.1. Defaults. Each of the following occurrences shall constitute a Default under this Agreement:

         (A) Failure to Make Payments When Due. Any Borrower shall (i) fail to pay when due any of the Obligations consisting of principal with respect to the Loans or (ii) shall fail to pay within three (3) Business Days of the date when due any of the other Obligations under this Agreement or the other Loan Documents.

         (B) Breach of Certain Covenants. The Parent or the Borrowers shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on the Parent or the Borrowers or there shall otherwise be a breach of any covenant under:

              (i) Sections 7.1(A), (B), (C), (F) and (G) and 7.2(A), (F), (J),
         (K), (L), (N), (O), and (P), and such failure or breach shall continue unremedied for five (5) Business Days; or

              (ii) Sections 7.3 or 7.4.

         (C) Breach of Representation or Warranty. Any representation or warranty made or deemed made by the Parent or any Borrower to the Administrative Agent or any Lender herein or by the Parent or any Borrower or any of their Subsidiaries in any of the other Loan Documents or in any statement or certificate or information at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).

         (D) Other Defaults. The Parent or any Borrower shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by paragraphs (A) or (B) or (C) of this Section 8.1), or the Parent or any Borrower or any of their Subsidiaries shall default in the performance of or compliance with any term contained in any of the other Loan Documents, and such default shall continue for thirty (30) days after the occurrence thereof.

         (E) Default as to Other Indebtedness. The Parent or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness (other than Indebtedness hereunder, but including, without limitation, Disqualified Stock), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $5,000,000; or any breach, default, amortization event or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness having such aggregate outstanding principal amount, beyond any period of grace, if any, provided with respect thereto, if (i) the effect thereof is to cause an acceleration, mandatory redemption, a requirement that the Parent or such Subsidiary offer to purchase such Indebtedness or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness or
(ii) if such breach, default, amortization event or event of default shall occur with respect to any Receivables Facility Attributed Indebtedness, the effect thereof is to cause the early amortization of such Indebtedness or the replacement of the Person then acting as servicer for such Indebtedness, or to permit the investors thereunder to request such early amortization or to replace such Person; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Parent or such Subsidiary (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

         (F) Involuntary Bankruptcy; Appointment of Receiver, Etc.

              (i) An involuntary case shall be commenced against the Parent or any of its Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within forty-five (45) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Parent or any of its Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

              (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Parent or any of its Subsidiaries or over all or a substantial part of the property of the Parent or any of its Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Parent or any of its Subsidiaries or of all or a substantial part of the property of the Parent or any of its Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Parent or any of its Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within forty-five (45) days after entry, appointment or issuance.

         (G) Voluntary Bankruptcy; Appointment of Receiver, Etc. The Parent or any of its Subsidiaries shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors, (v) take any corporate action to authorize any of the foregoing or (vi) is generally not paying, or admits in writing its inability to pay, its debts as they become due.

         (H) Judgments and Attachments. Any money judgment(s) (other than a money judgment covered by insurance as to which the applicable insurance company has not disclaimed or reserved the right to disclaim coverage), writ or warrant of attachment, or similar process against the Parent or any of its Subsidiaries or any of their respective assets involving in any single case or in the aggregate an amount in excess of $5,000,000 is or are entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than fifteen (15) days prior to the date of any proposed sale thereunder.

         (I) Dissolution. Any order, judgment or decree shall be entered against the Parent or any of its Subsidiaries decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of forty-five (45) days; or the Parent or any Subsidiary shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.




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         (J) Loan Documents. At any time, for any reason, any Loan Document as a whole that materially affects the ability of the Administrative Agent or any of the Lenders to enforce the Obligations or enforce their rights against the Collateral ceases to be in full force and effect or the Parent or any of its Subsidiaries party thereto seeks to repudiate its obligations thereunder.

         (K) Termination Event. Any Termination Event occurs which the Required Lenders believe is reasonably likely to subject the Parent or any of its Subsidiaries to liability in excess of $5,000,000.

         (L) Waiver of Minimum Funding Standard. If the plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and any Lender believes the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject either the Parent or any Controlled Group member to liability in excess of $1,000,000.

         (M) Change of Control. A Change of Control shall occur.

         (N) Environmental Matters. The Parent or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to (i) the Release by the Parent or any of its Subsidiaries of any Contaminant into the environment, (ii) the liability of the Parent or any of its Subsidiaries arising from the Release by any other Person of any Contaminant into the environment, or
(iii) any violation of any Environmental, Health or Safety Requirements of Law which by the Parent or any of its Subsidiaries, which, in any case, has or is reasonably likely to subject the Parent or its Subsidiaries to liability, individually or in the aggregate, in excess of $5,000,000.

         (O) Guarantor Revocation; Failure of Guaranty. Any Guarantor of the Obligations shall terminate or revoke any of its obligations under the applicable Guaranty or breach any of the material terms of such Guaranty or any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty.

         (P) Collateral Documents. Any of the following shall occur: (i) any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, (ii) any Collateral Document shall fail to remain in full force or effect, (iii) any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or (iv) the Parent or any of its Subsidiaries shall fail to comply with any of the terms or provisions of any Collateral Document.

         (Q) Parent Indebtedness. The Parent shall incur any Indebtedness other than Permitted Parent Indebtedness or the Parent shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Permitted Parent Indebtedness the outstanding principal amount of which Indebtedness is in excess of $1,000,000 or any breach, default or event of default shall occur, or any other condition shall exist, under any instrument, agreement or indenture pertaining to any such Permitted Parent Indebtedness, if the effect thereof is to cause an acceleration, mandatory redemption, a requirement that the Parent offer to purchase such Indebtedness or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise



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declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Parent (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

         (R) Hedging Agreements. Nonpayment by the Parent or any of its Subsidiaries of any material obligation under any Hedging Agreement or the breach by the Parent or such Subsidiary of any material term, provision or condition contained in any such Hedging Agreement.

A Default shall be deemed "continuing" until cured or until waived in writing in accordance with Section 9.3.

 ARTICLE IX: ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS AND REMEDIES

         9.1. Termination of Commitments; Acceleration. If any Default described in Section 8.1(F) or 8.1(G) occurs with respect to the Parent, any Borrower or any Subsidiary, the obligations of the Lenders to make Loans hereunder and the obligation of the Issuing Bank to issue Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, (a) Revolving Lenders with Revolving Loan Pro Rata Shares greater than fifty percent (50%) may terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation of the Issuing Bank to issue Letters of Credit hereunder, or (b) the Required Lenders may declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrowers expressly waive.

         9.2. Defaulting Lender. In the event that any Lender fails to fund its Applicable Pro Rata Share of any Advance requested or deemed requested by the applicable Borrower, which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such Advance being hereinafter referred to as a "NON PRO RATA LOAN"), until the earlier of such Lender's cure of such failure and the termination of the Revolving Loan Commitments, the proceeds of all amounts thereafter repaid to the Administrative Agent by the applicable Borrower and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the applicable Borrower by the Administrative Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

              (i) the foregoing provisions of this Section 9.2 shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 2.10;

              (ii) any such Lender shall be deemed to have cured its failure to fund its Applicable Pro Rata Share of any Advance at such time as an amount equal to such Lender's original Applicable Pro Rata Share of the requested principal portion of such Advance is fully funded to the applicable Borrower, whether made by such Lender itself or by operation of the terms of this Section 9.2, and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;



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              (iii) amounts advanced to the applicable Borrower to cure, in full or in part, any such Lender's failure to fund its Applicable Pro Rata Share of any Advance ("CURE LOANS") shall bear interest at the rate applicable to Floating Rate Loans in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Floating Rate Loans;

              (iv) regardless of whether or not a Default has occurred or is continuing, and notwithstanding the instructions of the applicable Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Agreement, would be applied to the outstanding Floating Rate Loans shall be applied first, ratably to all Floating Rate Loans constituting Non Pro Rata Loans, second, ratably to Floating Rate Loans other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to Floating Rate Loans constituting Cure Loans;

              (v) for so long as and until the earlier of any such Lender's cure of the failure to fund its Applicable Pro Rata Share of any Advance and the termination of the Revolving Loan Commitments, the term "Required Lenders" for purposes of this Agreement shall mean Lenders (excluding all Lenders whose failure to fund their respective Applicable Pro Rata Share of such Advance have not been so cured) whose Pro Rata Shares represent greater than fifty percent (50%) of the aggregate Pro Rata Shares of such Lenders; and

              (vi) for so long as and until any such Lender's failure to fund its Applicable Pro Rata Share of any Advance is cured in accordance with Section 9.2(ii), (A) such Lender shall not be entitled to any commitment fees or non-use fees with respect to its Revolving Loan Commitment and (B) such Lender shall not be entitled to any letter of credit fees, which commitment fees and letter of credit fees shall accrue in favor of the Lenders which have funded their respective Applicable Pro Rata Share of such requested Advance, shall be allocated among such performing Lenders ratably based upon their relative Revolving Loan Commitments, and shall be calculated based upon the average amount by which the aggregate Revolving Loan Commitments of such performing Lenders exceeds the sum of (I) the outstanding principal amount of the Loans owing to such performing Lenders, plus
         (II) the outstanding Reimbursement Obligations owing to such performing Lenders, plus (III) the aggregate participation interests of such performing Lenders arising pursuant to Section 3.6 with respect to undrawn and outstanding Letters of Credit.

         9.3. Amendments. Subject to the provisions of this Article IX, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

              (i) Postpone or extend the Revolving Loan Termination Date, the Tranche A Term Loan Termination Date, the Tranche B Term Loan Termination Date or any other date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender (except with respect to (a) any modifications




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         of the provisions relating to amounts, timing or application of prepayments of Loans and other Obligations, which modification shall require only the approval of the Required Lenders; provided, however, that (x) if such modifications would affect the order of application of any mandatory prepayments to the Tranche A Term Loans, such modifications shall also require the approval of Lenders with Tranche A Pro Rata Shares equal to or greater than fifty percent (50%) or (y) if such modifications would affect the order of application of any mandatory prepayments to the Tranche B Term Loans, such modifications shall also require the approval of Lenders with Tranche B Pro Rata Shares equal to or greater than fifty percent (50%) and (b) a waiver of the application of the default rate of interest pursuant to Section
         2.11 hereof which waiver shall require only the approval of the Required Lenders).

              (ii) Reduce the principal amount of any Loans or L/C Obligations, or reduce the rate or extend the time of payment of interest or fees thereon (other than (i) a waiver of the application of the default rate of interest pursuant to Section 2.11 hereof, and (ii) as a result of a change in the definition of Leverage Ratio or any of the components thereof or the method of calculation thereof).

              (iii) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend the definitions of "Applicable Pro Rata Share", "Pro Rata Share", "Required Lenders", "Revolving Loan Pro Rata Share", "Tranche A Pro Rata Share" or "Tranche B Pro Rata Share".

              (iv) Increase the amount of the Revolving Loan Commitment, the Tranche A Term Loan Commitment or the Tranche B Term Loan Commitment of any Lender hereunder or increase any Lender's Revolving Loan Pro Rata Share, Tranche A Pro Rata Share, Tranche B Pro Rata Share or Pro Rata Share.

              (v) Permit a Borrower to assign its rights under this Agreement.

              (vi) Other than pursuant to a transaction permitted by the terms of this Agreement, release all or substantially all of the Collateral.

              (vii) Other than pursuant to a transaction permitted by the terms of this Agreement, release any Guarantor from its obligations under a Guaranty.

              (viii) Amend Section 13.3 or this Section 9.3.

No amendment of any provision of this Agreement relating to (a) the Administrative Agent shall be effective without the written consent of the Administrative Agent, (b) Swing Line Loans shall be effective without the written consent of the Swing Line Bank and (c) the Issuing Bank shall be effective without the written consent of the Issuing Bank. The Administrative Agent may waive payment of the fee required under Section 14.3(B) without obtaining the consent of any of the Lenders.

         The Administrative Agent may notify the other parties to this Agreement of any amendments to this Agreement which the Administrative Agent reasonably determines to be necessary as a result of the commencement of the third stage of the European Economic and



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Monetary Union. Notwithstanding anything to the contrary contained herein, any amendments so notified shall take effect in accordance with the terms of the relevant notification.

         9.4. Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the Borrowers to satisfy the conditions precedent to such Loan or issuance of such Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the requisite number of Lenders required pursuant to Section 9.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until all of the Termination Conditions shall have been satisfied.

                              ARTICLE X: GUARANTY

         10.1. Guaranty. For valuable consideration, the receipt of which is hereby acknowledged, and to induce the Lenders to make advances to each Borrower and to issue and participate in Letters of Credit and Swing Line Loans, the Parent hereby absolutely and unconditionally guarantees prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future Obligations of the Borrowers to the Administrative Agent, the Lenders, the Swing Line Bank, the Issuing Lenders, or any of them, under or with respect to the Loan Documents, whether for principal, interest, fees, expenses or otherwise (collectively, the "PARENT GUARANTEED OBLIGATIONS").

         10.2. Waivers; Subordination of Subrogation.

              (i) The Parent waives notice of the acceptance of this guaranty and of the extension or continuation of the Parent Guaranteed Obligations or any part thereof. The Parent further waives presentment, protest, notice of notices delivered or demand made on any Borrower or action or delinquency in respect of the Parent Guaranteed Obligations or any part thereof, including any right to require the Administrative Agent and the Lenders to sue any Borrower, any other guarantor or any other Person obligated with respect to the Parent Guaranteed Obligations or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Parent Guaranteed Obligations or any part thereof; provided, that if at any time any payment of any portion of the Parent Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any of the Borrowers or otherwise, the Parent's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had not been made and whether or not the Administrative Agent or the Lenders are in possession of this guaranty. The Administrative Agent and the Lenders shall have no obligation to disclose or discuss with the Parent their assessments of the financial condition of the Borrowers.



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              (ii) Until the Parent Guaranteed Obligations have been
         indefeasibly paid in full in cash, the Parent (i) shall have no right of subrogation with respect to such Parent Guaranteed Obligations and
         (ii) waives any right to enforce any remedy which the Holders of Secured Obligations or any Administrative Agent now have or may hereafter have against any Borrower, any endorser or any guarantor of all or any part of the Parent Guaranteed Obligations or any other Person, and the Parent waives any benefit of, and any right to participate in, any security or collateral given to the Holders of Secured Obligations and the Administrative Agent to secure the payment or performance of all or any part of the Parent Guaranteed Obligations or any other liability of any Borrower to the Holders of Secured Obligations. Should the Parent have the right, notwithstanding the foregoing, to exercise its subrogation rights, the Parent hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that it may have to the indefeasible payment in full in cash of the Parent Guaranteed Obligations and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Parent Guaranteed Obligations are indefeasibly paid in full in cash. The Parent acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and the Holders of Secured Obligations and shall not limit or otherwise affect the Parent's liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the Holders of Secured Obligations and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 10.2.

         10.3. Guaranty Absolute. This guaranty is a guaranty of payment and not of collection, is a primary obligation of the Parent and not one of surety, and the validity and enforceability of this guaranty shall be absolute and unconditional irrespective of, and shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Parent Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Parent Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral; (c) any waiver of any right, power or remedy with respect to the Parent Guaranteed Obligations or any part thereof or any agreement relating thereto or with respect to any collateral; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral, any other guarantees with respect to the Parent Guaranteed Obligations or any part thereof, or any other obligation of any Person with respect to the Parent Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Parent Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral; (f) the application of payments received from any source to the payment of obligations other than the Parent Guaranteed Obligations, any part thereof or amounts which are not covered by this guaranty even though the Administrative Agent and the Lenders might lawfully have elected to apply such payments to any part or all of the Parent Guaranteed Obligations or to amounts which are not covered by this guaranty; (g) any change in the ownership of any Borrower or the insolvency, bankruptcy or any other change in the legal status of any Borrower; (h) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Parent Guaranteed Obligations; (i) the failure of the Parent or any Borrower to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Parent Guaranteed Obligations or this guaranty, or to take any other action required in connection with the



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performance of all obligations pursuant to the Parent Guaranteed Obligations or this guaranty; (j) the existence of any claim, setoff or other rights which the Parent may have at any time against any Borrower, or any other Person in connection herewith or an unrelated transaction; or (k) any other circumstances, whether or not similar to any of the foregoing, which could constitute a defense to a guarantor; all whether or not the Parent shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (k) of this paragraph. It is agreed that the Parent's liability hereunder is several and independent of any other guarantees or other obligations at any time in effect with respect to the Parent Guaranteed Obligations or any part thereof and that the Parent's liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guarantees or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by any Borrower of the Parent Guaranteed Obligations in the manner agreed upon between the Borrower and the Administrative Agent and the Lenders.

         10.4. Acceleration. The Parent agrees that, as between the Parent on the one hand, and the Lenders and the Administrative Agent, on the other hand, the obligations of each Borrower guaranteed under this Article X may be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in Section 9.1 hereof for purposes of this Article X, notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting such Borrower or otherwise) preventing such declaration as against such Borrower and that, in the event of such declaration or automatic acceleration, such obligations (whether or not due and payable by such Borrower) shall forthwith become due and payable by the Parent for purposes of this Article X.

         10.5. Marshaling; Reinstatement. None of the Lenders nor the Administrative Agent nor any Person acting for or on behalf of the Lenders or the Administrative Agent shall have any obligation to marshal any assets in favor of the Parent or against or in payment of any or all of the Parent Guaranteed Obligations. If the Parent or any other guarantor of all or any part of the Parent Guaranteed Obligations makes a payment or payments to any Lender or the Administrative Agent, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Parent or any other guarantor or any other Person, or their respective estates, trustees, receivers or any other party, including, without limitation, the Parent, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Parent Guaranteed Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

         10.6. Termination Date. This guaranty shall continue in effect until the earlier of (a) the Facility Termination Date, and (b) the date on which this Agreement has otherwise expired or been terminated in accordance with its terms and all of the Parent Guaranteed Obligations have been paid in full in cash, subject to the proviso in Section 10.2.

                         ARTICLE XI: GENERAL PROVISIONS

         11.1. Survival of Representations. All representations and warranties of the Parent and the



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Borrowers contained in this Agreement shall survive delivery of this Agreement and the making of the Loans herein contemplated so long as any principal, accrued interest, fees, or any other amount due and payable under any Loan Document is outstanding and unpaid (other than contingent reimbursement and indemnification obligations) and so long as the Commitments have not been terminated.

         11.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrowers in violation of any limitation or prohibition provided by any applicable statute or regulation.

         11.3. Performance of Obligations. The Borrowers agree that the Administrative Agent may, but shall have no obligation to (i) at any time, pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against any Collateral to the extent any such Borrower is required by the terms hereof to pay any such amount, but has not done so and
(ii), after the occurrence and during the continuance of a Default, to make any other payment or perform any act required of the Borrowers under any Loan Document or take any other action which the Administrative Agent in its discretion deems necessary or desirable to protect or preserve the Collateral , including, without limitation, any action to (x) effect any repairs or obtain any insurance called for by the terms of any of the Loan Documents and to pay all or any part of the premiums therefor and the costs thereof and (y) pay any rents payable by any Borrower or other Subsidiary Guarantor which are more than thirty (30) days past due, or as to which the landlord has given notice of termination, under any lease. The Administrative Agent shall use its reasonable efforts to give the applicable Borrower notice of any action taken under this
Section 11.3 prior to the taking of such action or promptly thereafter provided the failure to give such notice shall not affect the applicable Borrower's obligations in respect thereof. The Borrowers agree to pay the Administrative Agent, upon demand, the principal amount of all funds advanced by the Administrative Agent under this Section 11.3, together with interest thereon at the rate from time to time applicable to Floating Rate Loans from the date of such advance until the outstanding principal balance thereof is paid in full. If any Borrower fails to make payment in respect of any such advance under this
Section 11.3 within one (1) Business Day after the date the applicable Borrower receives written demand therefor from the Administrative Agent, the Administrative Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Administrative Agent, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of such advance. If such funds are not made available to the Administrative Agent by such Lender within one (1) Business Day after the Administrative Agent's demand therefor, the Administrative Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Administrative Agent its Pro Rata Share of any such unreimbursed advance under this Section 11.3 shall neither relieve any other Lender of its obligation hereunder to make available to the Administrative Agent such other Lender's Pro Rata Share of such advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Administrative Agent. All outstanding principal of, and interest on, advances made under this Section 11.3 shall constitute Obligations secured by the Collateral until paid in full by the Borrowers.

         11.4. Headings. Section headings in the Loan Documents are for convenience of reference only,



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and shall not govern the interpretation of any of the provisions of the Loan
Documents.

         11.5. Entire Agreement. The Loan Documents and the fee letter agreement between the Administrative Agent, the Arranger, SIC and the Parent dated October 24, 2000 embody the entire agreement and understanding among the Borrowers, the Parent, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Parent, the Administrative Agent and the Lenders relating to the subject matter thereof.

         11.6. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other Lender (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         11.7. Expenses; Indemnification.

         (A) Expenses. The Parent and the Borrowers shall reimburse the Administrative Agent and the Arranger for any reasonable costs, any internal legal charges and any out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Administrative Agent, which attorneys and paralegals may be employees of the Administrative Agent) paid or incurred by the Administrative Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Parent and the Borrowers also agree to reimburse the Administrative Agent and the Arranger and the Lenders for any costs, any internal legal charges and any out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Administrative Agent and the Arranger and the Lenders, which attorneys and paralegals may be employees of the Administrative Agent or the Arranger or the Lenders) paid or incurred by the Administrative Agent or the Arranger or any Lender in connection with the collection of the Obligations and enforcement of the Loan Documents. In addition to expenses set forth above, the Parent and the Borrowers agree to reimburse the Administrative Agent, promptly after the Administrative Agent's request therefor, for each audit, or other business analysis performed by or for the benefit of the Lenders in connection with this Agreement or the other Loan Documents in an amount equal to the Administrative Agent's then customary charges for each person employed to perform such audit or analysis, plus all reasonable costs and expenses (including without limitation, travel expenses) incurred by the Administrative Agent in the performance of such audit or analysis. Administrative Agent shall provide the Parent and the Borrowers with a detailed statement of all reimbursements requested under this
Section 11.7(A).

         (B) Indemnity. The Parent and the Borrowers further agree to defend, protect, indemnify, and hold harmless the Administrative Agent, the Arranger and each and all of the Lenders and each of their respective Affiliates, and each of such Administrative Agent's, Arranger's, Lender's, or Affiliate's respective officers, directors, trustees, investment advisors, employees, attorneys and Administrative Agent (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article V) (collectively, the




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"INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not any of such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of:

              (i) this Agreement or any of the other Loan Documents or any of the Transaction Documents, or any act, event or transaction related or attendant thereto or to the Spin-Off Transactions, the making of the Loans, and the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by the Transaction Documents; or

              (ii) any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of the Parent, the Borrowers, their Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective property of the Parent, the Borrowers or their Subsidiaries, the presence of asbestos-containing materials at any respective property of the Parent, the Borrowers or their Subsidiaries or the Release or threatened Release of any Contaminant into the environment (collectively, the "INDEMNIFIED MATTERS");

provided, however, neither the Parent nor any Borrower shall have any obligation to an Indemnitee hereunder with respect to Indemnified Matters caused solely by or resulting solely from (i) the willful misconduct or Gross Negligence of such Indemnitee with respect to the Loan Documents or (ii) legal proceedings commenced against or disputes among the Administrative Agent or any Lender by any other Lender or its participants or the Administrative Agent so long as no Default has occurred or is continuing and such proceedings or disputes do not arise from actions taken at the request of the Parent or any of its Subsidiaries, in the case of either clause (i) or (ii), as determined by the final non-appealed judgment of a court of competent jurisdiction. If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Parent or the applicable Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

         (C) Waiver of Certain Claims; Settlement of Claims. Each of the Administrative Agent, the Arranger, the Parent and the Borrowers further agree to assert no claim against any of the Indemnitees or each other on any theory of liability seeking consequential, special, indirect, exemplary or punitive damages. No settlement shall be entered into by the Parent, the Borrowers or any of their respective Subsidiaries with respect to any claim, litigation, arbitration or other



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proceeding relating to or arising out of the transactions evidenced by this
Agreement, the other Loan Documents or in connection with the Spin-Off Transactions (whether or not the Administrative Agent or any Lender or any Indemnitee is a party thereto) unless such settlement releases all Indemnitees from any and all liability with respect thereto.

         (D) Survival of Agreements. The obligations and agreements of the Parent and the Borrowers under this Section 11.7 shall survive the termination of this Agreement.

         11.8. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts as may be requested by the Administrative Agent so that the Administrative Agent may furnish one to each of the Lenders, if appropriate.

         11.9. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

         11.10. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         11.11. Nonliability of Lenders. The relationship between the Borrowers and the Lenders and the Administrative Agent shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrowers. Neither the Administrative Agent nor any Lender undertakes any responsibility to any Borrower to review or inform any Borrower of any matter in connection with any phase of the Borrowers' business or operations.

         11.12. GOVERNING LAW. THE ADMINISTRATIVE AGENT ACCEPTS THIS AGREEMENT, ON BEHALF OF ITSELF AND THE LENDERS, AT CHICAGO, ILLINOIS BY ACKNOWLEDGING AND AGREEING TO IT THERE. ANY DISPUTE BETWEEN ANY BORROWER AND THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY OTHER HOLDER OF SECURED OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING Section 735 ILCS 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

         11.13. CONSENT TO JURISDICTION; VENUE; SERVICE OF PROCESS; JURY TRIAL.

         (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF




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THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR
OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

         (B) OTHER JURISDICTIONS. EACH BORROWER AGREES THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY OTHER HOLDER OF SECURED OBLIGATIONS SHALL HAVE THE RIGHT TO PROCEED AGAINST EACH BORROWER OR ITS RESPECTIVE PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER ANY BORROWER OR (2) REALIZE ON THE COLLATERAL GRANTED IN CONNECTION HEREWITH, OR (3) IN ORDER TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. EACH BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON IN A LOCATION OUTSIDE OF ILLINOIS TO REALIZE ON ANY SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON; PROVIDED THAT THE BORROWERS' RIGHT TO ASSERT PERMISSIVE COUNTERCLAIMS IN STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS SHALL BE PRESERVED. EACH BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (B).

         (C) VENUE. THE LENDERS, THE PARENT AND EACH BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

         (D) SERVICE OF PROCESS. EACH OF THE PARENT AND EACH BORROWER WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND IRREVOCABLY APPOINTS CT CORPORATION, WITH OFFICES AT 208 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60604, AS THE PARENT'S AND SUCH BORROWER'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS ISSUED BY ANY COURT. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

         (E) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY



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OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION
HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         11.14. Other Transactions. Each of the Administrative Agent, the Arranger, the Lenders, the Swing Line Bank, the Issuing Bank and the Borrowers acknowledge that the Lenders (or Affiliates of the Lenders) may, from time to time, effect transactions for their own accounts or the accounts of customers, and hold positions in loans or options on loans of the Borrowers, their Subsidiaries and other companies that may be the subject of this credit arrangement and nothing in this Agreement shall impair the right of any such Person to enter into any such transaction (to the extent it is not expressly prohibited by the terms of this Agreement) or give any other Person any claim or right of action hereunder as a result of the existence of the credit arrangements hereunder, all of which are hereby waived. In addition, certain Affiliates of one or more of the Lenders are or may be securities firms and as such may effect, from time to time, transactions for their own accounts or for the accounts of customers and hold positions in securities or options on securities of the Borrowers, their Subsidiaries and other companies that may be the subject of this credit arrangement and nothing in this Agreement shall impair the right of any such Person to enter into any such transaction (to the extent it is not expressly prohibited by the terms of this Agreement) or give any other Person any claim or right of action hereunder as a result of the existence of the credit arrangements hereunder, all of which are hereby waived. Each of the Administrative Agent, the Arranger and Arranger, the Lenders, the Swing Line Bank, the Issuing Bank and the Borrowers acknowledges and consents to these multiple roles, and further acknowledges that the fact that any such unit or Affiliate is providing another service or product or proposal therefor to the Borrowers or any of their respective Subsidiaries does not mean that such service, product, or proposal is or will be acceptable to any of the Administrative Agent, the Arranger and Arranger, the Lenders, the Swing Line Bank or the Issuing Bank.

         11.15. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         11.16. Subordination of Intercompany Indebtedness. Each of the Borrowers and the Parent (herein, the "LENDING ENTITY") agrees that any and all claims of such Lending Entity against any other Borrower, the Parent or any Obligated Entity with respect to any "Intercompany Indebtedness" (as hereinafter defined), (herein, the "OBLIGATED ENTITY") any endorser, obligor or any other guarantor of all or any part of the Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations and Hedging Obligations under Hedging Agreements; provided that, and not in contravention of the foregoing, so long as no Default has occurred and is continuing the Lending Entity may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness from each such Obligated Entity to the extent permitted by the terms of this Agreement and the other Loan




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Documents. Notwithstanding any right of the Lending Entity to ask, demand, sue for, take or receive any payment from any Obligated Entity, all rights, liens and security interests of the Lending Entity, whether now or hereafter arising and howsoever existing, in any assets of any Obligated Entity shall be and are subordinated to the rights of the Holders of Secured Obligations and the Administrative Agent in those assets. The Lending Entity shall have no right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations (other than contingent indemnity obligations) and the Hedging Obligations under Hedging Agreements shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document or Hedging Agreement among the Borrowers and the Holders of Secured Obligations (or any affiliate thereof) have been terminated. If all or any part of the assets of any Obligated Entity, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligated Entity, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligated Entity is dissolved or if substantially all of the assets of any such Obligated Entity are sold, then, and in any such event (such events being herein referred to as an "INSOLVENCY EVENT"), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligated Entity to the Lending Entity ("INTERCOMPANY INDEBTEDNESS") shall be paid or delivered directly to the Administrative Agent for application on any of the Obligations and Hedging Obligations under the Hedging Agreements, due or to become due, until such Obligations and Hedging Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the Lending Entity upon or with respect to the Intercompany Indebtedness after an Insolvency Event prior to the satisfaction of all of the Obligations (other than contingent indemnity obligations) and Hedging Obligations under Hedging Agreements and the termination of all financing arrangements pursuant to any Loan Document or Hedging Agreement among the Borrowers and the Holders of Secured Obligations (and their affiliates), the Lending Entity shall receive and hold the same in trust, as trustee, for the benefit of the Holders of Secured Obligations and shall forthwith deliver the same to the Administrative Agent, for the benefit of such Persons, in precisely the form received (except for the endorsement or assignment of the Lending Entity where necessary), for application to any of the Obligations and such Hedging Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Lending Entity as the property of the Holders of Secured Obligations. If the Lending Entity fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees are irrevocably authorized to make the same. Each Lending Entity agrees that until the Obligations (other than the contingent indemnity obligations) and such Hedging Obligations have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document or Hedging Agreement among the Borrowers and the Holders of Secured Obligations (and their affiliates) have been terminated, the Lending Entity will not assign or transfer to any Person (other than the Administrative Agent) any claim the Lending Entity has or may have against any Obligated Entity.

         11.17. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles. If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Parent or any of its Subsidiaries with the



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agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein ("ACCOUNTING CHANGES"), the parties hereto agree, at the Parent's request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Parent's and its Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Administrative Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations and all financial statements and reports required to be delivered hereunder shall be prepared in accordance with Agreement Accounting Principles without taking into account such Accounting Changes. In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment.

                     ARTICLE XII: THE ADMINISTRATIVE AGENT

         12.1. Appointment; Nature of Relationship. ABN AMRO is appointed by the Lenders as the Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article XII. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Holder of Secured Obligations by reason of this Agreement and that the Administrative Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent (i) does not assume any fiduciary duties to any of the Holders of Secured Obligations, (ii) is a "representative" of the Holders of Secured Obligations within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders, for itself and on behalf of its affiliates as Holders of Secured Obligations, agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Holder of Secured Obligations waives.

         12.2. Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Loan Documents except any action specifically provided by the Loan Documents required to be taken by the Administrative Agent.

         12.3. General Immunity. Neither the Administrative Agent nor any of its directors, officers, Administrative Agent or employees shall be liable to the Borrowers, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is found in a final



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judgment by a court of competent jurisdiction to have arisen solely from the
Gross Negligence or willful misconduct of such Person.

         12.4. No Responsibility for Loans, Creditworthiness, Collateral, Recitals, Etc. Neither the Administrative Agent nor any of its directors, officers, Administrative Agent or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered solely to the Administrative Agent; (iv) the existence or possible existence of any Default or (v) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Loan Documents, for the perfection or priority of the Liens on any of the Collateral, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Parent, the Borrowers or any of their respective Subsidiaries.

         12.5. Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all owners of Loans and on all Holders of Secured Obligations. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         12.6. Employment of Administrative Agent and Counsel. The Administrative Agent may execute any of its duties as the Administrative Agent hereunder and under any other Loan Document by or through employees, Administrative Agent, and attorney-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized Administrative Agent, for the default or misconduct of any such Administrative Agent or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document.

         12.7. Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

         12.8. The Administrative Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Pro Rata Shares (i) for any amounts not reimbursed by any Borrower for which the Administrative Agent is




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entitled to reimbursement by any Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of the Administrative Agent.

         12.9. Rights as a Lender. With respect to its Revolving Loan Commitment, its Tranche A Term Loan Commitment, Tranche B Term Loan Commitment, Loans made by it, and Letters of Credit issued by it, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" or "Issuing Bank" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Parent or any of its Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.

         12.10. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on the financial statements prepared by the Parent and the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         12.11. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. Notwithstanding anything herein to the contrary, so long as no Default has occurred and is continuing, each such successor Administrative Agent shall be subject to approval by the Borrowers, which approval shall not be unreasonably withheld or delayed. Such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and




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under the other Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

         12.12. Collateral Documents.

         (A) Authority to Take Action. Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Holder of Secured Obligations (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Holders of Secured Obligations upon the terms of the Collateral Documents.

         (B) Authority to Execute and Deliver. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Obligations, the Administrative Agent is hereby authorized to execute and deliver on behalf of the Holders of Secured Obligations any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Holders of Secured Obligations.

         (C) Authority to Release Liens. The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby; (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this Section 12.12(C).

         (D) Additional Authority. Upon any sale or transfer of assets constituting Collateral which is expressly permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and as soon as practicable, but in any event no later than five (5) Business Days' following the written request by the Borrowers, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Holders of Secured Obligations herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Borrowers or any Subsidiary in respect of) all interests retained by the Borrowers or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.



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         12.13. No Duties Imposed on Syndication Agent, Documentation Agent or
Arranger. None of the Persons identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as a "Syndication Agent" or "Documentation Agent" or "Arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than if such Person is a Lender, those applicable to all Lenders as such. Without limiting the foregoing, none of the Persons identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as a "Syndication Agent" or "Documentation Agent" or "Arranger" shall have or be deemed to have any fiduciary duty to or fiduciary relationship with any Lender. In addition to the agreement set forth in Section 12.10, each of the Lenders acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                     ARTICLE XIII: SETOFF; RATABLE PAYMENTS

         13.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs and is continuing, any Indebtedness from any Lender to any of the Borrowers (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due and whether or not the Obligations are fully secured.

         13.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 4.1, 4.2 or 4.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligation or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the obligations owing to them. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

         13.3. Application of Payments. Subject to the provisions of Section 9.2, the Administrative Agent shall, unless otherwise specified at the direction of the Required Lenders which direction shall be consistent with the last two sentences of this Section 13.3, apply all payments and prepayments in respect of any Obligations and all proceeds of the Collateral in the following order:

              (i) first, the ratable payment of interest on and then principal of any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the applicable Borrower;

              (ii) second, to the ratable payment of interest on and then principal of any advance made under Section 11.3 for which the Administrative Agent has not then been paid by the applicable Borrower or reimbursed by the Lenders;



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              (iii) third, to the ratable payment of the Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Administrative Agent;

              (iv) fourth, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders, the Swing Line Bank and the Issuing Bank;

              (v) fifth, to pay interest due in respect of Swing Line Loans;

              (vi) sixth, to pay interest due in respect of Loans (other than Swing Line Loans) and L/C Obligations;

              (vii) seventh, to the ratable payment or prepayment of principal outstanding on Swing Line Loans;

              (viii) eighth, subject to Section 2.5(B), to the ratable payment or prepayment of principal outstanding on Loans (other than Swing Line Loans) and Reimbursement Obligations in such order as the Administrative Agent may determine in its sole discretion;

              (ix) ninth, to the ratable payment or prepayment of Hedging Obligations under Hedging Agreements in such order as the Administrative Agent may determine in its sole discretion;

              (x) tenth, to provide required cash collateral, if required pursuant to Section 3.11; and

              (xi) eleventh, to the ratable payment of all other Obligations.

Unless otherwise designated (which designation shall only be applicable prior to the occurrence and during the continuance of a Default) by the Borrowers, all principal payments in respect of Loans (other than Swing Line Loans) shall be applied first, to repay outstanding Floating Rate Loans, and then to repay outstanding Eurocurrency Rate Loans with those Eurocurrency Rate Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods. The order of priority set forth in this Section
13.3 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent, the Lenders, the Swing Line Bank and the Issuing Bank as among themselves. The order of priority set forth in clauses (iv) through (x) of this Section 13.3 may at any time and from time to time be changed by all of the Lenders without necessity of notice to or consent of or approval by the Borrowers, or any other Person; provided, that the order of priority of payments in respect of Swing Line Loans may be changed only with the prior written consent of the Swing Line Bank. The order of priority set forth in clauses (i) through (iii) of this Section 13.3 may be changed only with the prior written consent of the Administrative Agent, and, in the case of clause (iii), with the prior written consent of the Arranger.

         13.4. Relations Among Lenders.

         (A) No Action Without Consent. Except with respect to the exercise of set-off rights of any Lender in accordance with Section 12.1, the proceeds of which are applied in accordance with this Agreement, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Borrowers in connection with this Agreement or the other Loan Documents or any other obligor hereunder or with respect to any Collateral or Loan Document, without the prior



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written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, at the direction of the Administrative Agent.

         (B) Not Partners; No Liability. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce on the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

         ARTICLE XIV: BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         14.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns, except that (A) no Borrower shall have any right to assign its rights or obligations under the Loan Documents without the consent of all of the Lenders, and any such assignment in violation of this Section 14.1(A) shall be null and void, and (B) any assignment by any Lender must be made in compliance with Section 14.3 hereof. Notwithstanding clause (B) of this Section 14.1 or Section 14.3, (i) any Lender may at any time, without the consent of the Parent, any Borrower or the Administrative Agent, assign all or any portion of its rights under this Agreement to a Federal Reserve Bank and (ii) any Lender which is a fund or commingled investment vehicle that invests in commercial loans in the ordinary course of its business may at any time, without the consent of the Parent, any Borrower or the Administrative Agent, pledge or assign all or any part of its rights under this Agreement to a trustee or other representative of holders of obligations owed or securities issued by such Lender as collateral to secure such obligations or securities; provided, however, that no such assignment or pledge shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat each Lender as the owner of the Loans made by such Lender hereunder for all purposes hereof unless and until such Lender complies with Section 14.3 hereof in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Loan, Commitment, L/C Interest or any other interest of a Lender under the Loan Documents agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of any Loan, shall be conclusive and binding on any subsequent owner, transferee or assignee of such Loan.

         14.2. Participations.

         (A) Permitted Participants; Effect. Subject to the terms set forth in this Section 14.2, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Revolving Loan Commitment of such Lender, any L/C Interest of such Lender or any other interest of such Lender under the Loan Documents on a pro rata or non-pro rata basis. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall




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remain the owner of all Loans made by it for all purposes under the Loan
Documents, all amounts payable by the applicable Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the applicable Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents except that, for purposes of Article IV hereof, the Participants shall be entitled to the same rights as if they were Lenders.

         (B) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan, Letter of Credit or Revolving Loan Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable pursuant to the terms of this Agreement with respect to any such Loan or Revolving Loan Commitment, extends the Termination Date, the Tranche A Term Loan Termination Date or the Tranche B Term Loan Termination Date, or postpones any date fixed for any regularly-scheduled payment (but not any prepayment) of principal of, or interest or fees on, any such Loan or Revolving Loan Commitment, or releases all or substantially all of the Collateral, if any, securing any such Loan or Letter of Credit.

         (C) Benefit of Setoff. The Borrowers agree that each Participant shall be deemed to have the right of setoff provided in Section 13.1 hereof in respect to its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 13.1 hereof with respect to the amount of participating interests sold to each Participant except to the extent such Participant exercises its right of setoff. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 13.1 hereof, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 13.2 as if each Participant were a Lender.

         14.3. Assignments.

         (A) Permitted Assignments.

              (i) Any Lender (each such assigning Lender under this Section 14.3 being a "SELLER") may, in accordance with applicable law, at any time assign to one or more banks or other entities (other than the Borrowers or any of their Affiliates) ("PURCHASERS") that are, at the time of such assignment, entitled to receive interest on the Obligations being assigned to such institution without such payment being subject to any withholding taxes and, in the case of assignments of the Revolving Loan Commitments, are able to make Eurocurrency Rate Loans in the Agreed Currencies, all or a portion of its rights and obligations under this Agreement (including, without limitation, its Revolving Loan Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit and Swing Line Loans, and its obligation to participate in additional Letters of Credit and Swing Line Loans hereunder) in accordance with the provisions of this Section 14.3. Each assignment shall be of a ratable or non-pro rata percentage of all of the Seller's rights and obligations under this Agreement (it being understood that Lenders with Tranche A Pro Rata Shares greater than zero may assign a portion of their interest in the Tranche A Term Loans without assigning any other




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         interest and Lenders with Tranche B Pro Rata Shares greater than zero may assign a portion of their interest in the Tranche B Term Loans without assigning any other interest). Such assignment shall be substantially in the form of Exhibit D hereto and shall not be permitted hereunder unless such assignment is either for all of such Seller's rights and obligations under the Loan Documents or, without the prior written consent of the Administrative Agent, involves loans and commitments in an aggregate amount of at least $1,000,000 and integral multiples of $1,000,000 in excess thereof (which minimum amount (i) shall not apply to any assignment between Lenders, or to an Approved Fund or Affiliate of any Lender, and (ii) in any event may be waived by the Administrative Agent). The written consent of the Administrative Agent, and, prior to the occurrence of a Default, and only with respect to any assignment other than to another Lender or an Affiliate or Approved Fund of any Lender, the Parent (which consent, in each such case, shall not be unreasonably withheld or delayed), shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender, an Affiliate of such assigning Lender or Approved Fund of such assigning Lender; provided, no consent of the Parent shall be required in connection with any assignment by any Tranche B Term Loan Lender consummated after consultation with the Parent during the Syndication Period.

              (ii) Notwithstanding anything to the contrary contained herein, any Lender (each such Lender, a "GRANTING BANK") may grant to a conduit or special purpose funding vehicle (each such special purpose funding vehicle, a "CONDUIT"), identified as such in writing from time to time by the applicable Granting Bank to the Administrative Agent and the Parent, the option to provide to the Borrowers all or any part of any Advance that such Granting Bank would otherwise be obligated to make to the applicable Borrower pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any Conduit to make any Advance, (ii) if a Conduit elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the applicable Granting Bank shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by any Conduit hereunder shall utilize the Revolving Loan Commitment of the applicable Granting Bank to the same extent, and as if, such Advance were made by such Granting Bank. Each party hereto hereby agrees that no Conduit shall be liable for any indemnity or other similar payment obligation under this Agreement (all liability for which shall remain with the applicable Granting Bank). All notices hereunder to any Granting Bank or the related Conduit, and all payments in respect of the Obligations due to such Granting Bank or the related Conduit, shall be made to such Granting Bank. In addition, each Granting Bank shall vote as a Lender hereunder without giving effect to any assignment under this Section 14.3(A)(ii), and no Conduit shall have any vote as a Lender under this Agreement for any purpose. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any Conduit, it will not institute against, or join any other person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this
         Section 14.3, any Conduit may (i) with notice to, but without the prior written consent of, the Parent and the Administrative Agent and without paying any processing or administrative fee therefor, assign all or a portion of its interests in any Advances to the Granting Bank or to any financial institutions




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         (consented to by the Parent and the Administrative Agent in accordance with the terms of Section 14.3(A)(i)) providing liquidity and/or credit support to or for the account of such Conduit to support the funding or maintenance of Advances and (ii) disclose on a confidential basis any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such Conduit. This Section 14.3(A)(ii) may not be amended without the written consent of each Conduit affected thereby.

         (B) Effect; Effective Date. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Appendix I to Exhibit D hereto (a "NOTICE OF ASSIGNMENT"), together with any consent required by Section 14.3(A) hereof, (ii) payment of a $2,500 fee to the Administrative Agent for processing such assignment, and (iii) the completion of the recording requirements in Section 14.3(C), such assignment shall become effective on the later of such date when the requirements in clauses (i), (ii), and (iii) are met or the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment, Loans and L/C Obligations under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser, if not already a Lender, shall for all purposes be a Lender party to this Agreement and any other Loan Documents executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by any Borrower, the Lenders or the Administrative Agent shall be required to release the Seller with respect to the percentage of the Aggregate Revolving Loan Commitment, Loans and Letter of Credit, and Swing Line Loan participations assigned to such Purchaser; provided, however, that notwithstanding the foregoing, the Seller shall retain the benefit of the indemnification obligations of the Parent and its Subsidiaries under this Agreement and the other Loan Documents for the period prior to the effective date of such assignment. Upon the consummation of any assignment to a Purchaser pursuant to this Section 14.3(B), the Seller, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, to the extent notes have been issued to evidence any of the transferred Loans, replacement notes are issued to such Seller and new notes or, as appropriate, replacement notes, are issued to such Purchaser, in each case in principal amounts reflecting their Revolving Loan Commitment, Tranche A Term Loans or Tranche B Term Loans, as applicable, as adjusted pursuant to such assignment.

         (C) The Register. Notwithstanding anything to the contrary in this Agreement, each Borrower hereby designates the Administrative Agent, and the Administrative Agent, hereby accepts such designation, to serve as such Borrower's contractual representative solely for purposes of this Section 14.3(C). In this connection, the Administrative Agent shall maintain at its address referred to in Section 15.1 a copy of each assignment delivered to and accepted by it pursuant to this Section 14.3 and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Revolving Loan Commitment of, principal amount of and interest on the Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this Section 14.3. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Parent and each of their respective Subsidiaries, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The




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Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         14.4. Confidentiality. Subject to Section 14.5, the Administrative Agent and the Lenders and their respective representatives, consultants and advisors shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and identified as such by the Parent or the Borrowers in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound commercial lending or investment practices and in any event may make disclosure reasonably required by a prospective Transferee in connection with the contemplated participation or assignment or as required or requested by any Governmental Authority or any securities exchange or similar self-regulatory organization or representative thereof or pursuant to a regulatory examination or legal process, or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor, and shall require any such Transferee to agree (and require any of its Transferees to agree) to comply with this Section 14.4. In no event shall the Administrative Agent or any Lender be obligated or required to return any materials furnished by the Parent or the Borrowers; provided, however, each prospective Transferee shall be required to agree that if it does not become a participant or assignee it shall return all materials furnished to it by or on behalf of the Parent or the Borrowers in connection with this Agreement.

         14.5. Dissemination of Information. The Parent and each Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the Parent, the Borrowers, their Subsidiaries and the Collateral; provided that prior to any such disclosure, such prospective Transferee shall agree to preserve in accordance with Section 14.4 the confidentiality of any confidential information described therein.

                              ARTICLE XV: NOTICES

         15.1. Giving Notice. Except as otherwise permitted by Section 2.14 with respect to Borrowing/Election Notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Documents shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given three (3) Business Days after mailed; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes); or any notice, if transmitted by courier, one (1) Business Day after deposit with a reputable overnight carrier service, with all charges paid. For all purposes under this Agreement and the other Loan Documents, delivery of any notice to the Parent or any of the Borrowers shall be deemed to have been delivered to the Parent and each of the Borrowers.

         15.2. Change of Address. The Borrowers, the Parent, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.



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                           ARTICLE XVI: COUNTERPARTS

                  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Parent, the Borrowers, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by telex or telephone, that it has taken such action.

                  [Remainder of This Page Intentionally Blank]




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
         IN WITNESS WHEREOF, the Parent, the Borrowers, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

                                             SYBRON DENTAL MANAGEMENT, INC.,
                                             as a Borrower


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:

                                             Address:

                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------
                                             Attention:
                                             Telephone No.:
                                             Facsimile No.:


                                             KERR CORPORATION, as a Borrower


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:

                                             Address:

                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------
                                             Attention:
                                             Telephone No.:
                                             Facsimile No.:

                                             ORMCO CORPORATION, as a Borrower


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:

                                             Address:

                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------
                                             Attention:
                                             Telephone No.:
                                             Facsimile No.:


                                             SYBRON DENTAL SPECIALTIES, INC.,
                                             as the Parent


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:

                                             Address:

                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------
                                             Attention:
                                             Telephone No.:
                                             Facsimile No.:

                                             ABN AMRO BANK N.V., as
                                             Administrative Agent, the Issuing
                                             Bank, the Swing Line Bank and as a
                                             Lender


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:
                                             Address:


                                             Attention:
                                             Telephone No.:
                                             Facsimile No.:

                                             THE CHASE MANHATTAN BANK, as
                                             Syndication Agent and as a Lender


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:
                                             Address:


                                             Attention:
                                             Telephone No.:
                                             Facsimile No.:

                                             FIRST UNION NATIONAL BANK, as
                                             Documentation Agent and as a Lender


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:
                                             Address:


                                             Attention:
                                             Telephone No.:
                                             Facsimile No.:


                            [OTHER LENDERS TO FOLLOW]